Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-266456

PROSPECTUS

HSBC Holdings plc

Offers to Exchange

$222,042,000 7.35% aggregate principal amount of Subordinated Notes Due 2032

$483,613,000 7.625% aggregate principal amount of Subordinated Notes Due 2032

$4,300,000 7.625% aggregate principal amount of Subordinated Notes Due 2032

$2,000,000,000 6.5% aggregate principal amount of Subordinated Notes Due 2036

$2,500,000,000 6.5% aggregate principal amount of Subordinated Notes Due 2037

$1,500,000,000 6.8% aggregate principal amount of Subordinated Notes Due 2038

The Exchange Offers will expire at 11:59 p.m., New York City time, on September 13, 2022 (such date and time, as may be extended, the “Expiration Deadline”). Holders of Original Notes (as defined herein) must validly tender their Original Notes prior to the Expiration Deadline and not validly withdraw their Original Notes prior to the Expiration Deadline in order to be eligible to receive the Total Consideration (as defined herein).

HSBC Holdings plc (the “Issuer”) is offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal (together, the “Offer Documents”), to exchange any and all validly tendered (and not validly withdrawn) and accepted notes of the following existing series for new notes of a corresponding series to be issued by the Issuer as described, and for the consideration summarized in, the table below.

ISIN / CUSIP No.	Existing notes to be exchanged (collectively, the “Original Notes” and each, a “series”)	Aggregate principal amount outstanding	New notes to be issued in exchange (collectively, the “Exchange Notes” and each, a “series”)	Exchange Consideration (principal amount)(1)	Participation Cash Incentive(4)	Total Consideration(1)(2)
US404280AE90 / 404280AE9	7.35% Subordinated Notes Due 2032 (the “Original 7.35% Notes due 2032”)	$222,042,000	7.35% Subordinated Notes Due 2032 (the “Exchange 7.35% Notes due 2032”)	$1,000	$15	$1,015

US404280AF65/ 404280AF6	7.625% Subordinated Notes Due 2032 (the “A Original 7.625% Notes due 2032”)	$483,613,000	7.625% Subordinated Notes Due 2032 (the “Exchange 7.625% Notes due 2032”)	$1,000	$15	$1,015

Rule 144A Notes: US404280AD18/ 404280AD1	7.625% Subordinated Notes Due 2032 (the “B Original 7.625% Notes due 2032”)(3)	$4,300,000	Exchange 7.625% Notes due 2032	$1,000	$15	$1,015

Reg S Notes: USG4634UAV47/G4634UAV4

US404280AG49/ 404280AG4	6.5% Subordinated Notes Due 2036 (the “Original Notes due 2036”)	$2,000,000,000	6.5% Subordinated Notes Due 2036 (the “Exchange Notes due 2036”)	$1,000	$15	$1,015

US404280AH22/ 404280AH2	6.5% Subordinated Notes Due 2037 (the “Original Notes due 2037”)	$2,500,000,000	6.5% Subordinated Notes Due 2037 (the “Exchange Notes due 2037”)	$1,000	$15	$1,015

US404280AJ87/ 404280AJ8	6.8% Subordinated Notes Due 2038 (the “Original Notes due 2038”)	$1,500,000,000	6.8% Subordinated Notes Due 2038 (the “Exchange Notes due 2038”)	$1,000	$15	$1,015

(1)

Consideration per $1,000 principal amount of the applicable series of Original Notes validly tendered and accepted for exchange. Holders of Original Notes must tender a minimum aggregate principal amount of $200,000 of a series of Original Notes in order to participate in the Exchange Offer for such series.

(2)	Includes the Participation Cash Incentive (as defined below) payable for the applicable series of Original Notes validly tendered and not validly withdrawn prior to the Expiration Deadline.
(3)

The B Original 7.625% Notes due 2032 are not registered under the Securities Act and were issued and sold by the Issuer in reliance upon an exemption from the registration requirements of the Securities Act.

(4)	Participation Cash Incentive per $1,000 principal amount of Original Notes validly tendered and accepted for exchange pursuant to the Exchange Offer.

We refer to these offers collectively as the “Exchange Offers” and each, an “Exchange Offer.”

See “Risk Factors” beginning on page 15 of this prospectus for a description of certain factors relating to the decision to tender your Original Notes in the Exchange Offers and to an investment in the Exchange Notes.

Each series of Exchange Notes will have the same interest rate, interest payment dates and maturity date as those of the corresponding series of Original Notes. However, the B Original 7.625% Notes due 2032, which are not registered under the Securities Act, will be exchanged for new registered securities which will not be subject to transfer restrictions, the Exchange 7.625% Notes due 2032. See “Comparison of Material Differences Between the B Original 7.625% Notes due 2032 and the Exchange 7.625% Notes due 2032” and “Risk Factors—Some of the Original Notes not exchanged or rejected from the Exchange Offer will be treated differently from the Exchange Notes.” As further described in this prospectus, the minimum denomination of the Exchange 7.35% Notes due 2032 and the Exchange 7.625% Notes due 2032 will be higher than the minimum denomination of the corresponding series of Original Notes. In addition, the terms of the Exchange Notes will differ from the terms of the Original Notes in certain respects. In particular, under the terms of the Exchange Notes, holders will agree to be bound by and consent to the exercise of any UK bail-in power by the relevant UK resolution authority, as described in more detail in this prospectus. The terms of the Exchange Notes will also contain updated provisions relating to the tax redemption, defaults and the payment of Additional Amounts (as defined below) reflecting recent legislative and regulatory developments, as well as modifications to their form and listing venue. See “Comparison of Material Differences Between the Original Notes and the Exchange Notes” and “Risk Factors—Under the terms of the Exchange Notes, you will agree to be bound by the exercise of any UK bail-in power by the relevant UK resolution authority”.

Exchange Notes will be issued in the following minimum denominations:

Exchange Notes	Minimum Denomination
Exchange 7.35% Notes due 2032	$200,000 and integral multiples of $1,000 in excess thereof
Exchange 7.625% Notes due 2032	$200,000 and integral multiples of $1,000 in excess thereof
Exchange Notes due 2036	$100,000 and integral multiples of $1,000 in excess thereof
Exchange Notes due 2037	$100,000 and integral multiples of $1,000 in excess thereof
Exchange Notes due 2038	$100,000 and integral multiples of $1,000 in excess thereof

Holders of Original Notes must tender a minimum aggregate principal amount of $200,000 of a series of Original Notes in order to participate in the Exchange Offer for such series. Original Notes of a series having an aggregate principal amount of less than $200,000 will not be accepted for exchange in any of the Exchange Offers.

In exchange for each $1,000 principal amount of Original Notes of a series (subject to a minimum tender of $200,000 aggregate principal amount of Original Notes of such series) that is validly tendered and not validly withdrawn prior to the Expiration Deadline of the relevant Exchange Offer, holders will be eligible to receive the total consideration set out in the table above (the “Total Consideration”), comprising $1,000 principal amount of Exchange Notes of the corresponding series (“Exchange Consideration”) and the cash component specified in the table above (the “Participation Cash Incentive”).

No accrued but unpaid interest will be paid on the Original Notes in connection with the Exchange Offers. Instead, the first interest payment for each series of Exchange Notes issued in the exchange will have accrued from the most recent interest payment date for such tendered Original Notes.

The Exchange Offers will expire immediately following the Expiration Deadline. You may withdraw tenders of Original Notes at any time prior to the Expiration Deadline of the relevant Exchange Offer.

Each series of Exchange Notes will be registered under the Securities Act. The transfer restrictions applicable to the B Original 7.625% Notes due 2032, which have not been registered under the Securities Act, will not apply to the Exchange 7.625% Notes due 2032.

We will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offers. The Original Notes surrendered and exchanged for the Exchange Notes will be retired and canceled. Accordingly, the issuance of the Exchange Notes will not result in any increase in our outstanding indebtedness.

Concurrently with the Exchange Offers, we are offering to purchase for cash Original 7.35% Notes due 2032, A Original 7.625% Notes due 2032 and B Original 7.625% Notes due 2032 (the “Cash Tender Notes”), up to a maximum aggregate principal amount of $70,000,000, solely to holders of such Cash Tender Notes that are Cash Tender Offer Qualified Holders (as defined below), under the terms and conditions of the offer to purchase dated as of August 2, 2022, as amended as of the date hereof (the “Offer to Purchase”), a copy of which may be obtained from the Exchange Agent (the “Concurrent Cash Tender Offers”). Holders that are “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“QIBs”) are not Cash Tender Offer Qualified Holders and are not permitted to participate in the Concurrent Cash Tender Offers. All other holders of Cash Tender Notes that hold less than $200,000 in principal amount of each series of Cash Tender Notes are eligible to participate in the Concurrent Cash Tender Offers (such other holders, the “Cash Tender Offer Qualified Holders”). Holders participating in the Concurrent Cash Tender Offers are required to certify that they are Cash Tender Offer Qualified Holders.

The Original 7.35% Notes due 2032, the A Original 7.625% Notes due 2032 and the B Original 7.625% Notes due 2032 are listed on the London Stock Exchange (“LSE”); the Original 7.35% Notes due 2032, the A Original 7.625% Notes due 2032, the Original Notes due 2036, the Original Notes due 2037 and the Original Notes due 2038 are listed on the New York Stock Exchange (“NYSE”). Application will be made to list the Exchange Notes on the NYSE in accordance with its rules.

The Exchange Notes are not deposit liabilities and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction. The Exchange Notes do not have the benefit of any agency or governmental guarantee.

Neither the Securities and Exchange Commission (the “SEC”), nor any state securities commission has approved or disapproved of these securities or passed upon the merits or fairness of the Exchange Offers or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is not a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”), and the Prospectus Regulation as it forms part of United Kingdom (“UK”) domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”).

Each series of Exchange Notes will be represented by one or more global notes registered in the name of The Depository Trust Company, which we refer to as “DTC,” or its nominee. Beneficial interests in the Exchange Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants, including Clearstream Banking, S.A., which we refer to as “Clearstream, Luxembourg,” or Euroclear Bank, SA/NV, which we refer to as “Euroclear.” See “Book-entry, Delivery and Form of Securities.”

The Dealer Manager for the Exchange Offers is:

HSBC Securities (USA) Inc.

The date of this prospectus is August 30, 2022

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WE ARE RESPONSIBLE FOR THE INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND IN ANY RELATED FREE-WRITING PROSPECTUS WE PREPARE OR AUTHORIZE. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY OTHER INFORMATION, AND WE TAKE NO RESPONSIBILITY FOR ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. WE ARE NOT, AND THE DEALER MANAGER IS NOT, MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS AND IN ANY RELATED FREE-WRITING PROSPECTUS WE PREPARE OR AUTHORIZE, AS WELL AS INFORMATION WE HAVE PREVIOUSLY FILED WITH THE SEC AND INCORPORATED BY REFERENCE, IS ACCURATE AS OF ANY DATE OTHER THAN THEIR RESPECTIVE DATES. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES.

This prospectus does not constitute an invitation to participate in the Exchange Offers in any jurisdiction in which, or to any person to or from whom, it is unlawful to make such invitation or for there to be such participation under applicable securities laws. The distribution of this prospectus in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus comes are required by us, the Dealer Manager and the Exchange Agent and Information Agent to inform themselves about, and to observe, any such restrictions.

No action has been or will be taken in any jurisdiction by us, the Dealer Manager and the Exchange Agent and Information Agent in relation to the Exchange Offers that would permit a public offering of securities.

Notice to Investors in the European Economic Area

This prospectus has been prepared on the basis that the Exchange Offer in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for any offer of Exchange Notes.

Notice to Investors in the United Kingdom

This prospectus has been prepared on the basis that the Exchange Offer in the United Kingdom (“UK”) will be made pursuant to an exemption under section 86 of the Financial Services and Markets Act 2000 (the “FSMA”) from the requirement to publish a prospectus for any offer of Exchange Notes.

The communication of this prospectus and any other documents or materials relating to the Exchange Offers are not being made and such documents and/or materials have not been approved by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus and such documents and/or materials are not being distributed to, and must not be passed on to, persons in the UK other than (i) to those persons who are within Article 43 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”), including existing members or creditors of the Issuer, or (ii) to any other persons to whom it may otherwise lawfully be made (all such persons together being referred to as “Relevant Persons”) and the transactions contemplated herein will be available only to, and engaged in only with, Relevant Persons. Any person who is not a Relevant Person should not act on or rely on this prospectus or any of its contents.

Notice to Investors in Belgium

Neither this prospectus nor any other documents or materials relating to the Exchange Offers have been or will be notified to, and neither this prospectus nor any other documents or materials relating to the Exchange Offers have been or will be approved by, the Belgian Financial Services and Markets Authority (Autoriteit voor Financiële Diensten en Markten/Autorité des Services et Marchés Financiers). The Exchange Offers may

therefore not be made in Belgium by way of a public takeover bid (openbaar overnamebod/offre publique d’acquisition) as defined in Article 3 of the Belgian law of 1 April 2007 on public takeover bids, as amended (the “Belgian Takeover Law”) nor by way of an offer to the public as defined in the Prospectus Regulation, save in those circumstances where a private placement exemption is available.

The Exchange Offers are conducted exclusively under applicable private placement exemptions. The Exchange Offers may therefore not be advertised and the Exchange Offers will not be extended, and neither this prospectus nor any other documents or materials relating to the Exchange Offers have been or will be distributed or made available, directly or indirectly, to any person in Belgium other than (i) to qualified investors within the meaning of Article 2(e) of the Prospectus Regulation and (ii) in any circumstances set out in Article 6, §4 of the Belgian Takeover Law and/or Article 1(4) of the Prospectus Regulation.

This prospectus has been issued for the personal use of the above-mentioned qualified investors only and exclusively for the purpose of the Exchange Offers. Accordingly, the information contained in this prospectus may not be used for any other purpose nor may it be disclosed to any other person in Belgium.

Notice to Investors in Italy

None of this prospectus or any other documents or materials relating to the Exchange Offers have been or will be submitted to the clearance procedure of the Commissione Nazionale per le Società e la Borsa (CONSOB) pursuant to Italian laws and regulations.

The Exchange Offers are being carried out in the Republic of Italy as an exempted offer pursuant to article 101-bis, paragraph 3-bis of the Legislative Decree No. 58 of 24 February 1998, as amended (the “Financial Services Act”) and article 35-bis, paragraph 4 of CONSOB Regulation No. 11971 of 14 May 1999, as amended (the “Issuers’ Regulation”).

A holder of Original Notes located in the Republic of Italy can tender Original Notes for exchange pursuant to the Exchange Offers through authorised persons (such as investment firms, banks or financial intermediaries permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 20307 of 15 February 2018, as amended from time to time, and Legislative Decree No. 385 of September 1, 1993, as amended) and in compliance with applicable laws and regulations or with requirements imposed by CONSOB or any other Italian authority.

Each intermediary must comply with the applicable laws and regulations concerning information duties vis-à-vis its clients in connection with the Original Notes or the Exchange Offers.

Notice to Investors in Hong Kong

The Exchange Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.

No advertisement, invitation or document relating to the Exchange Notes (including this prospectus) has been issued or been in the possession of the Dealer Manager for the purposes of issue, and will not be issued or be in the possession of the Dealer Manager for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Exchange Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

Notice to Investors in France

This prospectus and any other offering material relating to the Exchange Offers may not be distributed in the Republic of France except to qualified investors as defined in Article 2(e) of the Prospectus Regulation. Neither this prospectus, nor any other such offering material has been or will be submitted for clearance to, nor approved by the Autorité des Marchés Financiers.

Notice to Investors in Canada

The Exchange Offers and any solicitation in respect thereof, and the sale of the Exchange Notes, are not being made, directly or indirectly, in Canada or to holders of the Original Notes who are resident and/or located in any province or territory of Canada. This prospectus has not been filed with any securities commission or similar regulatory authority in Canada in connection with the Exchange Offers, and the Exchange Notes have not been, and will not be, qualified for sale under the securities laws of Canada or any province or territory thereof and no securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus, any other documents or materials relating to the Exchange Offers or the merits of the Exchange Notes and any representation to the contrary is an offence. Accordingly, Canadian holders of the Original Notes are hereby notified that, to the extent such holders of Original Notes are persons or entities resident and/or located in Canada, the Exchange Offers are not available to them and they may not accept the Exchange Offers. As such, any tenders of Original Notes received from such persons or entities shall be ineffective and void. No Exchange Notes may be offered, sold, delivered or exchanged, nor may copies of this prospectus or of any other document relating to the Exchange Notes and the Exchange Offers be distributed or made available in Canada. This prospectus and any other documents or offering materials relating to the Exchange Offers or the Exchange Notes may not be distributed in Canada and this prospectus does not constitute an offer or an invitation to participate in the Exchange Offers to any person resident in Canada.

CERTAIN DEFINITIONS AND PRESENTATION OF FINANCIAL AND OTHER DATA

Definitions

References in this prospectus to the “Issuer,” “we,” “our,” “us” or “HSBC Holdings” refer to HSBC Holdings plc. “HSBC Group” and “HSBC” mean HSBC Holdings together with its subsidiary undertakings.

Presentation of Financial Information

The consolidated annual financial statements of the HSBC Group comply with international accounting standards in conformity with UK-adopted International Accounting Standards, the requirements of the UK Companies Act 2006 and have also applied International Financial Reporting Standards (“IFRSs”) adopted pursuant to Regulation (EC) No 1606/2002 as it applies in the European Union (“EU”). These financial statements are also prepared in accordance with IFRSs as issued by the International Accounting Standards Board (“IASB”), including interpretations issued by the IFRS Interpretations Committee, as there are no applicable differences from IFRSs issued by the IASB for the periods presented. As of December 31, 2021, there were no unendorsed standards effective for the year ended December  31, 2021 affecting the consolidated financial statements included in our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on February 23, 2022 (the “2021 Form 20-F”).

The interim condensed financial statements of the HSBC Group have been prepared on the basis of the policies set out in the 2021 Form 20-F and in accordance with IAS 34 “Interim Financial Reporting” as adopted by the UK, IAS 34 “Interim Financial Reporting” as issued by the IASB, IAS 34 “Interim Financial Reporting” as adopted by the EU and the Disclosure Guidance and Transparency Rules sourcebook of the UK’s Financial Conduct Authority. The interim condensed financial statements should be read in conjunction with the 2021 Form 20-F. As of June 30, 2022, there were no unendorsed standards effective for the six-month period ended June 30, 2022 affecting our interim condensed financial statements included in our Interim Report for the six-month period ended June  30, 2022, furnished under cover of Form 6-K to the SEC on August 1, 2022 (the “2022 Interim Report”), and there was no difference between IFRSs adopted by the UK, IFRSs as adopted by the EU and IFRSs issued by the IASB in terms of their application to HSBC.

We use the U.S. dollar as our presentation currency in our consolidated financial statements because the U.S. dollar and currencies linked to it form the major currency bloc in which we transact and fund our business.

With the exception of the capital ratio presented under “Prospectus Summary—HSBC Holdings plc,” the financial information presented in this document relating to the year ended December 31, 2021 (i) complies with international accounting standards in conformity with the UK-adopted International Accounting Standards, the requirements of the UK Companies Act 2006 and with IFRSs adopted pursuant to Regulation (EC) No 1606/2002 as it applies in the EU, and (ii) is prepared in accordance with IFRSs as issued by the IASB. See “Where You Can Find More Information; Documents Incorporated By Reference.”

Currency

In this prospectus, all references to (i) “U.S. dollars,” “US$,” “dollars” or “$” are to the lawful currency of the United States of America and (ii) “sterling,” “pounds sterling” or “£” are to the lawful currency of the UK.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS AGAINST US, OUR MANAGEMENT AND OTHERS

We are an English public limited company. Most of our directors and executive officers (and certain experts named in this prospectus or in documents incorporated herein by reference) are resident outside the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States.

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As a result, it may not be possible for you to effect service of process within the United States upon these persons or to enforce against them or us in U.S. courts judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Cleary Gottlieb Steen & Hamilton LLP, that there is doubt as to enforceability in the English courts, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in the UK. The enforceability of any judgment in the UK will depend on the particular facts of the case at the time.

CAUTIONARY STATEMENT REGARDING FOWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain certain forward-looking statements with respect to HSBC’s financial condition; results of operations and business, including the strategic priorities; financial, investment and capital targets; and ESG targets, commitments and ambitions described in the 2021 Form 20-F and the 2022 Interim Report.

Statements that are not historical facts, including statements about HSBC’s beliefs and expectations, are forward-looking statements. Words such as ‘may’, ‘will’, ‘should’, ‘expects’, ‘targets’, ‘anticipates’, ‘intends’, ‘plans’, ‘believes’, ‘seeks’, ‘estimates’, ‘potential’ and ‘reasonably possible’, or the negative thereof, other variations thereon or similar expressions are intended to identify forward-looking statements. These statements are based on current plans, information, data, estimates and projections, and therefore undue reliance should not be placed on them. Forward-looking statements speak only as of the date they are made. HSBC makes no commitment to revise or update any forward-looking statements to reflect events or circumstances occurring or existing after the date of any forward-looking statements. Written and/or oral forward-looking statements may also be made in the periodic reports to the SEC, summary financial statements to shareholders, proxy statements, offering circulars and prospectuses, press releases and other written materials, and in oral statements made by HSBC’s directors, officers or employees to third parties, including financial analysts. Forward-looking statements involve inherent risks and uncertainties. Readers are cautioned that a number of factors could cause actual results to differ, in some instances materially, from those anticipated or implied in any forward-looking statement. These include, but are not limited to:

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changes in general economic conditions in the markets in which we operate, such as new, continuing or deepening recessions, inflationary pressures and fluctuations in employment and creditworthy customers beyond those factored into consensus forecasts (including, without limitation, as a result of the Russia-Ukraine war and the Covid-19 pandemic); the Covid-19 pandemic and its impact on global economies could have a material adverse effect on (among other things) our financial condition, results of operations, prospects, liquidity, capital position and credit ratings; deviations from the market and economic assumptions that form the basis for our ECL measurements (including, without limitation, as a result of the Russia-Ukraine war, inflationary pressures and the Covid-19 pandemic); potential changes in HSBC’s dividend policy; changes in foreign exchange rates and interest rates, including the accounting impact resulting from financial reporting in respect of hyperinflationary economies; volatility in equity markets; lack of liquidity in wholesale funding or capital markets, which may affect our ability to meet our obligations under financing facilities or to fund new loans, investments and businesses; geopolitical tensions or diplomatic developments producing social instability or legal uncertainty, such as the Russia-Ukraine war and the related imposition of sanctions, the US’s approach to strategic competition with China, supply chain restrictions, claims of human rights violations, diplomatic tensions, including between China and the US, the UK, the EU, Australia and India and other countries, and developments in Hong Kong and Taiwan, alongside other potential areas of tension, which may affect HSBC by creating regulatory, reputational and market risks; the efficacy of government, customer and HSBC’s actions in managing and mitigating ESG risks, in particular climate risk, nature-related risks and human rights risks, and in supporting the global transition to net zero carbon emissions, each of which can impact HSBC both directly and indirectly through our customers and which may cause both idiosyncratic and systemic risks resulting in potential financial and non-financial impacts; illiquidity and downward price pressure in national real estate markets; adverse changes in central banks’ policies with respect to the provision of liquidity support to financial markets; heightened market concerns over sovereign creditworthiness in over-indebted countries; adverse changes in the funding status of public or private defined benefit pensions; societal shifts in customer financing and investment needs, including consumer perception as to the continuing availability of credit; exposure to counterparty risk, including third parties using us as a conduit for illegal activities without our knowledge; the discontinuation of certain key Ibors and the development of near risk-free benchmark rates, as well as the transition of legacy Ibor contracts to near risk-free benchmark rates, which exposes HSBC to material execution risks, and increases some financial and non-financial risks; and price competition in the market segments we serve;

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changes in government policy and regulation, including the monetary, interest rate and other policies of central banks and other regulatory authorities in the principal markets in which we operate and the consequences thereof (including, without limitation, actions taken as a result of the Covid-19 pandemic and the impact of the Russia-Ukraine war on inflation); initiatives to change the size, scope of activities and interconnectedness of financial institutions in connection with the implementation of stricter regulation of financial institutions in key markets worldwide; revised capital and liquidity benchmarks, which could serve to deleverage bank balance sheets and lower returns available from the current business model and portfolio mix; changes to tax laws and tax rates applicable to HSBC, including the imposition of levies or taxes designed to change business mix and risk appetite; the practices, pricing or responsibilities of financial institutions serving their consumer markets; expropriation, nationalisation, confiscation of assets and changes in legislation relating to foreign ownership; the UK’s relationship with the EU following the UK’s withdrawal from the EU, which continues to be characterised by uncertainty despite the signing of the Trade and Cooperation Agreement between the UK and the EU; passage of the Hong Kong national security law and restrictions on telecommunications, as well as the US Hong Kong Autonomy Act, which have caused tensions between China, the US and the UK; general changes in government policy that may significantly influence investor decisions; the costs, effects and outcomes of regulatory reviews, actions or litigation, including any additional compliance requirements; and the effects of competition in the markets where we operate including increased competition from non-bank financial services companies; and

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factors specific to HSBC, including our success in adequately identifying the risks we face, such as the incidence of loan losses or delinquency, and managing those risks (through account management, hedging and other techniques); our ability to achieve our financial, investment, capital and ESG targets, commitments and ambitions (including with respect to the commitments set forth in our thermal coal phase-out policy and our targets to reduce our on-balance sheet financed emissions in the oil and gas, and power and utilities sectors), which may result in our failure to achieve any of the expected benefits of our strategic priorities; model limitations or failure, including, without limitation, the impact that high inflationary concerns and the consequences of the Covid-19 pandemic have had on the performance and usage of financial models, which may require us to hold additional capital, incur losses and/or use compensating controls, such as judgemental post-model adjustments, to address model limitations; changes to the judgements, estimates and assumptions we base our financial statements on; changes in our ability to meet the requirements of regulatory stress tests; a reduction in the credit ratings assigned to us or any of our subsidiaries, which could increase the cost or decrease the availability of our funding and affect our liquidity position and net interest margin; changes to the reliability and security of our data management, data privacy, information and technology infrastructure, including threats from cyber-attacks, which may impact our ability to service clients and may result in financial loss, business disruption and/or loss of customer services and data; the accuracy and effective use of data, including internal management information that may not have been independently verified; changes in insurance customer behaviour and insurance claim rates; our dependence on loan payments and dividends from subsidiaries to meet our obligations; changes in accounting standards, including the implementation of IFRS 17 ‘Insurance Contracts’, which may have a material impact on the way we prepare our financial statements and (with respect to IFRS 17) may negatively affect the profitability of HSBC’s insurance business; changes in our ability to manage third-party, fraud and reputational risks inherent in our operations; employee misconduct, which may result in regulatory sanctions and/or reputational or financial harm; changes in skill requirements, ways of working and talent shortages, which may affect our ability to recruit and retain senior management and diverse and skilled personnel; and changes in our ability to develop sustainable finance and climate-related products consistent with the evolving expectations of our regulators, and our capacity to measure the climate impact from our financing activity (including as a result of data limitations and changes in methodologies), which may affect our ability to achieve our climate ambition, our targets to reduce financed emissions in our oil and gas, and power and utilities portfolio and the commitments set forth in our thermal coal phase-out policy, and increase the risk of greenwashing. Effective risk management depends on, among other things, our ability through stress testing and other techniques to prepare for events that cannot be captured by the statistical models it uses; our success in addressing operational, legal and regulatory, and litigation challenges; and other risks and uncertainties we identify in the 2021 Form 20-F and the 2022 Interim Report.

Additional information, including information on factors which may affect HSBC’s business, is contained in the 2021 Form 20-F, the Form 6-K furnished to the SEC on April 26, 2022 (furnishing the earnings release for the three-month period ended March  31, 2022) (the “2022 Q1 Earnings Release”) and the 2022 Interim Report.

WHERE YOU CAN FIND MORE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE

This prospectus is part of a registration statement on Form F-4 that we filed with the SEC. You should review the information in and exhibits to the registration statement for further information on us and the Exchange Offers. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.

In addition, we file annual reports and special reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC’s website at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. We also make available on our website, free of charge, our annual reports on Form 20-F and the text of our reports on Form 6-K, including any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is http://www.hsbc.com. The information on these websites is not part of this registration statement, except as specifically incorporated by reference herein.

We are incorporating by reference in this prospectus the information in certain documents that we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents will not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this registration statement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this registration statement is considered to be automatically updated and superseded. In the case of a conflict or inconsistency between information contained in this registration statement and information incorporated by reference into this registration statement, you should rely on the information contained in the document that was filed later. We incorporate by reference in this prospectus the 2021 Form 20-F, the 2022 Q1 Earnings Release and the 2022 Interim Report.

In addition, all documents filed by us with the SEC pursuant to Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, to the extent expressly stated therein, certain reports on Form 6-K furnished by us after the date of this registration statement will also be deemed to be incorporated by reference in this prospectus from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus and to be a part hereof from the date of filing of such document.

You may request a copy of these documents at no cost to you by writing or telephoning us at either of the following addresses:

Group Company Secretary

HSBC Holdings plc

8 Canada Square

London E14 5HQ United Kingdom

Tel: +44-20-7991-8888

HSBC Holdings plc

c/o HSBC Bank USA, National Association

452 Fifth Avenue

New York, New York, 10018

Attn: Company Secretary

Tel: +1-212-525-5000

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and the documents incorporated by reference and does not contain all of the information that may be important to you. You should carefully read this entire prospectus and the documents incorporated by reference, including the risk factors and financial statements.

HSBC HOLDINGS PLC

HSBC is one of the largest banking and financial services organizations in the world. As of June 30, 2022, HSBC had total assets of US$2,985,420 million and total shareholders’ equity of US$188,382 million. For the six-month period ended June 30, 2022, HSBC’s operating profit was US$7,727 million on total operating income of US$30,685 million. HSBC had a UK CRR common equity Tier 1 ratio (transitional basis) of 13.6% and a UK CRR common equity Tier 1 ratio (non-transitional basis) of 13.6% as of June 30, 2022.

Headquartered in London, HSBC operates through long-established businesses and has an international network of offices in 63 countries and territories in Europe, Asia, North America, Latin America, and the Middle East and North Africa. Within these regions, a comprehensive range of banking and related financial services is offered to personal, commercial, corporate, institutional, investment and private banking clients.

HSBC’s products and services are delivered to clients through three global businesses: Wealth and Personal Banking, Commercial Banking and Global Banking and Markets.

The Exchange Offers

Background	We are conducting the Exchange Offers for the following series of outstanding notes issued by us:

•

7.35% Subordinated Notes due 2032, issued on August 30, 2005, with an initial aggregate principal amount of $222,042,000 that were registered under the Securities Act (ISIN US404280AE90 and CUSIP No. 404280AE9) (the “Original 7.35% Notes due 2032”).*

•

7.625% Subordinated Notes due 2032, issued on August 30, 2005 with an initial aggregate principal amount of $483,613,000 that were registered under the Securities Act (ISIN US404280AF65 and CUSIP No. 404280AF6) (the “A Original 7.625% Notes due 2032”).*

•

7.625% Subordinated Notes due 2032, issued on December 3, 2004 with an initial aggregate principal amount of $487,913,000 that were not registered under the Securities Act (Rule 144 Global Notes: ISIN US404280AD18 / CUSIP No. 404280AD1; Regulation S Global Notes ISIN USG4634UAV47 / CUSIP No. G4634UAV4) (the “B Original 7.625% Notes due 2032”) of which $4,300,000 principal amount is currently outstanding.*

•

6.5% Subordinated Notes Due 2036, issued in three tranches on May 3, 2006, August 23, 2006 and December 14, 2006 with an initial aggregate principal amount of $2,000,000,000 that were registered under the Securities Act (ISIN US404280AG49 and CUSIP No. 404280AG4) (the “Original Notes due 2036”).**

•

6.5% Subordinated Notes Due 2037, issued in two tranches on September 12, 2007 and October 18, 2007 with an initial aggregate principal amount of $2,500,000,000 that were registered under the Securities Act (ISIN US404280AH22 and CUSIP No. 404280AH2) (the “Original Notes due 2037”).**

•

6.8% Subordinated Notes Due 2038, issued in May 27, 2008, with an initial aggregate principal amount of $1,500,000,000 that were registered under the Securities Act (ISIN US404280AJ87 and CUSIP No. 404280AJ8) (the “Original Notes due 2038” and, together with the Original 7.35% Notes due 2032, the A Original 7.625% Notes due 2032, the B Original 7.625% Notes due 2032, the Original Notes due 2036, the Original Notes due 2037 and the Original Notes due 2038, the “Original Notes” and each a “series”).**

*

Issued under an indenture, dated December 10, 2002, among us, as issuer, and The Bank of New York, as trustee, (the “Base Indenture”), as supplemented by two supplemental indentures dated December 3, 2004 (the “Supplemental Indentures”, and together with the Base Indenture, the “Amended Indenture”).

**	Issued under the Base Indenture.

The Exchange Offers	Subject to a minimum tender of $200,000 aggregate principal amount of Original Notes of a series, we are offering to exchange:

•

Up to $222,042,000 aggregate principal amount of Original 7.35% Notes due 2032 for a like principal amount of 7.35% Subordinated Notes due 2032 to be issued under the Base Indenture, as amended and supplemented by the exchange supplemental indenture (the “Exchange Supplemental Indenture”), a form of which is included as exhibit 4.4 to the registration statement this prospectus forms part of (the “Exchange Indenture”), and that have been registered under the Securities Act (ISIN US404280DJ50 and CUSIP No. 404280 DJ5) (the “Exchange 7.35% Notes due 2032”);

•

Up to $483,613,000 aggregate principal amount of A Original 7.625% Notes due 2032 for a like principal amount of 7.625% Subordinated Notes due 2032 to be issued under the Exchange Indenture and that have been registered under the Securities Act (ISIN US404280DK24 and CUSIP No. 404280 DK2) (the “Exchange 7.625% Notes due 2032”);

•

Up to $4,300,000 aggregate principal amount of B Original 7.625% Notes due 2032 for a like principal amount of 7.625% Subordinated Notes due 2032 to be issued under the Exchange Indenture and that have been registered under the Securities Act (ISIN US404280DK24 and CUSIP No. 404280 DK2) (the “Exchange 7.625% Notes due 2032”, which will form a single series with the Exchange 7.625% Notes due 2032 issued in exchange for A Original 7.625% Notes due 2032);

•

Up to $2,000,000,000 aggregate principal amount of Original Notes due 2036 for a like principal amount of 6.5% Subordinated Notes due 2036 to be issued under the Exchange Indenture and that have been registered under the Securities Act (ISIN US404280DL07 and CUSIP No. 404280 DL0) (the “Exchange Notes due 2036”);

•

Up to $2,500,000,000 aggregate principal amount of Original Notes due 2037 for a like principal amount of 6.5% Subordinated Notes due 2037 to be issued under the Exchange Indenture and that have been registered under the Securities Act (ISIN US404280DM89 and CUSIP No. 404280 DM8) (the “Exchange Notes due 2037”);

•

Up to $1,500,000,000 aggregate principal amount of Original Notes due 2038 for a like principal of 6.8% Subordinated Notes due 2038 to be issued under the Exchange Indenture and that have been registered under the Securities Act (ISIN US404280DN62 and CUSIP No. 404280 DN6) (the “Exchange Notes due 2038” and, together with the Exchange 7.35% Notes due 2032, the Exchange 7.625% Notes due 2032, the Exchange Notes due 2036 and the Exchange Notes due 2037, the “Exchange Notes” and each, a “series”);

in each case plus, in respect of Original Notes validly tendered and not validly withdrawn prior to the applicable Expiration Deadline, the applicable Participation Cash Incentive (as defined above).

Subject to a minimum tender of $200,000 principal amount of Original Notes of a series: (a) holders of the Original 7.35% Notes due 2032, the A Original 7.625% Notes due 2032 and the B Original 7.625% Notes due 2032 will be required to validly tender their Original Notes of such series, in a principal amount that will entitle them to receive $200,000 and integral multiples of $1,000 in excess thereof in principal amount of the Exchange 7.35% Notes due 2032 or the Exchange 7.625% Notes due 2032, respectively; and (b) holders of the Original Notes due 2036, the Original Notes due 2037 or the Original Notes 2038 will be required to validly tender their Original Notes of such series in a principal amount that will entitle them to receive $100,000 and integral multiples of $1,000 in excess thereof in principal amount of the Exchange Notes due 2036, the Exchange Notes due 2037 or the Exchange Notes due 2038, respectively. In order to be exchanged, an Original Note must be validly tendered, not validly withdrawn and accepted. Subject to the satisfaction or waiver of the conditions of the Exchange Offers, all Original Notes that are validly tendered and not validly withdrawn will be exchanged.

As of the date of this prospectus, $222,042,000 aggregate principal amount of Original 7.35% Notes due 2032, $483,613,000 aggregate principal amount of A Original 7.625% Notes due 2032, $4,300,000 aggregate principal amount of B Original 7.625% Notes due 2032, $2,000,000,000 aggregate principal amount of Original Notes due 2036, $2,500,000,000 aggregate principal amount of Original Notes due 2037 and $1,500,000,000 aggregate principal amount of Original Notes due 2038 are outstanding.

If all outstanding Original Notes are tendered for exchange, there will be $222,042,000 aggregate principal amount of Exchange 7.35% Notes due 2032, $487,913,000 aggregate principal amount of Exchange 7.625% Notes due 2032, $2,000,000,000 aggregate principal amount of Exchange Notes due 2036, $2,500,000,000 aggregate principal amount of Exchange Notes due 2037 and $1,500,000,000 aggregate principal amount of Exchange Notes due 2038 outstanding after the Exchange Offers.

Total Consideration	The Total Consideration (consisting of the relevant Exchange Consideration plus the Participation Cash Incentive in respect of each series of Original Notes to be exchanged) for each $1,000 principal amount of Original Notes of a series (subject to a minimum tender of $200,000 aggregate principal amount of Original Notes of such series) that is validly tendered and not validly withdrawn prior to the applicable Expiration Deadline, and accepted by us for exchange, will be as follows:

•	For the Original 7.35% Notes due 2032, $1,000 principal amount of Exchange 7.35% Notes due 2032, plus a Participation Cash Incentive of $15;

•	For the A Original 7.625% Notes due 2032, $1,000 principal amount of Exchange 7.625% Notes due 2032, plus a Participation Cash Incentive of $15;

•	For the B Original 7.625% Notes due 2032, $1,000 principal amount of Exchange 7.625% Notes due 2032, plus a Participation Cash Incentive of $15;

•	For the Original Notes due 2036, $1,000 principal amount of Exchange Notes due 2036, plus a Participation Cash Incentive of $15;

•	For the Original Notes due 2037, $1,000 principal amount of Exchange Notes due 2037, plus a Participation Cash Incentive of $15; and

•	For the Original Notes due 2038, $1,000 principal amount of Exchange Notes due 2038, plus a Participation Cash Incentive of $15.

Expiration Deadline	The Exchange Offers will expire at 11:59 p.m., New York City time, on September 13, 2022 unless we extend the period of time during which the relevant Exchange Offers are open or we early terminate the Exchange Offers.

Settlement Date	The Issuer will issue the Exchange Notes promptly after the Expiration Deadline of the applicable Exchange Offer.

Withdrawal Rights	Tenders may be withdrawn at any time before 11:59 p.m., New York City time, on the applicable Expiration Deadline. See “The Exchange Offers—Withdrawal Rights.”

Purpose of the Exchange Offers	As a result of the implementation of Directive 2014/59/EU (the “BRRD”) in the UK, the Prudential Regulation Authority (the “PRA”) issued the CRR Firms and Non-Authorised Persons: Contractual Recognition Of Bail-In Instrument 2015, which introduced the Contractual Recognition of Bail-In Part of the PRA rulebook (the “CRB Rules”). Under CRB Rule 2.1 (as amended), a “BRRD undertaking” (as defined in the CRB Rules, and which includes the Issuer) must include in the contract governing a liability a term (a “CBR”) by which the creditor or party to the agreement creating the liability recognizes that the liability may be subject to the exercise of a UK bail-in power (as defined under “Description of the Exchange Notes—Agreement with Respect to the Exercise of UK Bail-in Power”), and agrees to be bound by any reduction of the principal or outstanding amount due or by any conversion or cancellation effected by the exercise of that power, provided that such liability is: (i) not an excluded liability; (ii) not an excluded deposit; (iii) in the case of a liability under a debt instrument, issued on or after 19 February 2015 (the “Relevant Date”) or issued before the Relevant Date but subject to a material amendment after 31 July 2016; and (iv) governed by the law of a territory or country other than the United Kingdom.

The Original Notes’ terms are governed by New York law and do not include a CBR, as they were issued before the Relevant Date (and have not been subject to a material amendment after 31 July 2016). The Original Notes currently qualify as the Issuer’s Tier 2 capital on a grandfathered basis under Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of the Council of 26 June 2013, as it forms part of domestic law in the UK by virtue of the EUWA (the “UK CRR”). The Original Notes will cease to qualify as Tier 2 capital after 28 June 2025, due to the absence of a CBR in their terms.

In addition, as set out in its publication entitled “Resolvability assessment of major UK banks” (the “RAF publication”) dated 10 June 2022, the Bank of England (the “BoE”) has considered how major UK financial institutions (such as the Issuer) have assessed, and are managing, risks to resolvability posed by certain legacy capital instruments, including instruments governed by a third country law and which do not contain a CBR in their terms. The BoE states that these legacy instruments may pose a risk to the orderly execution of a resolution, including to confidence in the resolution action, which could consequently affect financial stability. The BoE states that the inclusion of a CBR in the terms of these legacy instruments can help improve certainty and timeliness in the implementation of resolution actions.

The Issuer is, therefore, seeking to exchange the Original Notes for Exchange Notes, which will contain a CBR in the terms of each series (in addition to other changes in the terms of the Original Notes, as detailed herein). Each series of Exchange Notes will have the same interest rate, interest payment dates and maturity date as those of the corresponding series of Original Notes.

Holders of the Original Notes should note that the Issuer continues to be subject to the statutory resolution powers under the UK Banking Act 2009, as amended (the “Banking Act”), which are more fully described below in “Risk Factors—The Exchange Notes are the subject of the UK bail-in power, which may result in your Notes being written down to zero or converted into other securities, including unlisted equity securities”. The BoE has also stated in its RAF publication that, in the case of legacy instruments without statutory or contractual recognition of UK bail-in requirements, the BoE considers that these instruments will nevertheless be available to absorb losses if it were to use its resolution powers to write down or convert them.

See “Description of the Exchange Offers––Purpose of the Exchange Offers”.

Accrued Interest on the Exchange Notes and Original Notes	The Exchange Notes will bear interest from (and including) the most recent date on which interest on the applicable series of Original Notes has been paid. If your Original Notes are accepted for exchange, you will receive interest which has accrued since the most recent interest payment date on the Original Notes on the corresponding Exchange Notes and not on such Original Notes, provided that you will receive such accrued interest on the Original Notes and not the Exchange Notes if and to the extent the record date for such interest payment occurs prior to completion of the relevant Exchange Offer. Any Original Notes not tendered or any Original Notes tendered and validly withdrawn prior to the applicable Expiration Deadline will remain outstanding and continue to accrue interest according to their terms.

Conditions to the Exchange Offers	Our obligation to accept Original Notes tendered in the Exchange Offers is subject to the satisfaction of certain customary conditions, including that we will not be obligated to consummate the Exchange Offers unless the registration statement of which this prospectus forms part is declared effective by the SEC, or upon the occurrence of an event or events or the likely occurrence of an event or events that would or might reasonably be expected to prohibit, restrict or delay the consummation of the Exchange Offers or materially impair the contemplated benefits of the Exchange Offers. An Exchange Offer is not conditional upon any minimum amount of corresponding Original Notes being tendered or on the consummation of any other Exchange Offers. Subject to applicable law, we may waive any of these conditions in our sole discretion, except the condition that the registration statement of which this prospectus forms part has been declared effective by the SEC, which we may not waive.

See “The Exchange Offers—Conditions to the Exchange Offers.”

Procedures for Tendering Original Notes	A tendering holder must, at or prior to the applicable Expiration Deadline:

•

transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the Exchange Agent at the address listed in this prospectus; or

•

if Original Notes are tendered in accordance with the book-entry procedures described in this prospectus, the tendering holder must transmit an Agent’s Message (defined below) to the Exchange Agent at the address listed in this prospectus.

See “The Exchange Offers—Procedures for Tendering.”

Special Procedures for Beneficial Owners	If you are a beneficial owner of Original Notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your Original Notes in the Exchange Offer, you should promptly instruct the registered holder to tender on your behalf. See “The Exchange Offers—Procedures for Tendering.”

Acceptance of Original Notes and Delivery of Exchange Notes	Subject to the conditions stated in the section “The Exchange Offers—Conditions to the Exchange Offers” of this prospectus, we will accept for exchange any and all Original Notes that are properly tendered in the Exchange Offer and not validly withdrawn before 11:59 p.m., New York City time, on the applicable Expiration Deadline. The corresponding Exchange Notes will be delivered promptly after the applicable Expiration Deadline. See “The Exchange Offers—Terms of the Exchange Offers.”

Exchange Agent and Information Agent	Global Bondholder Services Corporation is serving as exchange agent (the “Exchange Agent”) and information agent (the “Information Agent”) in connection with the Exchange Offers. See “Dealer Manager and Agents—Exchange Agent and Information Agent.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offers. The Original Notes surrendered and exchanged for the Exchange Notes will be retired and canceled.

Resales	Any broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities must deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes.

Consequences of not Exchanging Original Notes	Holders of the Original Notes should note that the Issuer continues to be subject to the statutory resolution powers under the Banking Act, which are more fully described below in “Risk Factors—The Exchange Notes are the subject of the UK bail-in power, which may result in your Notes being written down to zero or converted into other securities, including unlisted equity securities”. The BoE has also stated in its RAF publication that, in the case of legacy instruments without statutory or contractual recognition of UK bail-in requirements, the BoE considers that these instruments will nevertheless be available to absorb losses if it were to use its resolution powers to write down or convert them.

In addition, if we complete the Exchange Offer in respect of the B Original 7.625% Notes due 2032, if you hold B Original 7.625% Notes due 2032 but do not exchange those Notes in that Exchange Offer, your B Original 7.625% Notes due 2032 will continue to be subject to the existing restrictions on transfer described in the legend on the B Original 7.625% Notes due 2032. We currently do not intend to register the B Original 7.625% Notes due 2032 under the Securities Act. For more information regarding the consequences of not tendering your Original Notes, see “The Exchange Offer—Consequences of Exchanging or Failing to Exchange the Original Notes.”

Concurrent Cash Tender Offers	Concurrently with the Exchange Offers, we are offering to purchase for cash the Cash Tender Notes, up to a maximum aggregate principal amount of $70,000,000, solely to holders of such Cash Tender Notes that are Cash Tender Offer Qualified Holders (as defined herein) under the terms and conditions of the Offer to Purchase, a copy of which may be obtained from the Exchange Agent. See “The Exchange Offers—Concurrent Cash Tender Offers” below.

Affiliate Information	HSBC Securities (USA) Inc., acting as dealer manager for the Exchange Offers (the “Dealer Manager”), is an affiliate of the Issuer. See “Dealer Manager and Agents—Dealer Manager.”

Authorization	The conduct and consummation of the Exchange Offers, including the issue of the Exchange Notes, was duly authorized by the board of directors of the Issuer on July 28, 2022.

Risk Factors	For a discussion of significant factors you should consider carefully before deciding to participate in the Exchange Offers, see “Risk Factors—Risks relating to the Exchange Offers” below.

Summary of the Terms of the Exchange Notes

Issuer	HSBC Holdings plc

Exchange Notes	Up to $222,042,000 7.35% aggregate principal amount of Subordinated Notes Due 2032 (the “Exchange 7.35% Notes due 2032”).

Up to $487,913,000 7.625% aggregate principal amount of Subordinated Notes Due 2032 (the “Exchange 7.625% Notes due 2032”).

Up to $2,000,000,000 6.5% aggregate principal amount of Subordinated Notes Due 2036 (the “Exchange Notes due 2036”).

Up to $2,500,000,000 6.5% aggregate principal amount of Subordinated Notes Due 2037 (the “Exchange Notes due 2037”).

Up to $1,500,000,000 6.8% aggregate principal amount of Subordinated Notes Due 2038 (the “Exchange Notes due 2038”).

Each series of Exchange Notes will have the same interest rate, interest payment dates and maturity date as those of the corresponding series of Original Notes. However, the terms of the Exchange Notes will differ from the terms of the respective Original Notes in certain other respects. See “Comparison of Material Differences Between the Original Notes and the Exchange Notes.”

The transfer restrictions applicable to the B Original 7.625% Notes due 2032 do not apply to the Exchange 7.625% Notes due 2032.

Maturity Dates	Exchange 7.35% Notes due 2032: November 27, 2032

Exchange 7.625% Notes due 2032: May 17, 2032

Exchange Notes due 2036: May 2, 2036

Exchange Notes due 2037: September 15, 2037

Exchange Notes due 2038: June 1, 2038

(each a “Maturity Date”).

The Maturity Date for each series of Exchange Notes is the same as the maturity date for the respective series of Original Notes.

Interest Rate, Interest Payment Dates	Exchange 7.35% Notes due 2032: 7.35% per annum payable semi-annually in arrear on May 27 and November 27 of each year, beginning on November 27, 2022.

Exchange 7.625% Notes due 2032: 7.625% per annum, payable semi-annually in arrear on May 17 and November 17 of each year, beginning on November 17, 2022.

Exchange Notes due 2036: 6.5% per annum, payable semi-annually in arrear on May 2 and November 2 of each year, beginning on November 2, 2022.

Exchange Notes due 2037: 6.5% per annum, payable semi-annually in arrear on March 15 and September 15 of each year, beginning on March 15, 2023.

Exchange Notes due 2038: 6.8% per annum, payable semi-annually in arrear on June 1 and December 1 of each year, beginning on December 1, 2022.

Each series of Exchange Notes will bear interest from (and including) the most recent date on which interest on the respective series of Original Notes has been paid, to (but excluding) the Maturity Date for such series. The interest rate for each series of Exchanges Notes is the same as the interest rate on the respective series of Original Notes.

Form and Denomination	The Exchange Notes will be issued in book-entry form only and will be in the form of one or more global certificates, which will be deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in its nominee name Cede & Co. The Exchange Notes will be issued in the following minimum denominations:

Exchange Notes	Minimum Denomination
Exchange 7.35% Notes due 2032	$200,000 and integral multiples of $1,000 in excess thereof
Exchange 7.625% Notes due 2032	$200,000 and integral multiples of $1,000 in excess thereof
Exchange Notes due 2036	$100,000 and integral multiples of $1,000 in excess thereof
Exchange Notes due 2037	$100,000 and integral multiples of $1,000 in excess thereof
Exchange Notes due 2038	$100,000 and integral multiples of $1,000 in excess thereof

Status	The Exchange Notes will constitute our direct, unsecured obligations and will rank equally without any preference among themselves. The rights of holders of the Exchange Notes will, in the event of our winding up, be subordinated in right of payment to claims of our depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to or pari passu with the Exchange Notes. The subordination provisions of the Exchange Indenture, and to which the Exchange Notes are subject, are governed by English law.

Agreement with Respect to the Exercise of UK Bail-in Power	By its acquisition of the Exchange Notes, each noteholder (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the Exchange Notes, the Exchange Indenture or any other agreements, arrangements or understandings between us and any noteholder, to be bound by (a) the effect of the exercise of any UK bail-in power (as defined under “Description of the Exchange Notes—Agreement with Respect to the Exercise of UK Bail-in Power”) by the relevant UK resolution authority (as defined under “Description of the Exchange Notes—Agreement with Respect to the Exercise of UK Bail-in Power”); and (b) the variation of the terms of the Exchange Notes or the Exchange Indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority. No repayment or payment of Amounts Due will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. For these purposes, “Amounts Due” are the principal amount of, and any accrued but unpaid interest, including any Additional Amounts (as defined under “Description of the Exchange Notes—Additional Amounts”), on the Exchange Notes. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of any UK bail-in power by the relevant UK resolution authority. See “Description of the Exchange Notes—Agreement with Respect to the Exercise of UK Bail-in Power.”

Moreover, each noteholder (which, for these purposes, includes each beneficial owner) will consent to the exercise of any UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the Exchange Notes.

Waiver of Set-Off; No Security provided	To the fullest extent permitted by law, holders of the Exchange Notes and the Trustee, by their acceptance of the Exchange Notes, will be deemed to have waived any right of set-off or counterclaim that they might otherwise have.

Event of Default	An “Event of Default” with respect to each series of Exchange Notes means an order is made by an English court which is not successfully appealed within 30 days after the date such order was made for our winding-up or an effective resolution is validly adopted by our shareholders for our winding-up. There are no other events of default under the Exchange Notes.

No Acceleration in case of Default in Payment or Performance; Right to Bring Actions on Default	There is no right of acceleration in the case of a default in the payment of principal of, or interest on, or other amounts owing under any series of Exchange Notes or of our failure to perform any of our obligations under or in respect of the Exchange Notes. Payment of the principal amount of the Exchange Notes may be accelerated only upon certain events of a winding-up, as described under “Description of the Exchange Notes—Events of Default; Default”. No holder of any series of Exchange Notes has any right to initiate legal actions or other remedies unless such holder shall have given written notice of the default to the Trustee and the holders of not less than a majority in aggregate principal amount of such series of Exchange Notes shall have made written request to the Trustee to initiate such action or proceedings and the Trustee for 60 days after such notice shall have failed to initiate any such action.

Listing and Admission to Trading	We intend to apply to list each series of Exchange Notes to the NYSE. The Original Notes are listed as follows and will continue to be so listed unless tendered for exchange:

Original 7.35% Notes due 2032: LSE, NYSE;

A Original 7.625% Notes due 2032: LSE, NYSE;

B Original 7.625% Notes due 2032: LSE;

Original Notes due 2036: NYSE;

Original Notes due 2037: NYSE;

Original Notes due 2038: NYSE.

Book-Entry Issuance, Settlement and Clearance	Each series of Exchange Notes will be represented by one or more fully registered global notes in book-entry form (the “Global Notes”). The Global Notes will be registered under the name of Cede & Co., as nominee for DTC. You may elect to hold interests in the Exchange Notes through either DTC (in the United States), or Clearstream, Luxembourg or Euroclear (outside of the United States), if you are participants in such systems, or indirectly through organizations which are participants in such systems. Interests held through Clearstream, Luxembourg and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream, Luxembourg and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

ERISA Considerations	For a discussion of considerations pertaining to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), in relation to the Exchange Notes, see “Certain ERISA Considerations.”

Taxation	For a discussion of the U.S. federal income taxation of the Exchange Notes, see “Taxation—U.S. Federal Income Tax Considerations.”

For a discussion of the UK taxation of the Exchange Notes, see “Taxation—Certain UK Tax Considerations.”

Risk Factors	There are certain factors that may affect the Issuer’s ability to fulfill its respective obligations under the Exchange Notes. For a discussion of such factors you should consider carefully before deciding to participate in the Exchange Offer, see “Risk Factors—Risks relating to the Exchange Notes” below.

Governing Law	The Exchange Notes and the Exchange Indenture are governed by New York law, except that the subordination provisions of the Exchange Indenture and of the Exchange Notes (see “Description of the Exchange Notes—Status”) will be governed by, and construed in accordance with English law.

Jurisdiction	Any suit, action or proceeding against the Issuer arising out of or based upon any series of Exchange Notes or the Exchange Indenture may be instituted in any state or federal court in the borough of Manhattan, The City of New York.

Trustee	The Bank of New York Mellon

Paying Agent, Authenticating Agent, Issuing Agent and Registrar	HSBC Bank USA, National Association.

Currency	United States dollars.

CUSIP Nos.	Exchange 7.35% Notes due 2032: 404280 DJ5
Exchange 7.625% Notes due 2032: 404280 DK2
Exchange Notes due 2036: 404280 DL0
Exchange Notes due 2037: 404280 DM8
Exchange Notes due 2038: 404280 DN6

ISIN	Exchange 7.35% Notes due 2032: US404280DJ50
Exchange 7.625% Notes due 2032: US404280DK24
Exchange Notes due 2036: US404280DL07
Exchange Notes due 2037: US404280DM89
Exchange Notes due 2038: US404280DN62

RISK FACTORS

Investing in the Exchange Notes and participating in the Exchange Offers involves risk, including the risk of loss of a holder’s entire investment in the Exchange Notes. Before making a decision whether to participate in any of the Exchange Offers, you should carefully consider the risks and uncertainties described in this prospectus, including the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference herein. Investors should reach their own investment decision with regard to the Exchange Notes only after consultation with their own financial and legal advisers about risks associated with participating in the Exchange Offers and an investment in the Exchange Notes, and the suitability of investment in the Exchange Notes in light of their particular circumstances.

We believe that the factors described below represent the principal risks inherent in participating in the Exchange Offers and in investing in the Exchange Notes, but our inability to pay interest, principal or other amounts on or in connection with any Exchange Notes or otherwise fulfill our obligations in connection with any Exchange Notes may occur for other reasons which we may not consider to be significant risks based on information currently available to us or which we may not currently anticipate. In addition, certain factors which are material for the purpose of assessing the market risks associated with the Exchange Notes are also described below. Prospective investors should give careful consideration to the following risk factors in evaluating the merits and suitability of participating in the Exchange Offers and of an investment in the Exchange Notes.

The information is not intended to be an exhaustive list of all potential risks associated with participating in the Exchange Offers and with an investment in the Exchange Notes. Prospective investors should also read the detailed information set out elsewhere in this prospectus and reach their own views prior to making any investment decision.

Risks Relating to HSBC’s Business

For information on risks relating to HSBC’s business, you should read the risks described in the 2021 Form 20-F, including the section entitled “Risk factors” on pages 155 through 252 and Note 34 (Legal proceedings and regulatory matters) to the consolidated financial statements included therein on pages 410 through 413 and the risks described in the 2022 Interim Report, including the section entitled “ Risk—Areas of Special Interest” on pages 59 through 62 and Note 13 (Legal proceedings and regulatory matters) to the interim condensed consolidated financial statements included therein on pages 124 through 126, which are incorporated by reference in this registration statement, and/or similar disclosure in subsequent filings incorporated by reference in this registration statement.

Risks Relating to the Exchange Offers

There is uncertainty as to the trading market for Original Notes not exchanged.

To the extent we accept tenders of Original Notes for exchange in the Exchange Offers and the Exchange Offers are completed, the trading market for each series of the Original Notes that remain outstanding following such completion may be significantly more limited. The remaining Original Notes may trade at lower prices than a comparable issue of securities with greater market liquidity. A reduced market value and reduced liquidity may also make the trading prices of the remaining Original Notes more volatile. As a result, the market price for the Original Notes that remain outstanding after the completion of the Exchange Offers may be adversely affected as a result of the Exchange Offers and holders may be unable to resell their Original Notes for an extended period of time, if at all. In addition, concurrently with the Exchange Offers, we are offering to purchase the Cash Tender Notes for cash, up to a maximum aggregate principal amount of $70,000,000, solely to holders of such Cash Tender Notes that are Cash Tender Offer Qualified Holders (as defined herein), under the terms and conditions of the Offer to Purchase. To the extent holders tender their Cash Tender Notes in the Concurrent Cash Tender Offers, the liquidity for such Cash Tender Notes would decrease.

None of the Issuer, the Dealer Manager, the Exchange Agent or the Information Agent has any duty to make a market in any remaining Original Notes.

Responsibility for complying with the procedures of the Exchange Offers.

Holders of Original Notes are responsible for complying with all of the procedures for tendering Original Notes for exchange in a timely manner. Therefore, holders of Original Notes that wish to exchange them for Exchange Notes should allow sufficient time to ensure timely delivery of the Original Notes and other required documents to the Exchange Agent and holders should carefully follow the instructions on how to tender their Original Notes. If the instructions are not strictly complied with, the Agent’s Message may be rejected. None of Issuer, the Dealer Manager, Exchange Agent or the Information Agent assumes any responsibility for informing any holder of Original Notes of irregularities with respect to such holder’s participation in the Exchange Offers. See “The Exchange Offers—Procedures for Tendering.”

Consummation of the Exchange Offers may not occur or may be delayed.

The Exchange Offers are subject to the satisfaction of certain conditions. See “The Exchange Offers—Conditions to the Exchange Offers.” Even if the Exchange Offers are completed, they may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the Exchange Offers may have to wait longer than expected to receive their Exchange Notes, during which time such holders will not be able to effect transfers of their Original Notes tendered in the Exchange Offers.

Until we announce whether we have accepted valid tenders of Original Notes for exchange pursuant to the Exchange Offers, no assurance can be given that the Exchange Offers will be completed because, subject to applicable law and as provided in this prospectus, we may, in our discretion, extend, re-open, amend, waive any condition of or terminate any or all of the Exchange Offers, subject to applicable law, at any time until then.

Some of the Original Notes not exchanged or rejected from the Exchange Offers will be treated differently from the Exchange Notes.

If you do not exchange your Original Notes for Exchange Notes pursuant to the Exchange Offers or if they are rejected therefrom, your Original Notes will remain outstanding.

The B Original 7.625% Notes due 2032 that remain outstanding or are rejected from the Exchange Offers will remain subject to the existing transfer restrictions applicable to them. Any of the B Original 7.625% Notes due 2032 may not be offered, sold or otherwise transferred, except in compliance with the registration requirements of the Securities Act, pursuant to an exemption from registration under the Securities Act or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with applicable state securities laws. Holders of the B Original 7.625% Notes due 2032 who do not participate in the Exchange Offers will face restrictions on the resale of their B Original 7.625% Notes due 2032, and may not be able to sell their B Original 7.625% Notes due 2032 at the time they wish or at prices acceptable to them. In addition, we currently do not intend to register any B Original 7.625% Notes due 2032 under the Securities Act and, if you are eligible to exchange your B Original 7.625% Notes due 2032 in the Exchange Offers and do not exchange your B Original 7.625% Notes due 2032 in the Exchange Offers, you will not be entitled to have those B Original 7.625% Notes due 2032 registered under the Securities Act at a later date.

Risks relating to the Exchange Notes

Under the terms of the Exchange Notes, you will agree to be bound by the exercise of any UK bail-in power by the relevant UK resolution authority.

You will agree to be bound by the exercise of any UK bail-in power (as defined below) and you should consider the risk that you may lose all of your investment, including the principal amount plus any accrued interest, if the UK bail-in power is acted upon and/or that any remaining outstanding Exchange Notes or securities into which the Exchange Notes are converted, including our ordinary shares, may be of little value at the time of conversion and thereafter (as described under “—Risks Relating to the Exchange Notes—The Exchange Notes are the subject of the UK bail-in power, which may result in your Notes being written down to zero or converted into other securities, including unlisted equity securities”).

Specifically, by your acquisition of the Exchange Notes pursuant to the Exchange Offers, you (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the Exchange Notes, the Exchange Indenture or any other agreements, arrangements or understandings between us and you, to be bound by (a) the effect of the exercise of any UK bail-in power by the relevant UK resolution authority (as defined under “Description of the Exchange Notes—Agreement with Respect to the Exercise of UK Bail-in Power”); and (b) the variation of the terms of the Exchange Notes or the Exchange Indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority. No repayment or payment of Amounts Due (as defined under “Description of the Exchange Notes— Agreement with Respect to the Exercise of UK Bail-in Power”) will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. Moreover, you (which, for these purposes, includes each beneficial owner) will consent to the exercise of any UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the Exchange Notes. For more information, see “Description of the Exchange Notes—Agreement with Respect to the Exercise of UK Bail-in Power.”

The Exchange Notes are the subject of the UK bail-in power, which may result in your Notes being written down to zero or converted into other securities, including unlisted equity securities.

On January 1, 2015, the Banking Act, and other primary and secondary legislative instruments were amended to give effect to the BRRD in the UK. The stated aim of the BRRD is to provide supervisory authorities, including (at the time) the relevant UK resolution authority, with common tools and powers to address banking crises pre-emptively in order to safeguard financial stability and minimize taxpayers’ contributions to bank bail-outs and/or exposure to losses.

As the parent company of a UK bank, we are subject to the Banking Act, which gives wide powers in respect of UK banks and their parent and other group companies to Her Majesty’s Treasury (“HM Treasury”), the Bank of England (“BoE”), the PRA and the Financial Conduct Authority (the “FCA”) in circumstances where a UK bank has encountered or is likely to encounter financial difficulties.

As a result, the Exchange Notes are subject to existing UK bail-in powers under the Banking Act and may be subject to future UK bail-in powers under existing or future legislative and regulatory proposals. In particular, the Banking Act was amended to implement the power to write-down and convert capital instruments and (where the institution concerned is not a resolution entity) certain internal non-own funds liabilities (“relevant internal liabilities”) (the “capital instruments and liabilities write-down and conversion power”) and a “bail-in” tool, both of which may be exercised by the BoE (as a relevant UK resolution authority) and may result in the Exchange Notes being partially or fully written down or converted to common equity Tier 1 instruments. The capital instruments and liabilities write-down and conversion power could be exercised in relation to the Exchange Notes and the use of the capital instruments and liabilities write-down and conversion power does not preclude a subsequent use of the bail-in power.

The capital instruments and liabilities write-down and conversion power may be exercised independently of, or in combination with, the exercise of a resolution tool (other than the bail-in tool), and such power allows resolution authorities to cancel all or a portion of the principal amount of capital instruments and relevant internal liabilities and/or convert such capital instruments and relevant internal liabilities into common equity Tier 1 instruments when an institution and/or, in the case of a holding company, an institution in its group, has reached the point of non-viability. The BoE or PRA determines the point of non-viability for such purposes as the point at which the relevant institution meets the conditions for resolution or will no longer be viable unless the relevant capital instruments are written down or extraordinary public support is provided and without such support the appropriate authority determines that the institution would no longer be viable. The BoE will exercise the capital instruments and liabilities write-down and conversion power in a specific order such that common equity must be written off, cancelled or appropriated from the existing shareholders in full before additional Tier 1 instruments are affected, additional Tier 1 instruments must be written off or converted in full before Tier 2 instruments are affected and (in the case of a non-resolution entity) Tier 2 instruments must be written off or converted in full before relevant internal liabilities are affected. Where the capital instruments and liabilities write-down and conversion power is used, the write-down is permanent and investors receive no compensation (save that common equity Tier 1 instruments may be required to be issued to holders of written-down instruments). The capital instruments and liabilities write-down and conversion power is not subject to the “no creditor worse off” safeguard (unlike the bail-in power described below).

Where the conditions for resolution exist, the BoE may use the bail-in tool (individually or in combination with other resolution tools) to cancel all or a portion of the principal amount of, or interest on, certain unsecured liabilities of a failing financial institution and/or convert certain debt claims into another security, including ordinary shares of the surviving entity. In addition, the BoE may use the bail-in tool to, among other things, replace or substitute the issuer as obligor in respect of debt instruments, modify the terms of debt instruments (including altering the maturity (if any) and/or the amount of interest payable and/or imposing a temporary suspension on payments) and discontinue the listing and admission to trading of financial instruments. The BoE must apply the bail-in tool in accordance with a specified preference order. In particular, the Banking Act requires resolution authorities to write-down or convert debts in the following order: (i) additional Tier 1 instruments, (ii) Tier 2 instruments, (iii) other subordinated claims that do not qualify as additional Tier 1 or Tier 2 instruments and (iv) certain senior claims. As a result, the Exchange Notes may be fully or partially written down or converted even where other subordinated debt that does not qualify as capital is not affected. Due to the discretion afforded to the BoE, the claims of some creditors whose claims would rank equally with yours may be excluded from being subject to the bail-in tool. The greater number of such excluded creditors there are, the greater the potential impact of the bail-in tool on other creditors who have not been excluded (which may include you). The bail-in tool has a safeguard designed to leave no creditor worse off than in the case of insolvency.

Moreover, to the extent the UK bail-in power is exercised pursuant to the Banking Act or otherwise, any securities issued upon conversion of your Exchange Notes may not meet the listing requirements of any securities exchange, and our outstanding listed securities may be delisted from the securities exchanges on which they are listed. Any securities you receive upon conversion of your Exchange Notes (whether debt or equity) may not be listed for at least an extended period of time, if at all, or may be on the verge of being delisted by the relevant exchange, including, for example, our American depositary receipts listed on the NYSE or our ordinary shares listed on the London Stock Exchange or otherwise. Additionally, there may be limited, if any, disclosure with respect to the business, operations or financial statements of the issuer (which may be an entity other that HSBC Holdings) of any securities issued upon conversion of your Exchange Notes, or the disclosure with respect to any existing issuer may not be current to reflect changes in the business, operations or financial statements as a result of the exercise of the UK bail-in power.

Moreover, the exercise of the UK bail-in power and/or other actions implementing the UK bail-in power may require interests in the Exchange Notes to be held or taken, as the case may be, through clearing systems, intermediaries or persons other than DTC. Notably, in some circumstances, the BoE may decide to apply a deferred bail-in, where liabilities are not written down at the start of the resolution but are transferred to a depositary to hold during the bail-in period with the write-down being determined at a later point in the bail-in period. Furthermore, the Trustee may be unwilling to continue serving in its capacity as Trustee for the Exchange Notes, subject to the terms of the Exchange Indenture. As a result, there may not be an active market for any securities you may hold after the exercise of the UK bail-in power.

You should consider the risk that you may lose all of your investment, including the principal amount plus any accrued interest, if the UK bail-in power is acted upon or that any remaining outstanding Exchange Notes or securities into which your Exchange Notes are converted, including our ordinary shares, may be of little value at the time of conversion and thereafter. In addition, trading behavior, including prices and volatility, may be affected by the threat of bail-in and, as a result, your Exchange Notes are not necessarily expected to follow the trading behavior associated with other types of securities. See also “—Risks Relating to the Exchange Notes—Other powers contemplated by the Banking Act may affect your rights under, and the value of your investment in, the Exchange Notes.”

Your rights may be limited in respect of the exercise of the UK bail-in power by the relevant UK resolution authority.

There may be limited protections, if any, that will be available to holders of securities subject to the UK bail-in power (including the Exchange Notes) and to the broader resolution powers of the relevant UK resolution authority. For example, although under the Banking Act, the BoE’s resolution instrument with respect to the exercise of the bail-in tool must set out the provisions allowing for securities to be transferred, cancelled or modified (or any combination of these), the resolution instrument may make any other provision that the BoE considers to be appropriate in exercising its specific powers. Such other provisions are expected to be specific and tailored to the circumstances that have led to the exercise of the bail-in tool under the Banking Act and there is uncertainty as to the extent to which usual processes or procedures under English law will be available to holders of securities (including the Exchange Notes). Accordingly, you may have limited or circumscribed rights to challenge any decision of the BoE or other relevant UK resolution authority to exercise its UK bail-in power.

Other powers contemplated by the Banking Act may affect your rights under, and the value of your investment in, the Exchange Notes.

In addition to the capital instruments and liabilities write-down and conversion power and the bail-in tool, the Banking Act includes powers to (a) transfer all or some of the securities issued by a UK bank or its parent, or all or some of the property, rights and liabilities of a UK bank or its parent (which would include the Exchange Notes), to a commercial purchaser or, in the case of securities, into temporary public ownership (to HM Treasury or an HM Treasury nominee), or, in the case of property, rights or liabilities, to a bridge bank (an entity owned by the BoE); (b) together with another resolution tool only, transfer impaired or problem assets to one or more publicly owned asset management vehicles to allow them to be managed with a view to maximizing their value through eventual sale or orderly wind-down; (c) override any default provisions, contracts or other agreements, including provisions that would otherwise allow a party to terminate a contract or accelerate the payment of an obligation; (d) commence certain insolvency procedures in relation to a UK bank; and (e) override, vary or impose contractual obligations, for reasonable consideration, between a UK bank or its parent and its group undertakings (including undertakings which have ceased to be members of the group), in order to enable any transferee or successor bank of the UK bank to operate effectively.

The Banking Act also gives power to HM Treasury to make further amendments to the law for the purpose of enabling it to use these powers effectively, potentially with retrospective effect.

The powers set out in the Banking Act could affect how credit institutions (and their parent companies) and investment firms are managed as well as, in certain circumstances, the rights of creditors. Accordingly, the taking of any actions contemplated by the Banking Act may affect your rights under the Exchange Notes, and the value of your Exchange Notes may be affected by the exercise of any such powers or threat thereof.

The circumstances under which the relevant UK resolution authority would exercise its UK bail-in power or other resolution tools under the Banking Act or future legislative or regulatory proposals are uncertain, which may affect the value of your Exchange Notes.

There remains significant uncertainty regarding the ultimate nature and scope of the resolution powers under the Banking Act (and such significant uncertainty may exist with respect to any other resolution powers or tools enacted under future legislative or regulatory proposals), as well as the manner in which such powers would affect us and our securities (including the Exchange Notes) if such powers were exercised.

For example, although the exercise of the capital instruments and liabilities write-down and conversion power, bail-in tool and other resolution tools under the Banking Act are subject to certain pre-conditions thereunder, there remains uncertainty regarding the specific factors (including, but not limited to, factors outside our control or not directly related to us) which the BoE would consider in deciding whether to exercise such powers with respect to us or our securities (including the Exchange Notes). In particular, because the Banking Act allows for the BoE to exercise its discretion in choosing which resolution tool or tools to apply, it will be difficult to predict whether the exercise of the BoE’s resolution powers with respect to any of our securities will result in a principal write-off or conversion to equity. You may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such resolution powers and consequently its potential effect on us or the Exchange Notes.

Accordingly, it is not yet possible to assess the full impact of the exercise of the UK bail-in power pursuant to the Banking Act or otherwise on us, and there can be no assurance that the taking of any actions contemplated therein would not adversely affect your rights, the price or value of your investment in the Exchange Notes and/or our ability to satisfy our obligations under the Exchange Notes.

Your remedies under the Exchange Notes are limited.

The remedies under the Exchange Notes are more limited than those that may be available to our unsubordinated creditors.

There is no right of acceleration in the case of non-payment of principal and/or interest on the Exchange Notes or of our failure to perform any of our obligations under or in respect of the Exchange Notes. Payment of the principal amount of the Exchange Notes may be accelerated only upon certain events of a winding-up, as described under “Description of the Exchange Notes—Events of Default; Default,” and the sole remedy against us under the Exchange Indenture for recovery of amounts owing in respect of any non-payment of any amount that has become due and payable under the Exchange Notes is, subject to certain conditions and to the provisions described in “Description of the Exchange Notes—Events of Default; Default” (including your right to institute suit for the enforcement of any payment of the principal of, or interest on, the Exchange Notes on or after the due dates thereof), for the Trustee, in accordance with the Exchange Indenture, to institute proceedings in England (or such other jurisdiction in which we may be organized, but not elsewhere) for our winding-up.

Other changes in law may adversely affect your rights as a holder of Exchange Notes.

Changes in law after the date hereof may affect your rights as holder of Exchange Notes as well as the market value of the Exchange Notes. Such changes in law may include changes in statutory, tax and regulatory regimes during the life of the Exchange Notes, which may have an adverse effect on an investment in the Exchange Notes. In addition, any change in law or regulation that results in our having to pay Additional Amounts to you could constitute a tax event that may entitle us to redeem the Exchange Notes in whole (but not in part) in our sole discretion as more particularly described under “—Risks Relating to the Exchange Notes—We may redeem the Exchange Notes at our option in certain situations” below and “Description of Exchange Notes—Redemption”.

In particular, the UK’s withdrawal from the EU continues to create significant political, regulatory and macroeconomic uncertainty. For instance, while the UK’s withdrawal from the EU does not affect the validity of the Banking Act (through which the BRRD was implemented), UK and EU law have diverged with respect to certain aspects of recovery and resolution and may diverge further. It is possible that subsequent changes in law affecting your rights could take place. See also “—We may issue securities pari passu with the Exchange Notes and/or secured debt” below for a discussion of developments relating to requirements under the Banking Act. See also page 140 in the 2021 Form 20-F.

Such legislative and regulatory uncertainty could also affect the liquidity of the Exchange Notes and/or your ability to accurately value them, and, therefore, affect the trading price of the Exchange Notes given the extent and impact on the Exchange Notes that one or more regulatory or legislative changes, including those described under “—Risks Relating to the Exchange Notes—The circumstances under which the relevant UK resolution authority would exercise its UK bail-in power or other resolution tools under the Banking Act or future legislative or regulatory proposals are uncertain, which may affect the value of your Exchange Notes,” could have on the Exchange Notes.

We may redeem the Exchange Notes at our option in certain situations.

We may redeem the Exchange Notes at any time in whole (but not in part) in our sole discretion upon the occurrence of certain tax events, as more particularly described under “Description of the Exchange Notes—Redemption”. Certain of such tax events may occur at any time after the Issue Date and it is therefore possible that we would be able to redeem the Exchange Notes at any time after the Issue Date.

Our optional redemption may limit the market value of the Exchange Notes to the redemption price during the period shortly before the relevant redemption date. Additionally, if we redeem the Exchange Notes in the circumstances mentioned above, you may not be able to reinvest the redemption proceeds in securities offering a comparable yield.

In addition, any early redemption of any of the Exchange Notes may be subject to conditions imposed by the Relevant Regulator, regardless of whether such redemption would be favorable to you. In particular, the Relevant Regulator may only grant permission to redeem any Exchange Notes if the requirements of Articles 78(1) (and 78(4), where applicable) of UK CRR are satisfied (see “Description of the Exchange Notes—Redemption—Redemption Conditions”).

We may issue securities senior to, or pari passu with, the Exchange Notes.

There is no restriction on the amount of securities that we may issue, incur or guarantee, that rank senior to, or pari passu with, the Exchange Notes. In particular, the Financial Stability Board (the “FSB”) final standards for total loss absorbing capacity (“TLAC”) requirements for global systemically important banks (“G-SIBs”) have now been implemented in the UK by the BoE using its existing powers under the Banking Act. The BoE published its statement of policy on its approach to setting minimum requirements for own funds and eligible liabilities (“MREL”) in June 2018, which was updated in December 2021. The updated policy has not changed the MREL calibration framework applicable to G-SIBs which are now subject to end-state MREL requirements from January 1, 2022. The policy also sets out internal MREL requirements that apply to some of our UK subsidiaries. Furthermore, revisions to Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of the Council of 26 June 2013, as amended (“CRR II”) introduced a harmonized MREL requirement for G-SIBs, applicable as of June 27, 2019, which has been retained in UK CRR, in addition to institution-specific requirements under the BRRD regime. Any further regulatory developments in this area may in turn impact our ability to make interest payments on the Exchange Notes.

We have issued approximately US$91.0  billion as of June 30, 2022 in order to meet MREL/TLAC requirements. See pages 134 through 142 in the 2021 Form 20-F. Furthermore, the terms of the Exchange Indenture permit us (and our subsidiaries) to incur additional debt, including secured debt. The Exchange Notes will be effectively subordinated to any indebtedness or other liabilities of our subsidiaries (see “—Risks Relating to the Exchange Notes—Our holding company structure may mean that our rights to participate in assets of any of our subsidiaries upon its liquidation may be subject to prior claims of some of its creditors”) and to any of our indebtedness that is secured by property or assets to the extent of the value of the property or assets securing such indebtedness.

In the event of our winding-up, the Exchange Notes will be subordinated in right of payment to claims of our depositors and all our other creditors (including those creditors holding any securities we may issue that rank senior to the Exchange Notes, such as those issued to meet MREL/TLAC requirements), other than claims which by their terms are, or are expressed to be, subordinated to, or pari passu with, the Exchange Notes. As a result, in the event of our winding-up, holders of Exchange Notes may recover from the value of our assets to satisfy their claims only after our creditors that rank senior to the Exchange Notes have been paid in full. In addition, the claims of creditors holding securities that rank pari passu with the Exchange Notes may reduce the amount recoverable by holders of Exchange Notes. Therefore, holders of Exchange Notes may lose all or some of their investment in the Exchange Notes in the event of our winding-up. In addition, the Exchange Notes do not contain any restriction on the Issuer issuing securities that may have preferential rights to the Exchange Notes or securities with similar or different provisions to those described herein.

Our holding company structure may mean that our rights to participate in assets of any of our subsidiaries upon its liquidation may be subject to prior claims of some of its creditors.

The Exchange Notes are our obligations exclusively and are not guaranteed by any person, including any of our subsidiaries. We are a non-operating holding company and, as such, our principal source of income is derived from our operating subsidiaries that hold the principal assets of the HSBC Group. As a separate legal entity, we rely on, among other things, remittance of our subsidiaries’ loan interest payments and dividends in order to be able to meet our obligations to you as they fall due. The ability of our subsidiaries and affiliates to pay dividends could be restricted by changes in regulation, statutory/contractual restrictions, exchange controls and other requirements, which may, in turn, restrict our ability to pay any amounts due under the Exchange Notes.

In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors and any preference shareholders, except to the extent that we may be a creditor with recognized claims ranking ahead of or pari passu with such prior claims against the subsidiary.

We also have absolute discretion as to how we make our investments in, or advance funds to, our subsidiaries, including any proceeds of issuances of debt securities and as to how we may restructure existing investments and funding in the future (which restructuring may be implemented without prior notification to you). The ranking of our claims in respect of such investments and funding in the event of the liquidation of a subsidiary, and their treatment in resolution, will depend in part on their form and structure and the types of claim that they give rise to. The purposes of such investments and funding, and any such restructuring, may include, among other things, the provision of different amounts or types of capital or funding to particular subsidiaries, including for the purposes of meeting regulatory requirements, such as the implementation of MREL requirements imposed by the BoE or any equivalent requirements imposed on our subsidiaries, which may require funding to be made on a subordinated basis. See pages 134 through 142 in the 2021 Form 20-F.

In addition, the terms of some loans or investments in capital instruments issued by our subsidiaries may contain contractual mechanisms that, upon the occurrence of a trigger related to the prudential or financial condition of such subsidiary, would result in a write-down of the claim or a change in the ranking and type of claim that we have against such subsidiary. The regulatory framework applicable to our subsidiaries may also provide statutory powers to regulatory authorities to write-down or convert such loans or investments to equity depending on the prudential or financial condition of the subsidiary. In addition, such loans to and investments in certain of our subsidiaries may also be subject to the exercise of the UK bail-in power. See “—Risks Relating to the Exchange Notes—The Exchange Notes are the subject of the UK bail-in power, which may result in your Notes being written-down to zero or converted into other securities, including unlisted equity securities.” Any changes in the legal or regulatory form or ranking of a loan or investment could also affect its treatment in resolution.

If any of our subsidiaries were wound up, liquidated or dissolved (i) you would have no right to proceed against the assets of such subsidiary and (ii) the liquidator of such subsidiary would first apply the assets of such subsidiary to settle the claims of such subsidiary’s creditors and/or preference shareholders (including holders of such subsidiary’s senior or subordinated debt, including eligible liabilities, Tier 2 and additional Tier 1 capital instruments, all of which may include the Issuer) before we would be entitled to receive any distributions in respect of such subsidiary’s ordinary shares. Similarly, if any of our subsidiaries were subject to resolution proceedings (i) you may have no direct recourse against such subsidiary and (ii) you and we may also be exposed to losses pursuant to the exercise by the relevant resolution authority of resolution powers (including any applicable bail-in power).

The Exchange Notes are not bank deposits.

An investment in the Exchange Notes is not equivalent to an investment in a bank deposit and carries risks that are very different from the risk profile of such a deposit.

The issue price, interest rate and yield to maturity of the Exchange Notes are expected to reflect the additional risks borne by investors therein when compared to those of depositors. For example, the Exchange Notes do not benefit from any protection provided pursuant to the UK law which was relied on by the UK immediately before 11:00 p.m. on December 31, 2020 to implement Directive 2014/49/EU of the European Parliament and of the Council on deposit guarantee schemes, as may be amended from time to time (such as the UK Financial Services Compensation Scheme). Therefore, if we become insolvent or default on our obligations, investors could lose their entire investment. Additionally, the Exchange Notes may be subject to the capital instruments and liabilities write-down and conversion power (which does not apply to ordinary bank deposits) and the Exchange Notes would be subject to the bail-in tool before it is applied to bank deposits (to the extent that such deposits are subject to the bail-in tool at all). See “—Risks Relating to the Exchange Notes—The Exchange Notes are the subject of the UK bail-in power, which may result in your Exchange Notes being written-down to zero or converted into other securities, including unlisted equity securities.”

The Exchange Notes of each series constitute a new issue of securities by us and we cannot guarantee that an active public market for the securities will develop or be sustained.

The Exchange Notes of each series will constitute a new issue of securities by us. Prior to our present issuance of Exchange Notes, there will have been no public market for the Exchange Notes. Even though the Exchange Notes are expected to have greater liquidity than a bank deposit given that bank deposits are generally not transferable, there can be no assurance that an active public market for the Exchange Notes will develop. See “—Risks Relating to the Exchange Notes—The Exchange Notes are not bank deposits.”

The liquidity and trading markets of the Exchange Notes depends on the level of participation in the Exchange Offers. To the extent that a low amount of Original Notes of a series is tendered for exchange in the Exchange Offers and the Exchange Offer in respect of that series is completed, the trading market for such series of the Exchange Notes that will be issued following such completion may be significantly limited. The Exchange Notes may trade at lower prices than a comparable issue of securities with greater market liquidity, or the corresponding series of Original Notes that remains outstanding. A reduced market value and reduced liquidity may also make the trading prices of the Exchange Notes more volatile. As a result, the market prices for the Exchange Notes after the completion of the Exchange Offers may be adversely affected as a result of a limited proportion of Original Notes being tendered for exchange in the Exchange Offers and holders may be unable to resell their Exchange Notes for an extended period of time, if at all.

Although we will apply for the Exchange Notes to be listed on the NYSE, there can be no assurance that an active public market for the Exchange Notes will develop and, if such a market were to develop, none of the Issuer, the Dealer Manager, the Exchange Agent or the Information Agent is under any obligation to maintain such a market. The liquidity and the market prices for the Exchange Notes can be expected to vary with changes in market and economic conditions and our financial condition and prospects and other factors that generally influence the market prices of securities.

Our credit ratings may not reflect all risks of an investment in the Exchange Notes, and changes to any credit rating assigned to us or the Exchange Notes may affect the market value of the Exchange Notes.

Our credit ratings or those assigned to the Exchange Notes may not reflect the potential impact of all risks related to the structure and other factors on any trading market for, or market value of, the Exchange Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time in its sole discretion.

Any rating assigned to us or the Exchange Notes may be withdrawn entirely by a credit rating agency, may be suspended or may be lowered, if, in that credit rating agency’s judgment, circumstances relating to the basis of the rating so warrant. Moreover, the rating agencies that currently, or may in the future, publish a rating for us or the Exchange Notes may change the methodologies that they use for analyzing issuers or securities with features similar to the Exchange Notes. Ratings may be impacted by a number of factors that can change over time, including the credit rating agency’s assessment of: (i) our strategy and management’s capability; (ii) our financial condition, including in respect of capital, funding and liquidity; (iii) competitive, economic, legal and regulatory conditions in our key markets, including those markets where we have large exposures or on which our operating results, including revenues, are substantially dependent; (iv) the level of political support for the industries in which we operate; (v) legal and regulatory frameworks affecting our legal structure, business activities and the rights of our creditors; and (vi) the impact of the current macroeconomic environment, the Russia-Ukraine war and governmental and regulatory responses arising from the Covid-19 pandemic on any of the foregoing factors.

There can be no assurance that the rating agencies will maintain the current ratings or outlook assigned to us or the Exchange Notes.

Real or expected downgrades, suspensions or withdrawals of credit ratings assigned to us or the Exchange Notes could cause the liquidity or trading prices of the Exchange Notes to decline significantly. Additionally, any uncertainty about the extent of any anticipated changes to the credit ratings assigned to us or the Exchange Notes may adversely affect the market value of the Exchange Notes.

You may not be entitled to receive U.S. dollars in a winding-up.

If you are entitled to any recovery with respect to the Exchange Notes in any winding up, you might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the UK. In addition, under current English law, our liability to you would have to be converted into pounds sterling or any other lawful currency of the UK at a date close to the commencement of proceedings against us and you would be exposed to currency fluctuations between that date and the date you receive proceeds pursuant to such proceedings, if any.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offers. The Original Notes surrendered and exchanged for the Exchange Notes will be retired and canceled.

COMPARISON OF MATERIAL DIFFERENCES BETWEEN THE ORIGINAL 7.35% NOTES DUE 2032 AND THE EXCHANGE 7.35% NOTES DUE 2032

The following is a summary comparison of the material differences between the terms of the Original 7.35% Notes due 2032 and the Exchange 7.35% Notes due 2032. This summary does not purport to be complete and is qualified in its entirety by reference to the Amended Indenture, the Original 7.35% Notes due 2032 and the Exchange Indenture. For a more detailed description of the Exchange Notes, see “Description of the Exchange Notes.”

Term	Original 7.35% Notes due 2032	Exchange 7.35% Notes due 2032
CBR	Not applicable	By its acquisition of the Exchange 7.35% Notes due 2032, each noteholder (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the Exchange 7.35% Notes due 2032, the Exchange Indenture or any other agreements, arrangements or understandings between us and any noteholder, to be bound by (a) the effect of the exercise of any UK bail-in power by the relevant UK resolution authority in relation to any Exchange 7.35% Notes due 2032 that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the Amounts Due; (ii) the conversion of all, or a portion, of the Amounts Due into our or another person’s ordinary shares, other securities or other obligations (and the issue to, or conferral on, the noteholder of such ordinary shares, other securities or other obligations), including by means of an amendment, modification or variation of the terms of the Exchange 7.35% Notes due 2032 or the Exchange Indenture; (iii) the cancellation of the Exchange 7.35% Notes due 2032; and/or (iv) the amendment or alteration of the Maturity Date of the Exchange 7.35% Notes due 2032 or amendment of the amount of interest payable on the Exchange 7.35% Notes due 2032, or the interest payment dates, including by suspending payment for a temporary period; and (b) the variation of the terms of the Exchange 7.35% Notes due 2032 or the Exchange Indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority. No repayment or payment of Amounts Due will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. Moreover, each noteholder (which, for these purposes, includes each beneficial owner) will consent to the exercise of any UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the Exchange 7.35% Notes due 2032.

Term	Original 7.35% Notes due 2032	Exchange 7.35% Notes due 2032

For these purposes,

(a) “Amounts Due” are the principal amount of, and any accrued and unpaid interest, including any Additional Amounts, on, the Exchange 7.35% Notes due 2032. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of any UK bail-in power by the relevant UK resolution authority;

(b) a “UK bail-in power” means the powers under the UK bail-in legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, write-down, transfer, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability;

(c) “UK bail-in legislation” means Part I of the Banking Act and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings); and

(d) the “relevant UK resolution authority” is any authority with the ability to exercise a UK bail-in power.

According to the principles of the Banking Act, we expect that the relevant UK resolution authority would respect creditor hierarchies when exercising its UK bail-in power in respect of the Exchange 7.35% Notes due 2032 and that the holders of the Exchange 7.35% Notes due 2032 would be treated pari passu with the claims of holders of all our subordinated unsecured instruments which in each case by law rank, or by their terms are expressed to rank, pari passu with the Exchange 7.35% Notes due 2032 at that time being subjected to the exercise of the UK bail-in power.

Trustee’s Duties in relation to the exercise of UK bail-in power	N/A	By its acquisition of the Exchange 7.35% Notes due 2032, each holder (which, for these purposes, includes each beneficial owner) will acknowledge and agree that the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Exchange 7.35% Notes due 2032 will not give rise to a Default or

Term	Original 7.35% Notes due 2032	Exchange 7.35% Notes due 2032

Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By its acquisition of the Exchange 7.35% Notes due 2032, each holder (which, for these purposes, includes each beneficial owner), to the extent permitted by the Trust Indenture Act, will waive any and all claims, in law and/or in equity, against the Trustee for, agree not to initiate a suit against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of (i) the UK bail-in power by the relevant UK resolution authority with respect to the Exchange 7.35% Notes due 2032 or (ii) the limited remedies available under the Exchange Indenture for a non-payment of principal and/or interest on the Exchange 7.35% Notes due 2032.

Additionally, by its acquisition of the Exchange 7.35% Notes due 2032, each holder (which, for these purposes, includes each beneficial owner) will acknowledge and agree that, upon the exercise of any UK bail-in power by the relevant UK resolution authority:

•  the Trustee will not be required to take any further directions from noteholders under Section 5.12 (Control by Holders of Debt Securities) of the Base Indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the Exchange 7.35% Notes due 2032 to direct certain actions relating to the Exchange 7.35% Notes due 2032; and

•  the Exchange Indenture will not impose any duties upon the Trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK resolution authority.

Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK resolution authority, the Exchange 7.35% Notes due 2032 remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the Exchange 7.35% Notes due 2032), then the Trustee’s duties under the Exchange Indenture will remain applicable with respect to the Exchange 7.35% Notes due 2032 following such completion to the extent that we and the Trustee will agree pursuant to another supplemental indenture or an amendment to the Exchange Indenture; provided,

Term	Original 7.35% Notes due 2032	Exchange 7.35% Notes due 2032
however, that notwithstanding the exercise of the UK bail-in power by the relevant UK authority, there will at all times be a trustee for the Exchange 7.35% Notes due 2032 in accordance with the Exchange Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee will continue to be governed by the Exchange Indenture, including to the extent no additional supplemental indenture or amendment to the Exchange Indenture is agreed upon in the event the Exchange 7.35% Notes due 2032 remain outstanding following the completion of the exercise of the UK bail-in power.

Payment of Additional Amounts	If any deduction or withholding in respect of any payments of principal and interest on the Original 7.35% Notes due 2032 will at any time be required by the United Kingdom or any political subdivision or taxing authority thereof or therein, HSBC Holdings will pay such additional amounts as may be necessary so that the net amounts paid to the holders of Original 7.35% Notes due 2032 or the Trustee, after such deduction or withholding, shall equal the respective amounts to which the holders of the Original 7.35% Notes due 2032 would have been entitled had no deduction or withholding been made.	If any deduction or withholding in respect of payments of interest only (and not principal) on the Exchange 7.35% Notes due 2032 will at any time be required by the United Kingdom or any political subdivision or taxing authority thereof or therein, HSBC Holdings will pay such additional amounts as may be necessary so that the net amounts (including additional amounts) paid to the holders of Exchange 7.35% Notes due 2032, after such deduction or withholding, shall equal the respective amounts of interest to which the holders of the Exchange 7.35% Notes due 2032 would have been entitled had no deduction or withholding been made.

Payment Subject to Fiscal Laws	Not applicable	All payments under the Exchange 7.35% Notes due 2032 are subject in all cases to any applicable fiscal or other laws, regulations and directives in any jurisdiction, but without prejudice to “—Payment of Additional Amounts” above.

Redemption	Any redemption or repurchase of the Original 7.35% Notes due 2032 requires the prior consent of the FSA unless repurchases are made by any of our subsidiary undertakings in respect of their market-making activities.	We may only redeem or repurchase the Exchange 7.35% Notes due 2032 (i) if we have obtained any Relevant Supervisory Consent, (ii) prior to the fifth anniversary of the Issue Date, if the Applicable Rules so oblige, we have demonstrated to the satisfaction of the Relevant Regulator that (x) pursuant to a Tax Event Redemption (as described below), the relevant tax event is a change in the applicable tax treatment of the Exchange 7.35% Notes due 2032 which is material and was not reasonably foreseeable on the Issue Date or (y) we have (or will have), before or at the same time as such redemption or repurchase, replaced the Exchange 7.35% Notes due 2032 with own funds instruments of equal or higher

Term	Original 7.35% Notes due 2032	Exchange 7.35% Notes due 2032
quality at terms that are sustainable for our income capacity, and the Relevant Regulator has permitted such action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional circumstances, and/or (iii) we have complied with any alternative or additional pre-conditions to redemption, as applicable, set out in the Applicable Rules.

Default

With respect to the Original 7.35% Notes due 2032, and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it shall be a default with respect to the Original 7.35% Notes due 2032 if:

•  any installment of interest upon the Original 7.35% Notes due 2032 or any related coupon is not paid when due and such failure continues for 14 days; or

•  all or any part of the principal of (or premium, if any, on) the Original 7.35% Notes due 2032 as and when the same shall become due and payable, whether at maturity, upon redemption or otherwise, is not paid and such failure continues for 7 days;

provided that, if we do not pay any installment of interest on the pertinent interest payment date or all or any part of principal at maturity, the obligation to make such payment and such interest payment date or maturity, as the case may be, shall be deferred until (i) in the case of a payment of interest, the date on which a dividend is paid on any class of our share capital and (ii) in the case of a payment of principal, the first business day after the date that falls six months after the original payment date. Failure by us to make any such payment prior to such deferred date will not constitute a

With respect to the Exchange 7.35% Notes due 2032, and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it shall be a default with respect to the Exchange 7.35% Notes due 2032 if:

•  any installment of interest upon the Exchange 7.35% Notes due 2032 or any related coupon is not paid when due and such failure continues for 14 days; or

•  all or any part of the principal of (or premium, if any, on) the Exchange 7.35% Notes due 2032 as and when the same shall become due and payable, whether at maturity, upon redemption or otherwise, is not paid and such failure continues for 7 days.

If a default occurs, the Trustee may institute proceedings in England (but not elsewhere) for our winding up, provided that the Trustee may not, upon the occurrence of a default on the Exchange 7.35% Notes due 2032, accelerate the maturity of the Exchange 7.35% Notes due 2032 of the relevant series unless an event of default has occurred and is continuing.

Term	Original 7.35% Notes due 2032	Exchange 7.35% Notes due 2032

default by us or allow any holder to sue us for such payment or to take any other action. Any payment so deferred will not be treated as due for any purpose (including, without limitation, for the purposes of ascertaining whether or not a default has occurred) until the relevant deferred date.

If a default occurs, the Trustee may institute proceedings in England (but not elsewhere) for our winding up, provided that the Trustee may not, upon the occurrence of a default on the Original 7.35% Notes due 2032, accelerate the maturity of the Original 7.35% Notes due 2032 of the relevant series unless an event of default has occurred and is continuing.

Form of global securities	The Original 7.35% Notes due 2032 were issued as global securities in bearer form, deposited with a book-entry depositary which holds the global securities for the benefit of DTC and its participants pursuant to a debt security deposit agreement between HSBC Holdings, the book-entry depositary and the holders and beneficial owners from time to time of Original 7.35% Notes due 2032.	The Exchange 7.35% Notes due 2032 will be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries, including, without limitation, DTC, Euroclear and/or Clearstream Luxembourg, and will be registered in the name of such depositary or its nominee.

Minimum Denomination	The Original 7.35% Notes due 2032 were issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.	The Exchange 7.35% Notes due 2032 will be issued in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.

Listing Venue	The Original 7.35% Notes due 2032 are listed on the LSE and the NYSE.	We intend to apply to list the Exchange 7.35% Notes due 2032 on the NYSE.

COMPARISON OF MATERIAL DIFFERENCES BETWEEN THE A ORIGINAL 7.625% NOTES DUE 2032 AND THE EXCHANGE 7.625% NOTES DUE 2032

The following is a summary comparison of the material differences between the terms of the A Original 7.625% Notes due 2032 and the Exchange 7.625% Notes due 2032. This summary does not purport to be complete and is qualified in its entirety by reference to the Amended Indenture, the A Original 7.625% Notes due 2032 and the Exchange Indenture. For a more detailed description of the Exchange Notes, see “Description of the Exchange Notes.”

Term	A Original 7.625% Notes due 2032	Exchange 7.625% Notes due 2032
CBR	Not applicable	By its acquisition of the Exchange 7.625% Notes due 2032, each noteholder (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the Exchange 7.625% Notes due 2032, the Exchange Indenture or any other agreements, arrangements or understandings between us and any noteholder, to be bound by (a) the effect of the exercise of any UK bail-in power by the relevant UK resolution authority in relation to any Exchange 7.625% Notes due 2032 that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the Amounts Due; (ii) the conversion of all, or a portion, of the Amounts Due into our or another person’s ordinary shares, other securities or other obligations (and the issue to, or conferral on, the noteholder of such ordinary shares, other securities or other obligations), including by means of an amendment, modification or variation of the terms of the Exchange 7.625% Notes due 2032 or the Exchange Indenture; (iii) the cancellation of the Exchange 7.625% Notes due 2032; and/or (iv) the amendment or alteration of the Maturity Date of the Exchange 7.625% Notes due 2032 or amendment of the amount of interest payable on the Exchange 7.625% Notes due 2032, or the interest payment dates, including by suspending payment for a temporary period; and (b) the variation of the terms of the Exchange 7.625% Notes due 2032 or the Exchange Indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority. No repayment or payment of Amounts Due will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. Moreover, each noteholder (which, for these purposes, includes each beneficial owner) will consent to the exercise of any UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the Exchange 7.625% Notes due 2032.

Term	A Original 7.625% Notes due 2032	Exchange 7.625% Notes due 2032

For these purposes,

(a) “Amounts Due” are the principal amount of, and any accrued and unpaid interest, including any Additional Amounts, on, the Exchange 7.625% Notes due 2032. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of any UK bail-in power by the relevant UK resolution authority;

(b) a “UK bail-in power” means the powers under the UK bail-in legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, write-down, transfer, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability;

(c) “UK bail-in legislation” means Part I of the Banking Act and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings); and

(d) the “relevant UK resolution authority” is any authority with the ability to exercise a UK bail-in power.

According to the principles of the Banking Act, we expect that the relevant UK resolution authority would respect creditor hierarchies when exercising its UK bail-in power in respect of the Exchange 7.625% Notes due 2032 and that the holders of the Exchange 7.625% Notes due 2032 would be treated pari passu with the claims of holders of all our subordinated unsecured instruments which in each case by law rank, or by their terms are expressed to rank, pari passu with the Exchange 7.625% Notes due 2032 at that time being subjected to the exercise of the UK bail-in power.

Trustee’s Duties in relation to the exercise of UK bail-in power	N/A	By its acquisition of the Exchange 7.625% Notes due 2032, each holder (which, for these purposes, includes each beneficial owner) will acknowledge and agree that the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Exchange 7.625% Notes due 2032 will not give rise to a Default or Event of

Term	A Original 7.625% Notes due 2032	Exchange 7.625% Notes due 2032

Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By its acquisition of the Exchange 7.625% Notes due 2032, each holder (which, for these purposes, includes each beneficial owner), to the extent permitted by the Trust Indenture Act, will waive any and all claims, in law and/or in equity, against the Trustee for, agree not to initiate a suit against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of (i) the UK bail-in power by the relevant UK resolution authority with respect to the Exchange 7.625% Notes due 2032 or (ii) the limited remedies available under the Exchange Indenture for a non-payment of principal and/or interest on the Exchange 7.625% Notes due 2032.

Additionally, by its acquisition of the Exchange 7.625% Notes due 2032, each holder (which, for these purposes, includes each beneficial owner) will acknowledge and agree that, upon the exercise of any UK bail-in power by the relevant UK resolution authority:

•  the Trustee will not be required to take any further directions from noteholders under Section 5.12 (Control by Holders of Debt Securities) of the Base Indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the Exchange 7.625% Notes due 2032 to direct certain actions relating to the Exchange 7.625% Notes due 2032; and

•  the Exchange Indenture will not impose any duties upon the Trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK resolution authority.

Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK resolution authority, the Exchange 7.625% Notes due 2032 remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the Exchange 7.625% Notes due 2032), then the Trustee’s duties under the Exchange Indenture will remain applicable with respect to the Exchange 7.625% Notes due 2032 following such completion to the extent that we and the Trustee will agree pursuant to another supplemental indenture or an amendment to the

Term	A Original 7.625% Notes due 2032	Exchange 7.625% Notes due 2032
Exchange Indenture; provided, however, that notwithstanding the exercise of the UK bail-in power by the relevant UK authority, there will at all times be a trustee for the Exchange 7.625% Notes due 2032 in accordance with the Exchange Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee will continue to be governed by the Exchange Indenture, including to the extent no additional supplemental indenture or amendment to the Exchange Indenture is agreed upon in the event the Exchange 7.625% Notes due 2032 remain outstanding following the completion of the exercise of the UK bail-in power.

Payment of Additional Amounts	If any deduction or withholding in respect of any payments of principal and interest on the A Original 7.625% Notes due 2032 will at any time be required by the United Kingdom or any political subdivision or taxing authority thereof or therein, HSBC Holdings will pay such additional amounts as may be necessary so that the net amounts paid to the holders of A Original 7.625% Notes due 2032 or the Trustee, after such deduction or withholding, shall equal the respective amounts to which the holders of the A Original 7.625% Notes due 2032 would have been entitled had no deduction or withholding been made.	If any deduction or withholding in respect of payments of interest only (and not principal) on the Exchange 7.625% Notes due 2032 will at any time be required by the United Kingdom or any political subdivision or taxing authority thereof or therein, HSBC Holdings will pay such additional amounts as may be necessary so that the net amounts (including additional amounts) paid to the holders of Exchange 7.625% Notes due 2032, after such deduction or withholding, shall equal the respective amounts of interest to which the holders of the Exchange 7.625% Notes due 2032 would have been entitled had no deduction or withholding been made.

Payment Subject to Fiscal Laws	Not applicable	All payments under the Exchange 7.625% Notes due 2032 are subject in all cases to any applicable fiscal or other laws, regulations and directives in any jurisdiction, but without prejudice to “—Payment of Additional Amounts” above.

Redemption	Any redemption or repurchase of the A Original 7.625% Notes due 2032 requires the prior consent of the FSA unless repurchases are made by any of our subsidiary undertakings in respect of their market-making activities.	We may only redeem or repurchase the Exchange 7.625% Notes due 2032 (i) if we have obtained any Relevant Supervisory Consent, (ii) prior to the fifth anniversary of the Issue Date, if the Applicable Rules so oblige, we have demonstrated to the satisfaction of the Relevant Regulator that (x) pursuant to a Tax Event Redemption (as described below), the relevant tax event is a change in the applicable tax treatment of the Exchange 7.625% Notes due 2032 which is material and was not reasonably foreseeable on the Issue Date or (y) we have (or will have), before or at the same time as

Term	A Original 7.625% Notes due 2032	Exchange 7.625% Notes due 2032
such redemption or repurchase, replaced the Exchange 7.625% Notes due 2032 with own funds instruments of equal or higher quality at terms that are sustainable for our income capacity, and the Relevant Regulator has permitted such action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional circumstances, and/or (iii) we have complied with any alternative or additional pre-conditions to redemption, as applicable, set out in the Applicable Rules.

Default

With respect to the A Original 7.625% Notes due 2032, and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it shall be a default with respect to the A Original 7.625% Notes due 2032 if:

•  any installment of interest upon the A Original 7.625% Notes due 2032 or any related coupon is not paid when due and such failure continues for 14 days; or

•  all or any part of the principal of (or premium, if any, on) the A Original 7.625% Notes due 2032 as and when the same shall become due and payable, whether at maturity, upon redemption or otherwise, is not paid and such failure continues for 7 days;

provided that, if we do not pay any installment of interest on the pertinent interest payment date or all or any part of principal at maturity, the obligation to make such payment and such interest payment date or maturity, as the case may be, shall be deferred until (i) in the case of a payment of interest, the date on which a dividend is paid on any class of our share capital and (ii) in the case of a payment of principal, the first business day after the date that falls six months after the original payment date. Failure by us to make

With respect to the Exchange 7.625% Notes due 2032, and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it shall be a default with respect to the Exchange 7.625% Notes due 2032 if:

•  any installment of interest upon the Exchange 7.625% Notes due 2032 or any related coupon is not paid when due and such failure continues for 14 days; or

•  all or any part of the principal of (or premium, if any, on) the Exchange 7.625% Notes due 2032 as and when the same shall become due and payable, whether at maturity, upon redemption or otherwise, is not paid and such failure continues for 7 days.

If a default occurs, the Trustee may institute proceedings in England (but not elsewhere) for our winding up, provided that the Trustee may not, upon the occurrence of a default on the Exchange 7.625% Notes due 2032, accelerate the maturity of the Exchange 7.625% Notes due 2032 of the relevant series unless an event of default has occurred and is continuing.

Term	A Original 7.625% Notes due 2032	Exchange 7.625% Notes due 2032

any such payment prior to such deferred date will not constitute a default by us or allow any holder to sue us for such payment or to take any other action. Any payment so deferred will not be treated as due for any purpose (including, without limitation, for the purposes of ascertaining whether or not a default has occurred) until the relevant deferred date.

If a default occurs, the Trustee may institute proceedings in England (but not elsewhere) for our winding up, provided that the Trustee may not, upon the occurrence of a default on the A Original 7.625% Notes due 2032, accelerate the maturity of the A Original 7.625% Notes due 2032 of the relevant series unless an event of default has occurred and is continuing.

Form of global securities	The A Original 7.625% Notes due 2032 were issued as global securities in bearer form, deposited with a book-entry depositary which holds the global securities for the benefit of DTC and its participants pursuant to a debt security deposit agreement between HSBC Holdings, the book-entry depositary and the holders and beneficial owners from time to time of A Original 7.625% Notes due 2032.	The Exchange 7.625% Notes due 2032 will be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries, including, without limitation, DTC, Euroclear and/or Clearstream Luxembourg, and will be registered in the name of such depositary or its nominee.

Minimum Denomination	The A Original 7.625% Notes due 2032 were issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.	The Exchange 7.625% Notes due 2032 will be issued in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.

Listing Venue	The A Original 7.625% Notes due 2032 are listed on the LSE and the NYSE.	We intend to apply to list the Exchange 7.625% Notes due 2032 on the NYSE.

COMPARISON OF MATERIAL DIFFERENCES BETWEEN THE B ORIGINAL 7.625% NOTES DUE 2032 AND THE EXCHANGE 7.625% NOTES DUE 2032

The following is a summary comparison of the material differences between the terms of the B Original 7.625% Notes due 2032 and the Exchange 7.625% Notes due 2032. This summary does not purport to be complete and is qualified in its entirety by reference to the Amended Indenture, the B Original 7.625% Notes due 2032 and the Exchange Indenture. For a more detailed description of the Exchange Notes, see “Description of the Exchange Notes.”

Term	B Original 7.625% Notes due 2032	Exchange 7.625% Notes due 2032
CBR	Not applicable	By its acquisition of the Exchange 7.625% Notes due 2032, each noteholder (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the Exchange 7.625% Notes due 2032, the Exchange Indenture or any other agreements, arrangements or understandings between us and any noteholder, to be bound by (a) the effect of the exercise of any UK bail-in power by the relevant UK resolution authority in relation to any Exchange 7.625% Notes due 2032 that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the Amounts Due; (ii) the conversion of all, or a portion, of the Amounts Due into our or another person’s ordinary shares, other securities or other obligations (and the issue to, or conferral on, the noteholder of such ordinary shares, other securities or other obligations), including by means of an amendment, modification or variation of the terms of the Exchange 7.625% Notes due 2032 or the Exchange Indenture; (iii) the cancellation of the Exchange 7.625% Notes due 2032; and/or (iv) the amendment or alteration of the Maturity Date of the Exchange 7.625% Notes due 2032 or amendment of the amount of interest payable on the Exchange 7.625% Notes due 2032, or the interest payment dates, including by suspending payment for a temporary period; and (b) the variation of the terms of the Exchange 7.625% Notes due 2032 or the Exchange Indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority. No repayment or payment of Amounts Due will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. Moreover, each noteholder (which, for these purposes, includes each beneficial owner) will consent to the exercise of any UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the Exchange 7.625% Notes due 2032.

Term	B Original 7.625% Notes due 2032	Exchange 7.625% Notes due 2032

For these purposes,

(a) “Amounts Due” are the principal amount of, and any accrued and unpaid interest, including any Additional Amounts, on, the Exchange 7.625% Notes due 2032. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of any UK bail-in power by the relevant UK resolution authority;

(b) a “UK bail-in power” means the powers under the UK bail-in legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, write-down, transfer, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability;

(c) “UK bail-in legislation” means Part I of the Banking Act and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings); and

(d) the “relevant UK resolution authority” is any authority with the ability to exercise a UK bail-in power.

According to the principles of the Banking Act, we expect that the relevant UK resolution authority would respect creditor hierarchies when exercising its UK bail-in power in respect of the Exchange 7.625% Notes due 2032 and that the holders of the Exchange 7.625% Notes due 2032 would be treated pari passu with the claims of holders of all our subordinated unsecured instruments which in each case by law rank, or by their terms are expressed to rank, pari passu with the Exchange 7.625% Notes due 2032 at that time being subjected to the exercise of the UK bail-in power.

Trustee’s Duties in relation to the exercise of UK bail-in power	N/A	By its acquisition of the Exchange 7.625% Notes due 2032, each holder (which, for these purposes, includes each beneficial owner) will acknowledge and agree that the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Exchange 7.625% Notes due 2032 will not give rise to a Default or Event of

Term	B Original 7.625% Notes due 2032	Exchange 7.625% Notes due 2032

Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By its acquisition of the Exchange 7.625% Notes due 2032, each holder (which, for these purposes, includes each beneficial owner), to the extent permitted by the Trust Indenture Act, will waive any and all claims, in law and/or in equity, against the Trustee for, agree not to initiate a suit against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of (i) the UK bail-in power by the relevant UK resolution authority with respect to the Exchange 7.625% Notes due 2032 or (ii) the limited remedies available under the Exchange Indenture for a non-payment of principal and/or interest on the Exchange 7.625% Notes due 2032.

Additionally, by its acquisition of the Exchange 7.625% Notes due 2032, each holder (which, for these purposes, includes each beneficial owner) will acknowledge and agree that, upon the exercise of any UK bail-in power by the relevant UK resolution authority:

•  the Trustee will not be required to take any further directions from noteholders under Section 5.12 (Control by Holders of Debt Securities) of the Base Indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the Exchange 7.625% Notes due 2032 to direct certain actions relating to the Exchange 7.625% Notes due 2032; and

•  the Exchange Indenture will not impose any duties upon the Trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK resolution authority.

Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK resolution authority, the Exchange 7.625% Notes due 2032 remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the Exchange 7.625% Notes due 2032), then the Trustee’s duties under the Exchange Indenture will remain applicable with respect to the Exchange 7.625% Notes due 2032 following such completion to the extent that we and the Trustee will agree pursuant to another supplemental indenture or an amendment to the

Term	B Original 7.625% Notes due 2032	Exchange 7.625% Notes due 2032
Exchange Indenture; provided, however, that notwithstanding the exercise of the UK bail-in power by the relevant UK authority, there will at all times be a trustee for the Exchange 7.625% Notes due 2032 in accordance with the Exchange Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee will continue to be governed by the Exchange Indenture, including to the extent no additional supplemental indenture or amendment to the Exchange Indenture is agreed upon in the event the Exchange 7.625% Notes due 2032 remain outstanding following the completion of the exercise of the UK bail-in power.

Transfer and Selling Restrictions	The B Original 7.625% Notes due 2032 have not been and will not be registered under the Securities Act and may not be sold within the United States or to, or for the account or benefit of, U.S. persons except in certain transactions exempt from, or not subject to, the registration requirements of the Securities Act.	The Exchange 7.625% Notes due 2032 will be registered under the Securities Act.

Payment of Additional Amounts	If any deduction or withholding in respect of any payments of principal and interest on the B Original 7.625% Notes due 2032 will at any time be required by the United Kingdom or any political subdivision or taxing authority thereof or therein, HSBC Holdings will pay such additional amounts as may be necessary so that the net amounts paid to the holders of B Original 7.625% Notes due 2032 or the Trustee, after such deduction or withholding, shall equal the respective amounts to which the holders of the B Original 7.625% Notes due 2032 would have been entitled had no deduction or withholding been made.	If any deduction or withholding in respect of payments of interest only (and not principal) on the Exchange 7.625% Notes due 2032 will at any time be required by the United Kingdom or any political subdivision or taxing authority thereof or therein, HSBC Holdings will pay such additional amounts as may be necessary so that the net amounts (including additional amounts) paid to the holders of Exchange 7.625% Notes due 2032, after such deduction or withholding, shall equal the respective amounts of interest to which the holders of the Exchange 7.625% Notes due 2032 would have been entitled had no deduction or withholding been made.

Payment Subject to Fiscal Laws	Not applicable	All payments under the Exchange 7.625% Notes due 2032 are subject in all cases to any applicable fiscal or other laws, regulations and directives in any jurisdiction, but without prejudice to “—Payment of Additional Amounts” above.

Term	B Original 7.625% Notes due 2032	Exchange 7.625% Notes due 2032

Redemption	Any redemption or repurchase of the B Original 7.625% Notes due 2032 requires the prior consent of the FSA unless repurchases are made by any of our subsidiary undertakings in respect of their market-making activities.	We may only redeem or repurchase the Exchange 7.625% Notes due 2032 (i) if we have obtained any Relevant Supervisory Consent, (ii) prior to the fifth anniversary of the Issue Date, if the Applicable Rules so oblige, we have demonstrated to the satisfaction of the Relevant Regulator that (x) pursuant to a Tax Event Redemption (as described below), the relevant tax event is a change in the applicable tax treatment of the Exchange 7.625% Notes due 2032 which is material and was not reasonably foreseeable on the Issue Date or (y) we have (or will have), before or at the same time as such redemption or repurchase, replaced the Exchange 7.625% Notes due 2032 with own funds instruments of equal or higher quality at terms that are sustainable for our income capacity, and the Relevant Regulator has permitted such action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional circumstances, and/or (iii) we have complied with any alternative or additional pre-conditions to redemption, as applicable, set out in the Applicable Rules.

Default

With respect to the B Original 7.625% Notes due 2032, and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it shall be a default with respect to the B Original 7.625% Notes due 2032 if:

•  any installment of interest upon the B Original 7.625% Notes due 2032 or any related coupon is not paid when due and such failure continues for 14 days; or

•  all or any part of the principal of (or premium, if any, on) the B Original 7.625% Notes due 2032 as and when the same shall become due and payable, whether at maturity, upon redemption or otherwise, is not paid and such failure continues for 7 days;

provided that, if we do not pay any installment of interest on the pertinent interest payment date or all or any part of principal at maturity, the obligation to make such payment and such

With respect to the Exchange 7.625% Notes due 2032, and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it shall be a default with respect to the Exchange 7.625% Notes due 2032 if:

•  any installment of interest upon the Exchange 7.625% Notes due 2032 or any related coupon is not paid when due and such failure continues for 14 days; or

•  all or any part of the principal of (or premium, if any, on) the Exchange 7.625% Notes due 2032 as and when the same shall become due and payable, whether at maturity, upon redemption or otherwise, is not paid and such failure continues for 7 days.

If a default occurs, the Trustee may institute proceedings in England (but not elsewhere) for our winding up, provided that the Trustee may not, upon the occurrence of a default on the Exchange 7.625% Notes due 2032, accelerate the maturity of the Exchange 7.625% Notes due 2032 of the relevant series unless an event of default has occurred and is continuing.

Term	B Original 7.625% Notes due 2032	Exchange 7.625% Notes due 2032

interest payment date or maturity, as the case may be, shall be deferred until (i) in the case of a payment of interest, the date on which a dividend is paid on any class of our share capital and (ii) in the case of a payment of principal, the first business day after the date that falls six months after the original payment date. Failure by us to make any such payment prior to such deferred date will not constitute a default by us or allow any holder to sue us for such payment or to take any other action. Any payment so deferred will not be treated as due for any purpose (including, without limitation, for the purposes of ascertaining whether or not a default has occurred) until the relevant deferred date.

If a default occurs, the Trustee may institute proceedings in England (but not elsewhere) for our winding up, provided that the Trustee may not, upon the occurrence of a default on the B Original 7.625% Notes due 2032, accelerate the maturity of the B Original 7.625% Notes due 2032 of the relevant series unless an event of default has occurred and is continuing.

Form of global securities	The B Original 7.625% Notes due 2032 were issued as global securities in bearer form, deposited with a book-entry depositary which holds the global securities for the benefit of DTC and its participants pursuant to a debt security deposit agreement between HSBC Holdings, the book-entry depositary and the holders and beneficial owners from time to time of B Original 7.625% Notes due 2032.	The Exchange 7.625% Notes due 2032 will be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries, including, without limitation, DTC, Euroclear and/or Clearstream Luxembourg, and will be registered in the name of such depositary or its nominee.

Minimum Denomination	The B Original 7.625% Notes due 2032 were issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.	The Exchange 7.625% Notes due 2032 will be issued in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.

Listing Venue	The B Original 7.625% Notes due 2032 are listed on the LSE.	We intend to apply to list the Exchange 7.625% Notes due 2032 on the NYSE.

COMPARISON OF MATERIAL DIFFERENCES BETWEEN THE ORIGINAL NOTES DUE 2036 AND THE EXCHANGE NOTES DUE 2036

The following is a summary comparison of the material differences between the terms of the Original Notes due 2036 and the Exchange Notes due 2036. This summary does not purport to be complete and is qualified in its entirety by reference to the Base Indenture, the Original Notes due 2036 and the Exchange Indenture. For a more detailed description of the Exchange Notes, see “Description of the Exchange Notes.”

Term	Original Notes due 2036	Exchange Notes due 2036
CBR	Not applicable	By its acquisition of the Exchange Notes due 2036, each noteholder (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the Exchange Notes due 2036, the Exchange Indenture or any other agreements, arrangements or understandings between us and any noteholder, to be bound by (a) the effect of the exercise of any UK bail-in power by the relevant UK resolution authority in relation to any Exchange Notes due 2036 that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the Amounts Due; (ii) the conversion of all, or a portion, of the Amounts Due into our or another person’s ordinary shares, other securities or other obligations (and the issue to, or conferral on, the noteholder of such ordinary shares, other securities or other obligations), including by means of an amendment, modification or variation of the terms of the Exchange Notes due 2036 or the Exchange Indenture; (iii) the cancellation of the Exchange Notes due 2036; and/or (iv) the amendment or alteration of the Maturity Date of the Exchange Notes due 2036 or amendment of the amount of interest payable on the Exchange Notes due 2036, or the interest payment dates, including by suspending payment for a temporary period; and (b) the variation of the terms of the Exchange Notes due 2036 or the Exchange Indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority. No repayment or payment of Amounts Due will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. Moreover, each noteholder (which, for these purposes, includes each beneficial owner) will consent to the exercise of any UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the Exchange Notes due 2036.

Term	Original Notes due 2036	Exchange Notes due 2036

For these purposes,

(a) “Amounts Due” are the principal amount of, and any accrued and unpaid interest, including any Additional Amounts, on, the Exchange Notes due 2036. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of any UK bail-in power by the relevant UK resolution authority;

(b) a “UK bail-in power” means the powers under the UK bail-in legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, write-down, transfer, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability;

(c) “UK bail-in legislation” means Part I of the Banking Act and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings); and

(d) the “relevant UK resolution authority” is any authority with the ability to exercise a UK bail-in power.

According to the principles of the Banking Act, we expect that the relevant UK resolution authority would respect creditor hierarchies when exercising its UK bail-in power in respect of the Exchange Notes due 2036 and that the holders of the Exchange Notes due 2036 would be treated pari passu with the claims of holders of all our subordinated unsecured instruments which in each case by law rank, or by their terms are expressed to rank, pari passu with the Exchange Notes due 2036 at that time being subjected to the exercise of the UK bail-in power.

Trustee’s Duties in relation to the exercise of UK bail-in power	N/A	By its acquisition of the Exchange Notes due 2036, each holder (which, for these purposes, includes each beneficial owner) will acknowledge and agree that the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Exchange Notes due 2036 will not give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of

Term	Original Notes due 2036	Exchange Notes due 2036

Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By its acquisition of the Exchange Notes due 2036, each holder (which, for these purposes, includes each beneficial owner), to the extent permitted by the Trust Indenture Act, will waive any and all claims, in law and/or in equity, against the Trustee for, agree not to initiate a suit against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of (i) the UK bail-in power by the relevant UK resolution authority with respect to the Exchange Notes due 2036 or (ii) the limited remedies available under the Exchange Indenture for a non-payment of principal and/or interest on the Exchange Notes due 2036.

Additionally, by its acquisition of the Exchange Notes due 2036, each holder (which, for these purposes, includes each beneficial owner) will acknowledge and agree that, upon the exercise of any UK bail-in power by the relevant UK resolution authority:

•  the Trustee will not be required to take any further directions from noteholders under Section 5.12 (Control by Holders of Debt Securities) of the Base Indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the Exchange Notes due 2036 to direct certain actions relating to the Exchange Notes due 2036; and

•  the Exchange Indenture will not impose any duties upon the Trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK resolution authority.

Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK resolution authority, the Exchange Notes due 2036 remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the Exchange Notes due 2036) then the Trustee’s duties under the Exchange Indenture will remain applicable with respect to the Exchange Notes due 2036 following such completion to the extent that we and the Trustee will agree pursuant to another supplemental indenture or an amendment to the Exchange Indenture; provided, however, that notwithstanding the exercise of the UK bail-in power by the relevant UK authority, there will at all times be a

Term	Original Notes due 2036	Exchange Notes due 2036
trustee for the Exchange Notes due 2036 in accordance with the Exchange Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee will continue to be governed by the Exchange Indenture, including to the extent no additional supplemental indenture or amendment to the Exchange Indenture is agreed upon in the event the Exchange Notes due 2036 remain outstanding following the completion of the exercise of the UK bail-in power.

Payment of Additional Amounts	If any deduction or withholding in respect of any payments of principal and interest on the Original Notes due 2036 will at any time be required by the United Kingdom or any political subdivision or taxing authority thereof or therein, HSBC Holdings will pay such additional amounts as may be necessary so that the net amounts paid to the holders of Original Notes due 2036 or the Trustee, after such deduction or withholding, shall equal the respective amounts to which the holders of the Original Notes due 2036 would have been entitled had no deduction or withholding been made.	If any deduction or withholding in respect of payments of interest only (and not principal) on the Exchange Notes due 2036 will at any time be required by the United Kingdom or any political subdivision or taxing authority thereof or therein, HSBC Holdings will pay such additional amounts as may be necessary so that the net amounts (including additional amounts) paid to the holders of Exchange Notes due 2036, after such deduction or withholding, shall equal the respective amounts of interest to which the holders of the Exchange Notes due 2036 would have been entitled had no deduction or withholding been made.

Payment Subject to Fiscal Laws	Not applicable	All payments under the Exchange Notes due 2036 are subject in all cases to any applicable fiscal or other laws, regulations and directives in any jurisdiction, but without prejudice to “—Payment of Additional Amounts” above.

Redemption	Any redemption or repurchase of the Original Notes due 2036 requires the prior consent of the FSA.	We may only redeem or repurchase the Exchange Notes due 2036 (i) if we have obtained any Relevant Supervisory Consent, (ii) prior to the fifth anniversary of the Issue Date, if the Applicable Rules so oblige, we have demonstrated to the satisfaction of the Relevant Regulator that (x) pursuant to a Tax Event Redemption (as described below), the relevant tax event is a change in the applicable tax treatment of the Exchange Notes due 2036 which is material and was not reasonably foreseeable on the Issue Date or (y) we have (or will have), before or at the same time as such redemption or repurchase, replaced the Exchange Notes due 2036 with own funds instruments of equal or higher quality at terms that are sustainable for our income capacity, and the Relevant Regulator has permitted such action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional

Term	Original Notes due 2036	Exchange Notes due 2036
circumstances, and/or (iii) we have complied with any alternative or additional pre-conditions to redemption, as applicable, set out in the Applicable Rules.

Default

With respect to the Original Notes due 2036, and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it shall be a default with respect to the Original Notes due 2036 if:

•  any installment of interest upon the Original Notes due 2036 or any related coupon is not paid when due and such failure continues for 14 days; or

•  all or any part of the principal of (or premium, if any, on) the Original Notes due 2036 as and when the same shall become due and payable, whether at maturity, upon redemption or otherwise, is not paid and such failure continues for 7 days;

provided that, if we do not pay any installment of interest on the pertinent interest payment date or all or any part of principal at maturity, the obligation to make such payment and such interest payment date or maturity, as the case may be, shall be deferred until (i) in the case of a payment of interest, the date on which a dividend is paid on any class of our share capital and (ii) in the case of a payment of principal, the first business day after the date that falls six months after the original payment date. Failure by us to make any such payment prior to such deferred date will not constitute a default by us or allow any holder to sue us for such payment or to take any other action. Any payment so deferred will not be treated as due for any purpose (including, without

With respect to the Exchange Notes due 2036, and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it shall be a default with respect to the Exchange Notes due 2036 if:

•  any installment of interest upon the Exchange Notes due 2036 or any related coupon is not paid when due and such failure continues for 14 days; or

•  all or any part of the principal of (or premium, if any, on) the Exchange Notes due 2036 as and when the same shall become due and payable, whether at maturity, upon redemption or otherwise, is not paid and such failure continues for 7 days.

If a default occurs, the Trustee may institute proceedings in England (but not elsewhere) for our winding up, provided that the Trustee may not, upon the occurrence of a default on the Exchange Notes due 2036, accelerate the maturity of the Exchange Notes due 2036 of the relevant series unless an event of default has occurred and is continuing.

Term	Original Notes due 2036	Exchange Notes due 2036

limitation, for the purposes of ascertaining whether or not a default has occurred) until the relevant deferred date.

If a default occurs, the Trustee may institute proceedings in England (but not elsewhere) for our winding up, provided that the Trustee may not, upon the occurrence of a default on the Original Notes due 2036, accelerate the maturity of the Original Notes due 2036 of the relevant series unless an event of default has occurred and is continuing.

Form of global securities	The Original Notes due 2036 were issued as global securities in bearer form, deposited with a book-entry depositary which holds the global securities for the benefit of DTC and its participants pursuant to a debt security deposit agreement between HSBC Holdings, the book-entry depositary and the holders and beneficial owners from time to time of Original Notes due 2036.	The Exchange Notes due 2036 will be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries, including, without limitation, DTC, Euroclear and/or Clearstream Luxembourg, and will be registered in the name of such depositary or its nominee.

COMPARISON OF MATERIAL DIFFERENCES BETWEEN THE ORIGINAL NOTES DUE 2037 AND THE EXCHANGE NOTES DUE 2037

The following is a summary comparison of the material differences between the terms of the Original Notes due 2037 and the Exchange Notes due 2037. This summary does not purport to complete and is qualified in its entirety by reference to the Base Indenture, the Original Notes due 2037 and the Exchange Indenture. For a more detailed description of the Exchange Notes, see “Description of the Exchange Notes.”

Term	Original Notes due 2037	Exchange Notes due 2037
CBR	Not applicable	By its acquisition of the Exchange Notes due 2037, each noteholder (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the Exchange Notes due 2037, the Exchange Indenture or any other agreements, arrangements or understandings between us and any noteholder, to be bound by (a) the effect of the exercise of any UK bail-in power by the relevant UK resolution authority in relation to any Exchange Notes due 2037 that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the Amounts Due; (ii) the conversion of all, or a portion, of the Amounts Due into our or another person’s ordinary shares, other securities or other obligations (and the issue to, or conferral on, the noteholder of such ordinary shares, other securities or other obligations), including by means of an amendment, modification or variation of the terms of the Exchange Notes due 2037 or the Exchange Indenture; (iii) the cancellation of the Exchange Notes due 2037; and/or (iv) the amendment or alteration of the Maturity Date of the Exchange Notes due 2037 or amendment of the amount of interest payable on the Exchange Notes due 2037, or the interest payment dates, including by suspending payment for a temporary period; and (b) the variation of the terms of the Exchange Notes due 2037 or the Exchange Indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority. No repayment or payment of Amounts Due will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. Moreover, each noteholder (which, for these purposes, includes each beneficial owner) will consent to the exercise of any UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the Exchange Notes due 2037.

Term	Original Notes due 2037	Exchange Notes due 2037

For these purposes,

(a) “Amounts Due” are the principal amount of, and any accrued and unpaid interest, including any Additional Amounts, on, the Exchange Notes due 2037. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of any UK bail-in power by the relevant UK resolution authority;

(b) a “UK bail-in power” means the powers under the UK bail-in legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, write-down, transfer, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability;

(c) “UK bail-in legislation” means Part I of the Banking Act and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings); and

(d) the “relevant UK resolution authority” is any authority with the ability to exercise a UK bail-in power.

According to the principles of the Banking Act, we expect that the relevant UK resolution authority would respect creditor hierarchies when exercising its UK bail-in power in respect of the Exchange Notes due 2037 and that the holders of the Exchange Notes due 2037 would be treated pari passu with the claims of holders of all our subordinated unsecured instruments which in each case by law rank, or by their terms are expressed to rank, pari passu with the Exchange Notes due 2037 at that time being subjected to the exercise of the UK bail-in power.

Trustee’s Duties in relation to the exercise of UK bail-in power	N/A	By its acquisition of the Exchange Notes due 2037, each holder (which, for these purposes, includes each beneficial owner) will acknowledge and agree that the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Exchange Notes due 2037 will not give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of

Term	Original Notes due 2037	Exchange Notes due 2037

Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By its acquisition of the Exchange Notes due 2037, each holder (which, for these purposes, includes each beneficial owner), to the extent permitted by the Trust Indenture Act, will waive any and all claims, in law and/or in equity, against the Trustee for, agree not to initiate a suit against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of (i) the UK bail-in power by the relevant UK resolution authority with respect to the Exchange Notes due 2037 or (ii) the limited remedies available under the Exchange Indenture for a non-payment of principal and/or interest on the Exchange Notes due 2037.

Additionally, by its acquisition of the Exchange Notes due 2037, each holder (which, for these purposes, includes each beneficial owner) will acknowledge and agree that, upon the exercise of any UK bail-in power by the relevant UK resolution authority:

•  the Trustee will not be required to take any further directions from noteholders under Section 5.12 (Control by Holders of Debt Securities) of the Base Indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the Exchange Notes due 2037 to direct certain actions relating to the Exchange Notes due 2037; and

•  the Exchange Indenture will not impose any duties upon the Trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK resolution authority.

Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK resolution authority, the Exchange Notes due 2037 remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the Exchange Notes due 2037) then the Trustee’s duties under the Exchange Indenture will remain applicable with respect to the Exchange Notes due 2037 following such completion to the extent that we and the Trustee will agree pursuant to another supplemental indenture or an amendment to the Exchange Indenture; provided, however, that notwithstanding the exercise of the UK bail-in power by the relevant UK authority, there will at all times be a trustee for the Exchange Notes due

Term	Original Notes due 2037	Exchange Notes due 2037
2037 in accordance with the Exchange Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee will continue to be governed by the Exchange Indenture, including to the extent no additional supplemental indenture or amendment to the Exchange Indenture is agreed upon in the event the Exchange Notes due 2037 remain outstanding following the completion of the exercise of the UK bail-in power.

Payment of Additional Amounts	If any deduction or withholding in respect of any payments of principal and interest on the Original Notes due 2037 will at any time be required by the United Kingdom or any political subdivision or taxing authority thereof or therein, HSBC Holdings will pay such additional amounts as may be necessary so that the net amounts paid to the holders of Original Notes due 2037 or the Trustee, after such deduction or withholding, shall equal the respective amounts to which the holders of the Original Notes due 2037 would have been entitled had no deduction or withholding been made.	If any deduction or withholding in respect of payments of interest only (and not principal) on the Exchange Notes due 2037 will at any time be required by the United Kingdom or any political subdivision or taxing authority thereof or therein, HSBC Holdings will pay such additional amounts as may be necessary so that the net amounts (including additional amounts) paid to the holders of Exchange Notes due 2037, after such deduction or withholding, shall equal the respective amounts of interest to which the holders of the Exchange Notes due 2037 would have been entitled had no deduction or withholding been made.

Payment Subject to Fiscal Laws	Not applicable	All payments under the Exchange Notes due 2037 are subject in all cases to any applicable fiscal or other laws, regulations and directives in any jurisdiction, but without prejudice to “—Payment of Additional Amounts” above.

Redemption	Any redemption or repurchase of the Original Notes due 2037 requires the prior consent of the FSA.	We may only redeem or repurchase the Exchange Notes due 2037 (i) if we have obtained any Relevant Supervisory Consent, (ii) prior to the fifth anniversary of the Issue Date, if the Applicable Rules so oblige, we have demonstrated to the satisfaction of the Relevant Regulator that (x) pursuant to a Tax Event Redemption (as described below), the relevant tax event is a change in the applicable tax treatment of the Exchange Notes due 2037 which is material and was not reasonably foreseeable on the Issue Date or (y) we have (or will have), before or at the same time as such redemption or repurchase, replaced the Exchange Notes due 2037 with own funds instruments of equal or higher quality at terms that are sustainable for our income capacity, and the Relevant Regulator has permitted such action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional

Term	Original Notes due 2037	Exchange Notes due 2037
circumstances, and/or (iii) we have complied with any alternative or additional pre-conditions to redemption, as applicable, set out in the Applicable Rules.

Default

With respect to the Original Notes due 2037, and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it shall be a default with respect to the Original Notes due 2037 if:

•  any installment of interest upon the Original Notes due 2037 or any related coupon is not paid when due and such failure continues for 14 days; or

•  all or any part of the principal of (or premium, if any, on) the Original Notes due 2037 as and when the same shall become due and payable, whether at maturity, upon redemption or otherwise, is not paid and such failure continues for 7 days;

provided that, if we do not pay any installment of interest on the pertinent interest payment date or all or any part of principal at maturity, the obligation to make such payment and such interest payment date or maturity, as the case may be, shall be deferred until (i) in the case of a payment of interest, the date on which a dividend is paid on any class of our share capital and (ii) in the case of a payment of principal, the first business day after the date that falls six months after the original payment date. Failure by us to make any such payment prior to such deferred date will not constitute a default by us or allow any holder to sue us for such payment or to take any other action. Any payment so deferred will not be treated as due for any purpose (including, without

With respect to the Exchange Notes due 2037, and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it shall be a default with respect to the Exchange Notes due 2037 if:

•  any installment of interest upon the Exchange Notes due 2037 or any related coupon is not paid when due and such failure continues for 14 days; or

•  all or any part of the principal of (or premium, if any, on) the Exchange Notes due 2037 as and when the same shall become due and payable, whether at maturity, upon redemption or otherwise, is not paid and such failure continues for 7 days.

If a default occurs, the Trustee may institute proceedings in England (but not elsewhere) for our winding up, provided that the Trustee may not, upon the occurrence of a default on the Exchange Notes due 2037, accelerate the maturity of the Exchange Notes due 2037 of the relevant series unless an event of default has occurred and is continuing.

Term	Original Notes due 2037	Exchange Notes due 2037

limitation, for the purposes of ascertaining whether or not a default has occurred) until the relevant deferred date.

If a default occurs, the Trustee may institute proceedings in England (but not elsewhere) for our winding up, provided that the Trustee may not, upon the occurrence of a default on the Original Notes due 2037, accelerate the maturity of the Original Notes due 2037 of the relevant series unless an event of default has occurred and is continuing.

Form of global securities	The Original Notes due 2037 were issued as global securities in bearer form, deposited with a book-entry depositary which holds the global securities for the benefit of DTC and its participants pursuant to a debt security deposit agreement between HSBC Holdings, the book-entry depositary and the holders and beneficial owners from time to time of Original Notes due 2037.	The Exchange Notes due 2037 will be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries, including, without limitation, DTC, Euroclear and/or Clearstream Luxembourg, and will be registered in the name of such depositary or its nominee.

COMPARISON OF MATERIAL DIFFERENCES BETWEEN THE ORIGINAL NOTES DUE 2038 AND THE EXCHANGE NOTES DUE 2038

The following is a summary comparison of the material differences between the terms of the Original Notes due 2038 and the Exchange Notes due 2038. This summary does not purport to be complete and is qualified in its entirety by reference to the Base Indenture, the Original Notes due 2038 and the Exchange Indenture. For a more detailed description of the Exchange Notes, see “Description of the Exchange Notes.”

Term	Original Notes due 2038	Exchange Notes due 2038
CBR	Not applicable	By its acquisition of the Exchange Notes due 2038, each noteholder (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the Exchange Notes due 2038, the Exchange Indenture or any other agreements, arrangements or understandings between us and any noteholder, to be bound by (a) the effect of the exercise of any UK bail-in power by the relevant UK resolution authority in relation to any Exchange Notes due 2038 that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the Amounts Due; (ii) the conversion of all, or a portion, of the Amounts Due into our or another person’s ordinary shares, other securities or other obligations (and the issue to, or conferral on, the noteholder of such ordinary shares, other securities or other obligations), including by means of an amendment, modification or variation of the terms of the Exchange Notes due 2038 or the Exchange Indenture; (iii) the cancellation of the Exchange Notes due 2038; and/or (iv) the amendment or alteration of the Maturity Date of the Exchange Notes due 2038 or amendment of the amount of interest payable on the Exchange Notes due 2038, or the interest payment dates, including by suspending payment for a temporary period; and (b) the variation of the terms of the Exchange Notes due 2038 or the Exchange Indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority. No repayment or payment of Amounts Due will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. Moreover, each noteholder (which, for these purposes, includes each beneficial owner) will consent to the exercise of any UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the Exchange Notes due 2038.

Term	Original Notes due 2038	Exchange Notes due 2038

For these purposes,

(a) “Amounts Due” are the principal amount of, and any accrued and unpaid interest, including any Additional Amounts, on, the Exchange Notes due 2038. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of any UK bail-in power by the relevant UK resolution authority;

(b) a “UK bail-in power” means the powers under the UK bail-in legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, write-down, transfer, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability;

(c) “UK bail-in legislation” means Part I of the Banking Act and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings); and

(d) the “relevant UK resolution authority” is any authority with the ability to exercise a UK bail-in power.

According to the principles of the Banking Act, we expect that the relevant UK resolution authority would respect creditor hierarchies when exercising its UK bail-in power in respect of the Exchange Notes due 2038 and that the holders of the Exchange Notes due 2038 would be treated pari passu with the claims of holders of all our subordinated unsecured instruments which in each case by law rank, or by their terms are expressed to rank, pari passu with the Exchange Notes due 2038 at that time being subjected to the exercise of the UK bail-in power.

Trustee’s Duties in relation to the exercise of UK bail-in power	N/A	By its acquisition of the Exchange Notes due 2038, each holder (which, for these purposes, includes each beneficial owner) will acknowledge and agree that the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Exchange Notes due 2038 will not give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of

Term	Original Notes due 2038	Exchange Notes due 2038

Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By its acquisition of the Exchange Notes due 2038, each holder (which, for these purposes, includes each beneficial owner), to the extent permitted by the Trust Indenture Act, will waive any and all claims, in law and/or in equity, against the Trustee for, agree not to initiate a suit against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of (i) the UK bail-in power by the relevant UK resolution authority with respect to the Exchange Notes due 2038 or (ii) the limited remedies available under the Exchange Indenture for a non-payment of principal and/or interest on the Exchange Notes due 2038.

Additionally, by its acquisition of the Exchange Notes due 2038, each holder (which, for these purposes, includes each beneficial owner) will acknowledge and agree that, upon the exercise of any UK bail-in power by the relevant UK resolution authority:

•  the Trustee will not be required to take any further directions from noteholders under Section 5.12 (Control by Holders of Debt Securities) of the Base Indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the Exchange Notes due 2038 to direct certain actions relating to the Exchange Notes due 2038; and

•  the Exchange Indenture will not impose any duties upon the Trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK resolution authority.

Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK resolution authority, the Exchange Notes due 2038 remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the Exchange Notes due 2038) then the Trustee’s duties under the Exchange Indenture will remain applicable with respect to the Exchange Notes due 2038 following such completion to the extent that we and the Trustee will agree pursuant to another supplemental indenture or an amendment to the Exchange Indenture; provided, however, that notwithstanding the exercise of the UK bail-in power by the relevant UK authority, there will at all times be a trustee for the Exchange Notes due

Term	Original Notes due 2038	Exchange Notes due 2038
2038 in accordance with the Exchange Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee will continue to be governed by the Exchange Indenture, including to the extent no additional supplemental indenture or amendment to the Exchange Indenture is agreed upon in the event the Exchange Notes due 2038 remain outstanding following the completion of the exercise of the UK bail-in power.

Payment of Additional Amounts	If any deduction or withholding in respect of any payments of principal and interest on the Original Notes due 2038 will at any time be required by the United Kingdom or any political subdivision or taxing authority thereof or therein, HSBC Holdings will pay such additional amounts as may be necessary so that the net amounts paid to the holders of Original Notes due 2038 or the Trustee, after such deduction or withholding, shall equal the respective amounts to which the holders of the Original Notes due 2038 would have been entitled had no deduction or withholding been made.	If any deduction or withholding in respect of payments of interest only (and not principal) on the Exchange Notes due 2038 will at any time be required by the United Kingdom or any political subdivision or taxing authority thereof or therein, HSBC Holdings will pay such additional amounts as may be necessary so that the net amounts (including additional amounts) paid to the holders of Exchange Notes due 2038, after such deduction or withholding, shall equal the respective amounts of interest to which the holders of the Exchange Notes due 2038 would have been entitled had no deduction or withholding been made.

Payment Subject to Fiscal Laws	Not applicable	All payments under the Exchange Notes due 2038 are subject in all cases to any applicable fiscal or other laws, regulations and directives in any jurisdiction, but without prejudice to “—Payment of Additional Amounts” above.

Redemption	Any redemption or repurchase of the Original Notes due 2038 requires the prior consent of the FSA.	We may only redeem or repurchase the Exchange Notes due 2038 (i) if we have obtained any Relevant Supervisory Consent, (ii) prior to the fifth anniversary of the Issue Date, if the Applicable Rules so oblige, we have demonstrated to the satisfaction of the Relevant Regulator that (x) pursuant to a Tax Event Redemption (as described below), the relevant tax event is a change in the applicable tax treatment of the Exchange Notes due 2038 which is material and was not reasonably foreseeable on the Issue Date or (y) we have (or will have), before or at the same time as such redemption or repurchase, replaced the Exchange Notes due 2038 with own funds instruments of equal or higher quality at terms that are sustainable for our income capacity, and the Relevant Regulator has permitted such action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional

Term	Original Notes due 2038	Exchange Notes due 2038
circumstances, and/or (iii) we have complied with any alternative or additional pre-conditions to redemption, as applicable, set out in the Applicable Rules.

Default

With respect to the Original Notes due 2038, and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it shall be a default with respect to the Original Notes due 2038 if:

•  any installment of interest upon the Original Notes due 2038 or any related coupon is not paid when due and such failure continues for 14 days; or

•  all or any part of the principal of (or premium, if any, on) the Original Notes due 2038 as and when the same shall become due and payable, whether at maturity, upon redemption or otherwise, is not paid and such failure continues for 7 days;

provided that, if we do not pay any installment of interest on the pertinent interest payment date or all or any part of principal at maturity, the obligation to make such payment and such interest payment date or maturity, as the case may be, shall be deferred until (i) in the case of a payment of interest, the date on which a dividend is paid on any class of our share capital and (ii) in the case of a payment of principal, the first business day after the date that falls six months after the original payment date. Failure by us to make any such payment prior to such deferred date will not constitute a default by us or allow any holder to sue us for such payment or to take any other action. Any payment so deferred will not be treated as due for any purpose (including, without

With respect to the Exchange Notes due 2038, and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it shall be a default with respect to the Exchange Notes due 2038 if:

•  any installment of interest upon the Exchange Notes due 2038 or any related coupon is not paid when due and such failure continues for 14 days; or

•  all or any part of the principal of (or premium, if any, on) the Exchange Notes due 2038 as and when the same shall become due and payable, whether at maturity, upon redemption or otherwise, is not paid and such failure continues for 7 days.

If a default occurs, the Trustee may institute proceedings in England (but not elsewhere) for our winding up, provided that the Trustee may not, upon the occurrence of a default on the Exchange Notes due 2038, accelerate the maturity of the Exchange Notes due 2038 of the relevant series unless an event of default has occurred and is continuing.

Term	Original Notes due 2038	Exchange Notes due 2038

limitation, for the purposes of ascertaining whether or not a default has occurred) until the relevant deferred date.

If a default occurs, the Trustee may institute proceedings in England (but not elsewhere) for our winding up, provided that the Trustee may not, upon the occurrence of a default on the Original Notes due 2038, accelerate the maturity of the Original Notes due 2038 of the relevant series unless an event of default has occurred and is continuing.

Form of global securities	The Original Notes due 2038 were issued as global securities in bearer form, deposited with a book-entry depositary which holds the global securities for the benefit of DTC and its participants pursuant to a debt security deposit agreement between HSBC Holdings, the book-entry depositary and the holders and beneficial owners from time to time of Original Notes due 2038.	The Exchange Notes due 2038 will be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries, including, without limitation, DTC, Euroclear and/or Clearstream Luxembourg, and will be registered in the name of such depositary or its nominee.

THE EXCHANGE OFFERS

This section describes the Exchange Offers, but it may not contain all of the information that is important to you. See “Where You Can Find More Information; Documents Incorporated By Reference.”

General

The Exchange Offers are not being made to holders of Original Notes in any jurisdiction where the exchange would not comply with the securities or blue sky laws of such jurisdiction.

Purpose of the Exchange Offers

On January 1, 2015 the UK Banking Act 2009, as amended (the “Banking Act”) and other primary and secondary legislative instruments were amended to give effect to Directive 2014/59/EU (the “BRRD”) in the UK. On 15 January 2015, the Prudential Regulation Authority (the “PRA”) issued the CRR Firms and Non-Authorised Persons: Contractual Recognition Of Bail-In Instrument 2015, which introduced the Contractual Recognition of Bail-In Part of the PRA rulebook (the “CRB Rules”). Under CRB Rule 2.1 (as amended), a “BRRD undertaking” (as defined in the CRB Rules, and which includes the Issuer) must include in the contract governing a liability a term (a “CBR”) by which the creditor or party to the agreement creating the liability recognizes that the liability may be subject to the exercise of a UK bail-in power (as defined below), and agrees to be bound by any reduction of the principal or outstanding amount due or by any conversion or cancellation effected by the exercise of that power, provided that such liability is: (i) not an excluded liability; (ii) not an excluded deposit; (iii) in the case of a liability under a debt instrument, issued on or after 19 February 2015 (the “Relevant Date”) or issued before the Relevant Date but subject to a material amendment after 31 July 2016; and (iv) governed by the law of a territory or country other than the United Kingdom.

The Original Notes’ terms are governed by New York law and do not include a CBR, as they were issued before the Relevant Date (and have not been subject to a material amendment after 31 July 2016). Nonetheless, they currently qualify as the Issuer’s Tier 2 capital on a grandfathered basis under Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of the Council of 26 June 2013, as it forms part of domestic law in the UK by virtue of the EUWA (the “UK CRR”). The Original Notes will cease to qualify as Tier 2 capital after 28 June 2025, due to the absence of a CBR in their terms.

In addition, as set out in its publication entitled “Resolvability assessment of major UK banks” (the “RAF publication”) dated 10 June 2022, the Bank of England (“BoE”) has considered how major UK financial institutions (such as the Issuer) have assessed, and are managing, risks to resolvability posed by certain legacy capital instruments, including instruments governed by a third country law and which do not contain CBR in their terms. The BoE states that these legacy instruments may pose a risk to the orderly execution of a resolution, including to confidence in the resolution action, which could consequently affect financial stability. The BoE states that the inclusion of a CBR in the terms of these legacy instruments can help improve certainty and timeliness in the implementation of resolution actions.

The Issuer is, therefore, seeking to exchange the Original Notes for Exchange Notes, which will contain a CBR in the terms of each series. Each series of Exchange Notes will have the same interest rate, interest payment dates and maturity date as those of the corresponding series of Original Notes.

Holders of the Original Notes should note that the Issuer continues to be subject to the statutory resolution powers under the Banking Act, which are more fully described above in “Risk Factors—The Exchange Notes are the subject of the UK bail-in power, which may result in your Notes being written down to zero or converted into other securities, including unlisted equity securities”. The BoE has also stated in its RAF publication that, in the case of legacy instruments without statutory or contractual recognition of UK bail-in requirements, the BoE considers that these instruments will nevertheless be available to absorb losses if it were to use its resolution powers to write down or convert them.

Background

On August 30, 2005, we issued $222,042,000 7.35% aggregate principal amount of Subordinated Notes Due 2032 (the “Original 7.35% Notes due 2032”) that were registered under the Securities Act (ISIN US404280AE90 and CUSIP No. 404280AE9), under an indenture (the “Base Indenture”) entered into by HSBC and The Bank of New York, as trustee, dated December 10, 2002, as supplemented by two supplemental indentures dated December 3, 2004 (the “Supplemental Indentures” and together with the Base Indenture, the “Amended Indenture”).

On August 30, 2005, we issued $483,613,000 7.625% aggregate principal amount of Subordinated Notes Due 2032 that were registered under the Securities Act (ISIN US404280AF65 and CUSIP No. 404280AF6) (the “A Original 7.625% Notes due 2032”) under the Amended Indenture.

On December 3, 2004, we issued $487,913,000 7.625% aggregate principal amount of Subordinated Notes Due 2032 that were not registered under the Securities Act (Rule 144 Global Notes: ISIN US404280AD18 and CUSIP No. 404280AD1; Regulation S Global Notes ISIN USG4634UAV47 and CUSIP No. G4634UAV4) (the “B Original 7.625% Notes due 2032”) under the Amended Indenture, of which $4,300,000 principal amount is currently outstanding.

On May 3, 2006 we issued $900,000,000 6.5% aggregate principal amount of Subordinated Notes Due 2036 (“Original Notes due 2036 Tranche I”), on August 23, 2006 we issued $400,000,000 6.5% aggregate principal amount of Subordinated Notes Due 2036 (“Original Notes due 2036 Tranche II”) and on December 14, 2006, we issued $700,000,000 6.5% aggregate principal amount of Subordinated Notes Due 2036 (“Original Notes due 2036 Tranche III”), in each case that were registered under the Securities Act (ISIN US404280AG49 and CUSIP No. 404280AG4), with the Original Notes due 2036 Tranche II and the Original Notes due 2036 Tranche III consolidating and forming a single series with the Original Notes due 2036 Tranche I (the Original Notes due 2036 Tranche I, the Original Notes due 2036 Tranche II and the Original Notes due 2036 Tranche III, together, the “Original Notes due 2036”) under the Base Indenture.

On September 12, 2007, we issued $750,000,000 6.5% aggregate principal amount of Subordinated Notes Due 2037 (“Original Notes due 2037 Tranche I”) and on October 18, 2007 we issued $1,750,000,000 6.5% aggregate principal amount of Subordinated Notes Due 2037 (“Original Notes due 2037 Tranche II”), in each case that were registered under the Securities Act (ISIN US404280AH22 and CUSIP No. 404280AH2), with the Original Notes due 2037 Tranche II consolidating and forming a single series with the Original Notes due 2037 Tranche I (the Original Notes due 2037 Tranche I and the Original Notes due 2037 Tranche II, together, the “Original Notes due 2037”) under the Base Indenture.

On May 27, 2008, we issued $1,500,000,000 6.8% aggregate principal amount of Subordinated Notes Due 2038 that were registered under the Securities Act (ISIN US404280AJ87 and CUSIP No. 404280AJ8) (the “Original Notes due 2038” and, together with the Original 7.35% Notes due 2032, the A Original 7.625% Notes due 2032, the B Original 7.625% Notes due 2032, the Original Notes due 2036 and the Original Notes due 2037 the “Original Notes” and each a “series”) under the Base Indenture.

As of the date of this prospectus, $222,042,000 aggregate principal amount of Original 7.35% Notes due 2032, $483,613,000 aggregate principal amount of A Original 7.625% Notes due 2032, $4,300,000 aggregate principal amount of B Original 7.625% Notes due 2032, $2,000,000,000 aggregate principal amount of Original Notes due 2036, $2,500,000,000 aggregate principal amount of Original Notes due 2037 and $1,500,000,000 aggregate principal amount of Original Notes due 2038 are outstanding.

We are conducting Exchange Offers for each series of Original Notes.

Terms of the Exchange Offers

Subject to a minimum tender of $200,000 aggregate principal amount of Original Notes of a series, we are offering to exchange:

•

Up to $222,042,000 aggregate principal amount of Original 7.35% Notes due 2032 for a like principal amount of 7.35% Subordinated Notes Due 2032 to be issued under the Exchange Indenture, and that have been registered under the Securities Act (the “Exchange 7.35% Notes due 2032”);

•

Up to $483,613,000 aggregate principal amount of A Original 7.625% Notes due 2032 for a like principal amount of 7.625% Subordinated Notes Due 2032 to be issued under the Exchange Indenture and that have been registered under the Securities Act (the “Exchange 7.625% Notes due 2032”);

•

Up to $4,300,000 aggregate principal amount of B Original 7.625% Notes due 2032 for a like principal amount of 7.625% Subordinated Notes Due 2032 to be issued under the Exchange Indenture and that have been registered under the Securities Act (the “Exchange 7.625% Notes due 2032”, which will form a single series with the Exchange 7.625% Notes due 2032 issued in exchange for A Original 7.625% Notes due 2032);

•

Up to $2,000,000,000 aggregate principal amount of Original Notes due 2036 for a like principal amount of 6.5% Subordinated Notes Due 2036 to be issued under the Exchange Indenture and that have been registered under the Securities Act (the “Exchange Notes due 2036”);

•

Up to $2,500,000,000 aggregate principal amount of Original Notes Due 2037 for a like principal amount of 6.5% Subordinated Notes Due 2037 to be issued under the Exchange Indenture and that have been registered under the Securities Act (the “Exchange Notes due 2037”);

•

Up to $1,500,000,000 aggregate principal amount of Original Notes Due 2038 for a like principal amount of 6.8% Subordinated Notes Due 2038 to be issued under the Exchange Indenture and that have been registered under the Securities Act (the “Exchange Notes due 2038” and, together with the Exchange 7.35% Notes due 2032, the Exchange 7.625% Notes due 2032, the Exchange Notes due 2036 and the Exchange Notes due 2037, the “Exchange Notes” and each, a “series”);

in each case plus, in respect of Original Notes validly tendered and not validly withdrawn prior to the applicable Expiration Deadline, the applicable Participation Cash Incentive (as defined above).

The “Total Consideration” (consisting of the relevant Exchange Consideration plus the Participation Cash Incentive in respect of each series of Original Notes to be exchanged) for each $1,000 principal amount of Original Notes of a series (subject to a minimum tender of $200,000 aggregate principal amount of Original Notes of such series) that is validly tendered and not validly withdrawn prior to the applicable Expiration Deadline, and accepted by us for exchange, will be as follows:

•	For the Original 7.35% Notes due 2032, $1,000 principal amount of Exchange 7.35% Notes due 2032, plus a Participation Cash Incentive of $15;

•	For the A Original 7.625% Notes due 2032, $1,000 principal amount of Exchange 7.625% Notes due 2032, plus a Participation Cash Incentive of $15;

•	For the B Original 7.625% Notes due 2032, $1,000 principal amount of Exchange 7.625% Notes due 2032, plus a Participation Cash Incentive of $15;

•	For the Original Notes due 2036, $1,000 principal amount of Exchange Notes due 2036, plus a Participation Cash Incentive of $15;

•	For the Original Notes due 2037, $1,000 principal amount of Exchange Notes due 2037, plus a Participation Cash Incentive of $15;

•	For the Original Notes due 2038, $1,000 principal amount of Exchange Notes due 2038, plus a Participation Cash Incentive of $15.

The “Exchange Consideration” for each $1,000 principal amount of Original Notes of a series (subject to a minimum tender of $200,000 aggregate principal amount of Original Notes of such series) that is validly tendered and not validly withdrawn prior to the applicable Expiration Deadline and accepted by us for exchange, will be $1,000 principal amount of Exchange Notes of the corresponding series.

The Exchange Offers will expire at 11:59 p.m., New York City time, on September 13, 2022, except with respect to any Exchange Offer that we have extended or early terminated (for each Exchange Offer, an “Expiration Deadline” and, where such term is used without specifying one or more individual Exchange Offers, the Expiration Deadline for all Exchange Offers not validly extended or early terminated). Subject to a minimum tender of $200,000 principal amount of Original Notes of a series: (a) holders of the Original 7.35% Notes due 2032, the A Original 7.625% Notes due 2032 and the B Original 7.625% Notes due 2032 will be required to validly tender their Original Notes of such series, in a principal amount that will entitle them to receive $200,000 and integral multiples of $1,000 in excess thereof in principal amount of the Exchange 7.35% Notes due 2032 or the Exchange 7.625% Notes due 2032, respectively; and (b) holders of the Original Notes due 2036, the Original Notes due 2037 or the Original Notes 2038 will be required to validly tender their Original Notes of such series in a principal amount that will entitle them to receive $100,000 and integral multiples of $1,000 in excess thereof in principal amount of the Exchange Notes due 2036, the Exchange Notes due 2037 or the Exchange Notes due 2038, respectively. In order to be exchanged, an Original Note must be validly tendered, not validly withdrawn and accepted. Subject to the satisfaction or waiver of the conditions of the Exchange Offers, all Original Notes that are validly tendered and not validly withdrawn will be exchanged. Original Notes of a series having an aggregate principal amount of less than $200,000 will not be accepted for exchange in any of the Exchange Offers.

Our obligation to accept Original Notes for exchange in the Exchange Offers is subject to the conditions described below under “—Conditions to the Exchange Offers.” No alternative, conditional or contingent tenders will be accepted. Holders of any Original Notes not registered under the Securities Act who tender less than all of their Original Notes must continue to hold Notes in at least the minimum authorized denomination of $1,000 principal amount.

If all outstanding Original Notes are tendered for exchange, there will be $222,042,000 aggregate principal amount of Exchange 7.35% Notes due 2032, $487,913,000 aggregate principal amount of Exchange 7.625% Notes due 2032, $2,000,000,000 aggregate principal amount of Exchange Notes due 2036, $2,500,000,000 aggregate principal amount of Exchange Notes due 2037 and $1,500,000,000 aggregate principal amount of Exchange Notes due 2038 outstanding after the Exchange Offers.

Extensions; Amendments

We reserve the right to extend the period of time during which the Exchange Offers are open and, accordingly, we may elect to extend the Expiration Deadline of any of the Exchange Offers. During any period prior to any such extension, all Original Notes previously tendered will remain subject to the applicable Exchange Offer and may be accepted for exchange by us.

If we exercise any such right, we will give written notice thereof to the Exchange Agent and will make a public announcement thereof as promptly as practicable. Without limiting the manner in which we may choose to make a public announcement of any extension, amendment or termination of the Exchange Offers, we will not be obligated to publish, advertise or otherwise communicate any such public announcement, other than by making a timely press release to any appropriate news agency and publishing the same through a regulatory news service.

We reserve the right to amend or terminate an Exchange Offer, and not to accept for exchange any Original Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offers specified below under “—Conditions to the Exchange Offers.” Any Original Notes not accepted for exchange will be returned to the tendering holder. We will instruct DTC, via the Exchange Agent, to do so promptly after the expiration or termination of the applicable Exchange Offer.

If we exercise any such right, we will give written notice of any extension, amendment, non-acceptance or termination to the holders of the Original Notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next Business Day after the previously scheduled Expiration Deadline, as applicable.

The minimum period during which an Exchange Offer will remain open following material changes in the terms of such Exchange Offer or in the information concerning the Exchange Offer will depend upon the facts and circumstances of such change, including the relative materiality of the changes. In accordance with Rule 14e-1 under the Exchange Act, if we elect to change the consideration offered or the percentage of Original Notes sought, the relevant Exchange Offers will remain open for a minimum ten business-day period following the date that the notice of such change is first published or sent to holders of such Original Notes.

If the terms of any of the Exchange Offers are amended in a manner determined by us to constitute a material change adversely affecting any holder of the relevant Original Notes, we will promptly disclose any such amendment in a manner reasonably calculated to inform holders of the relevant Original Notes of such amendment, and will extend the relevant Exchange Offer as well as extend the withdrawal deadline, or if the applicable Expiration Deadline has passed, provide additional withdrawal rights, for a time period that we deem appropriate, depending upon the significance of the amendment and the manner of disclosure to the holders of the Original Notes, if such Exchange Offer would otherwise expire during such time period.

Subject to applicable law, each Exchange Offer is being made independently of the other Exchange Offers, and we reserve the right to terminate, withdraw or amend each Exchange Offer independently of the other Exchange Offers at any time and from time to time, as described in the Offer Documents.

Our acceptance of the tender of Original Notes by a tendering holder will form a binding agreement upon the terms and subject to the conditions provided in the Offer Documents.

Procedures for Tendering

Except as described below, a tendering holder must, at or prior to the applicable Expiration Deadline:

•

transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the Exchange Agent at the address listed below under the heading “Dealer Manager and Agents—Exchange Agent and Information Agent;” or

•

if Original Notes are tendered in accordance with the book-entry procedures described below, the tendering holder must transmit an Agent’s Message to the Exchange Agent at the address listed below under the heading “Dealer Manager and Agents—Exchange Agent and Information Agent.”

In addition:

•	the Exchange Agent must receive, at or before 11:59 p.m., New York City time, on the applicable Expiration Deadline, certificates for the Original Notes, if any; or

•	the Exchange Agent must receive a timely confirmation of book-entry transfer of the Original Notes into the Exchange Agent’s account at DTC, the book-entry transfer facility.

The term “Agent’s Message” means a message, transmitted to DTC and received by the Exchange Agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this holder.

The method of delivery of Original Notes, letters of transmittal and all other required documents is at your election and risk. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send letters of transmittal or Original Notes to anyone other than the Exchange Agent.

If you are a beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the Original Notes by causing DTC to transfer Original Notes into the Exchange Agent’s account.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the Original Notes surrendered for exchange are tendered:

•	by a registered holder of Original Notes that has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is a financial institution, including most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchanges Medallion Program.

We will reasonably determine all questions as to the validity, form and eligibility of Original Notes tendered for exchange and all questions concerning the timing of receipts and acceptance of tenders in our sole discretion. These determinations will be final and binding.

We reserve the right to reject any particular Original Note not properly tendered, or any acceptance that might, in our judgment or our counsel’s judgment, be unlawful. We also reserve the right to waive any defects or irregularities with respect to the form or procedures applicable to the tender of any particular Original Note prior to the applicable Expiration Deadline. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured prior to the applicable Expiration Deadline. None of the Issuer, the Dealer Manager, the Exchange Agent, the Information Agent or any other person will be under any duty to give notification of any defect or irregularity in any tender of Original Notes. Nor will the Issuer, the Dealer Manager, the Exchange Agent, the Information Agent or any other person incur any liability for failing to give notification of any defect or irregularity.

If the letter of transmittal is signed by a person other than the registered holder of Original Notes, the letter of transmittal must be accompanied by a certificate of the Original Notes endorsed by the registered holder or written instrument of transfer or exchange in satisfactory form, duly executed by the registered holder, in either case with the signature guaranteed by an eligible institution. In addition, in either case, the original endorsement or the instrument of transfer must be signed exactly as the name of any registered holder appears on the Original Notes.

If the letter of transmittal or any Original Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction or waiver of all of the conditions to an Exchange Offer we will accept, promptly after the applicable Expiration Deadline, all Original Notes properly tendered in respect of such Exchange Offer. We will issue the Exchange Notes and pay the cash consideration in connection with the applicable Exchange Offer promptly after the applicable Expiration Deadline and acceptance of the corresponding Original Notes (such date of issuance and payment, the “Settlement Date”). See “—Conditions to the Exchange Offers” below. For purposes of the Exchange Offers, we will be deemed to have accepted properly tendered Original Notes for exchange when, as and if we have given written notice of such acceptance to the Exchange Agent.

For each Original Note accepted for exchange in an Exchange Offer, the holder of the Original Note will receive an Exchange Note having a principal amount equal to that of the surrendered Original Note plus the applicable cash consideration eligible to be received by such holder in respect of such Exchange Offer. The Exchange Notes will bear interest from the most recent date to which interest on the Original Notes has been paid. Original Notes accepted for exchange will cease to accrue interest from and after the date of completion of the applicable Exchange Offer. Holders of Original Notes whose Original Notes are accepted for exchange will not receive any payment for accrued interest on the Original Notes otherwise payable on any interest payment date, the record date for which occurs on or after completion of the applicable Exchange Offer and will be deemed to have waived their rights to receive the accrued interest on the Original Notes.

In all cases, issuance of Exchange Notes for Original Notes will be made only after timely receipt by the Exchange Agent of:

•	certificates for the Original Notes, or a timely book-entry confirmation of the Original Notes into the Exchange Agent’s account at the book-entry transfer facility;

•	a properly completed and duly executed letter of transmittal or a transmitted Agent’s Message; and

•	all other required documents.

Unaccepted or non-exchanged Original Notes will be returned without expense to the tendering holder of the Original Notes. We will instruct DTC, via the Exchange Agent, to do so promptly after the applicable Expiration Deadline.

In the case of Original Notes tendered by book-entry transfer in accordance with the book-entry procedures described below, we will instruct DTC, via the Exchange Agent, to return or recredit Original Notes not exchanged in the applicable Exchange Offer promptly after the applicable Expiration Deadline.

Book-Entry Transfer

The Exchange Agent will make a request to establish an account for the Original Notes at DTC for purposes of the Exchange Offers within two Business Days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems must make book-entry delivery of Original Notes by causing DTC to transfer those Original Notes into the Exchange Agent’s account at DTC in accordance with DTC’s procedure for transfer. This participant should transmit its acceptance to DTC at or prior to the applicable Expiration Deadline. DTC will verify this acceptance, execute a book-entry transfer of the tendered Original Notes into the Exchange Agent’s account at DTC and then send to the Exchange Agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an Agent’s Message. Delivery of Exchange Notes issued in the Exchange Offer may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile of it or an Agent’s Message, with any required signature guarantees, and any other required documents, must be transmitted to and received by the Exchange Agent at the address listed below under “Dealer Manager and Agents—Exchange Agent and Information Agent” at or prior to the applicable Expiration Deadline.

Exchanging Book-Entry Notes

The Exchange Agent and the book-entry transfer facility have confirmed that any financial institution that is a participant in the book-entry transfer facility may utilize the book-entry transfer facility’s ATOP procedures to tender Original Notes. Any participant in the book-entry transfer facility may make book-entry delivery of Original Notes by causing the book-entry transfer facility to transfer such Original Notes into the Exchange Agent’s account in accordance with the book-entry transfer facility’s ATOP procedures for transfer. However, the exchange for the Original Notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of Original Notes into the Exchange Agent’s account, and timely receipt by the Exchange Agent of an Agent’s Message and any other documents required by the letter of transmittal.

Holders of Original Notes must tender a minimum aggregate principal amount of $200,000 of a series of Original Notes in order to participate in the Exchange Offer for such series. Original Notes of a series having an aggregate principal amount of less than $200,000 will not be accepted for exchange in any of the Exchange Offers.

Original Notes may be tendered only in principal amounts equal to the minimum denomination as set forth in the table below and integral multiples of $1,000 in excess thereof (each such principal amount, an “Authorized Denomination”). Holders who tender less than all their Original Notes must continue to hold their remaining Original Notes in an Authorized Denomination.

Original Notes	Minimum Denominations
Original 7.35% Notes due 2032	$1,000 and integral multiples of $1,000 in excess thereof
A Original 7.625% Notes due 2032	$1,000 and integral multiples of $1,000 in excess thereof
B Original 7.625% Notes due 2032	$1,000 and integral multiples of $1,000 in excess thereof
Original Notes due 2036	$100,000 and integral multiples of $1,000 in excess thereof
Original Notes due 2037	$100,000 and integral multiples of $1,000 in excess thereof
Original Notes due 2038	$100,000 and integral multiples of $1,000 in excess thereof

Withdrawal Rights

Any financial institution that is a participant in the book-entry transfer facility may utilize the book-entry transfer facility’s ATOP procedures to withdraw Original Notes. For a withdrawal to be effective, the Exchange Agent must receive a written notice of withdrawal at the address or, in the case of eligible institutions, at the facsimile number indicated below under “Dealer Manager and Agents—Exchange Agent and Information Agent” before the applicable Expiration Deadline. Any notice of withdrawal must:

•	specify the name of the person, referred to as the depositor, having tendered the Original Notes to be withdrawn;

•	identify the Original Notes to be withdrawn, including the certificate number or numbers and principal amount of the Original Notes;

•

in the case of Original Notes tendered by book-entry transfer, specify the number of the account at the book-entry transfer facility from which the Original Notes were tendered and specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Original Notes and otherwise comply with the procedures of such facility;

•	contain a statement that the holder is withdrawing his election to have the Original Notes exchanged;

•

be signed by the holder in the same manner as the original signature on the letter of transmittal by which the Original Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the registrar with respect to the Original Notes register the transfer of the Original Notes in the name of the person withdrawing the tender; and

•	specify the name in which the Original Notes are registered, if different from that of the depositor.

If certificates for Original Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of these certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless this holder is an eligible institution. We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Any Original Notes so withdrawn will be deemed not to have been validly tendered for exchange. No Exchange Notes will be issued with respect to any Original Notes so withdrawn and no cash consideration will be paid unless such Original Notes are validly re-tendered. Any Original Notes that have been tendered for exchange, but which are not exchanged for any reason, will be returned to the tendering holder without cost to the holder. We will instruct DTC, via the Exchange Agent, to do so promptly after the expiration of the applicable Exchange Offer. In the case of Original Notes tendered by book-entry transfer, we will instruct DTC, via the Exchange Agent, to credit to an account maintained with the book-entry transfer facility for the Original Notes promptly after the applicable Expiration Deadline. Validly withdrawn Original Notes may be re-tendered by following the procedures described under “—Procedures for Tendering” above at any time on or before applicable Expiration Deadline.

Conditions to the Exchange Offers

Notwithstanding any other provision of this prospectus, with respect to any Exchange Offer, we will not be obligated to (i) accept for exchange any validly tendered Original Notes or (ii) issue any Exchange Notes in exchange for validly tendered Original Notes, pay cash consideration in respect of such Exchange Offer or complete such Exchange Offer if:

•	the registration statement this prospectus forms part of has not been declared effective by the SEC;

•

there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission that might, in our reasonable judgment, materially impair our ability to proceed with the Exchange Offer;

•

there is proposed, adopted or enacted, or there shall occur a change in the current interpretations by the staff of the SEC that might, in our reasonable judgment, materially impair our ability to proceed with the Exchange Offer; or

•	the Exchange Offer or the making of any exchange by a holder of Original Notes would violate applicable law or any applicable interpretation of the SEC staff.

In addition, we will not accept for exchange any Original Notes tendered, and no Exchange Notes will be issued in exchange for any Original Notes and no cash consideration will be paid, if any stop order is threatened by the SEC or in effect relating to the registration statement of which this prospectus forms part or the qualification of the Exchange Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

No Exchange Offer is conditioned upon any minimum amount of Original Notes being tendered or the consummation of any other Exchange Offer and each Exchange Offer may be amended, extended or terminated individually.

Subject to applicable law, we may waive any of these conditions in our sole discretion, except the condition that the registration statement of which this prospectus forms part has been declared effective by the SEC, which we may not waive.

Exchange Agent

We have appointed Global Bondholder Services Corporation as the Exchange Agent for the Exchange Offers. You should direct all executed letters of transmittal to the Exchange Agent at the address indicated below. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal to the Information Agent addressed as follows:

Global Bondholder Services Corporation

By Facsimile (Eligible Institutions Only): (212) 430-3775 Attention: Corporate Actions	By Mail or Hand: 65 Broadway – Suite 404 New York, New York 10006 Attention: Corporate Actions

For Information or Confirmation by Telephone: Banks and Brokers Call Collect: (212) 430-3774 All Others Please Call Toll-Free: (855) 654-2014

If you deliver the letter of transmittal to an address other than any address indicated above or transmit instructions via facsimile other than to any facsimile number indicated above, then your delivery or transmission will not constitute a valid delivery of the letter of transmittal.

All other questions should be addressed to HSBC Securities (USA) Inc., Attention: Liability Management Group (Telephone: US: +1 (212) 525-5552 (Collect), US: +1 (888) HSBC-4LM (Toll Free), Europe: +44 (0)20 7992 6237).

Fees and Expenses

In addition to paying compensation for the Dealer Manager’s services, we have agreed to (a) reimburse brokers and dealers (including the Dealer Manager), commercial banks, trust companies and other nominees for their customary mailing and handling expenses properly incurred (and documented) in forwarding the Exchange Offer documentation, (b) pay all reasonable and documented out-of-pocket expenses relating to the preparation, filing (if any), printing, mailing and publishing of the Exchange Offer documentation, (c) pay all documented advertising expenses relating to the Exchange Offers approved by us, (d) pay all the fees and expenses of the Exchange Agent and (e) pay all other fees and reasonable out-of-pocket expenses incurred by the Company or any of its affiliates (other than the Dealer Manager) in connection with the Exchange Offers.

Transfer Taxes

We will pay any transfer taxes in connection with the tender of Original Notes in the Exchange Offers unless you instruct us to register Exchange Notes in the name of, or request that Original Notes not tendered or not accepted in an Exchange Offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer taxes.

Consequences of Exchanging or Failing to Exchange Original Notes

Holders of the Original Notes should note that the Issuer continues to be subject to the statutory resolution powers under the Banking Act, which are more fully described above in “Risk Factors—The Exchange Notes are the subject of the UK bail-in power, which may result in your Notes being written down to zero or converted into other securities, including unlisted equity securities”. The BoE has also stated in its RAF publication that, in the case of legacy instruments without statutory or contractual recognition of UK bail-in requirements, the BoE considers that these instruments will nevertheless be available to absorb losses if it were to use its resolution powers to write down or convert them.

In addition, Holders of B Original 7.625% Notes due 2032 that do not exchange their B Original 7.625% Notes due 2032 for Exchange 7.625% Notes due 2032 under the Exchange Offers will remain subject to the restrictions on transfer of such B Original 7.625% Notes due 2032 as set forth in the legend printed on the B Original 7.625% Notes due 2032 as a consequence of the issuance of the B Original 7.625% Notes due 2032 and as otherwise set forth in prospectus distributed in connection with such offering pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may not offer or sell the B Original 7.625% Notes due 2032 unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. We do not intend to register resales of B Original 7.625% Notes due 2032.

Concurrent Cash Tender Offers

Concurrently with the Exchange Offers, we are offering to purchase for cash the Cash Tender Notes, up to a maximum aggregate principal amount of $70,000,000, solely to holders of such Cash Tender Notes that are Cash Tender Offer Qualified Holders (as defined below), under the terms and conditions of the Offer to Purchase, a copy of which may be obtained from the Exchange Agent. Holders that are QIBs are not Cash Tender Offer Qualified Holders and are not permitted to participate in the Concurrent Cash Tender Offers. All other holders of Cash Tender Notes are eligible to participate in the Concurrent Cash Tender Offers. Holders participating in the Concurrent Cash Tender Offers are required to certify that they are Cash Tender Offer Qualified Holders.

DESCRIPTION OF THE EXCHANGE NOTES

This section of this prospectus summarizes the material terms of the Exchange Indenture governing the Exchange Notes. It does not, however, describe all of the terms of the Exchange Indenture and the Exchange Notes and is qualified in its entirety by reference to the provisions of the Exchange Indenture and the Exchange Notes of each series. We urge you to read the Exchange Indenture in connection with the Exchange Notes, because they will define your rights as holders of the Exchange Notes. Please refer to “Comparison of Material Differences between the Original 7.35% Notes due 2032 and the Exchange 7.35% Notes due 2032”, “Comparison of Material Differences between the A Original 7.625% Notes due 2032 and the Exchange 7.625% Notes due 2032”, “Comparison of Material Differences between the B Original 7.625% Notes due 2032 and the Exchange 7.625% Notes due 2032”, “Comparison of Material Differences between the Original Notes due 2036 and the Exchange Notes due 2036”, “Comparison of Material Differences between the Original Notes due 2037 and the Exchange Notes due 2037” and “Comparison of Material Differences between the Original Notes due 2038 and the Exchange Notes due 2038” for an overview of how each series of the Exchange Notes differ from the corresponding series of the Original Notes.

General

On or about September 16, 2022, which we refer to as the “Issue Date,” HSBC, expects to issue:

•

7.35% Subordinated Notes due 2032, which we refer to as the “Exchange 7.35% Notes due 2032”) in an aggregate principal amount of up to $222,042,000, corresponding to the outstanding aggregate principal amount, equal to $222,042,000 as of the date of this prospectus, of our 7.35% Subordinated Notes due 2032 (ISIN US404280AE90 and CUSIP No. 404280AE9) which were issued on August 30, 2005 in an aggregate principal amount of $222,042,000, which we refer to as the “Original 7.35% Notes due 2032,” that are validly tendered and accepted by us in the related Exchange Offer;

•

7.625% Subordinated Notes Due 2032, which we refer to as the “Exchange 7.625% Notes due 2032” in an aggregate principal amount of up to $487,913,000, corresponding to (i) the outstanding aggregate principal amount, equal to $483,613,000 as of the date of this prospectus, of our 7.625% Subordinated Notes Due 2032 (ISIN US404280AF65 and CUSIP No. 404280AF6) which were issued on August 30, 2005 in an aggregate principal amount of $483,613,000, which we refer to as the “A Original 7.625% Notes due 2032,” together with (ii) the outstanding aggregate principal amount, equal to $4,300,000 as of the date of this prospectus, of our 7.625% Subordinated Notes due 2032 (Rule 144A Notes: ISIN US404280AD18 and CUSIP No. 404280AD; Reg S Notes: ISIN USG4634UAV47 and CUSIP No. G4634UAV4) which were issued on December 3, 2004 in an aggregate principal amount of $487,913,000, which we refer to as the “B Original 7.625% Notes due 2032,” that are validly tendered and accepted by us in the related Exchange Offer;

•

6.5% Subordinated Notes Due 2036 which we refer to as the “Exchange Notes due 2036” in an aggregate principal amount of up to $200,000,000, corresponding to the outstanding aggregate principal amount, equal to $200,000,000 as of the date of this prospectus, of our 6.5% Subordinated Notes Due 2036 (ISIN US404280AG49 and CUSIP No. 404280AG4) which were issued on December 14, 2006 in an aggregate principal amount of $200,000,000, which we refer to as the “Original Notes due 2036,” that are validly tendered and accepted by us in the related Exchange Offer;

•

6.5% Subordinated Notes Due 2037, which we refer to as the “Exchange Notes due 2037” in an aggregate principal amount of up to $2,500,000,000, corresponding to the outstanding aggregate principal amount, equal to $2,500,000,000 as of the date of this prospectus, of our 6.5% Subordinated Notes Due 2037 (ISIN US404280AH22 and CUSIP No. 404280AH2) which were issued on September 12, 2007 in an aggregate principal amount of $2,500,000,000, which we refer to as the “Original Notes due 2037,” that are validly tendered and accepted by us in the related Exchange Offer; and

•

6.8% Subordinated Notes due 2038, which we refer to as the “Exchange Notes due 2038” in an aggregate principal amount of up to $1,500,000,000, corresponding to the outstanding aggregate principal amount, equal to $1,500,000,000 as of the date of this prospectus, of our 6.8% Subordinated Notes due 2038 (ISIN US404280AJ87 and CUSIP No. 404280AJ8) which were issued on May 27, 2008 in an aggregate principal amount of $1,500,000,000 which we refer to as the “Original Notes due 2038,” that are validly tendered and accepted by us in the related Exchange Offer.

The maturity date (each, a “Maturity Date”) of:

•	Exchange 7.35% Notes due 2032: November 27, 2032

•	Exchange 7.625% Notes due 2032: May 17, 2032

•	Exchange Notes due 2036: May 2, 2036

•	Exchange Notes due 2037: September 15, 2037

•	Exchange Notes due 2038: June 1, 2038

We expect to issue the Exchange Notes under, and the Exchange Notes will be governed by, an indenture, dated December 10, 2002, between us, as issuer, and The Bank of New York, as trustee (the “Base Indenture”), as amended and supplemented by the exchange supplemental indenture (the “Exchange Supplemental Indenture”) between the issuer and The Bank of New York Mellon, as trustee (the “Trustee”), a form of which is included as exhibit 4.4 to the registration statement this prospectus forms part of (the Base Indenture, as amended and supplemented by the Exchange Supplemental Indenture, the “Exchange Indenture”). Each series of Exchange Notes will constitute a separate series of securities under the Exchange Indenture. We filed the Base Indenture on December 12, 2002 in a Current Report on Form 6-K and you should read the Exchange Indenture for provisions that may be important to you. We have summarized below the material provisions of the Exchange Indenture and the Exchange Notes. These descriptions are only summaries and are qualified in their entirety by the Exchange Indenture. The terms of the Exchange Indenture include both those stated in the Exchange Indenture and those made part of the Exchange Indenture by reference to the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.” The form of such global notes are included as schedules to the Exchange Supplemental Indenture and you should read the forms of global notes for provisions that may be important to you.

The Exchange Indenture is qualified under the Trust Indenture Act. Under the provisions of the Trust Indenture Act, if the same institution acts as Trustee under the Exchange Indenture and under another indenture of ours, upon a default in any series of securities issued under either indenture, the Trustee may be deemed to have a conflicting interest and may be required to resign and a successor Trustee will be appointed.

Status

The Exchange Notes will constitute our direct, unsecured obligations and will rank equally without any preference among themselves. The rights of holders of the Exchange Notes will, in the event of our winding up, be subordinated in right of payment to claims of our depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to or pari passu with the Exchange Notes. The subordination provisions of the Exchange Indenture, and to which the Exchange Notes are subject, are governed by English law.

No Set-Off

To the fullest extent permitted by law, holders of the Exchange Notes and the Trustee, by their acceptance of the Exchange Notes, will be deemed to have waived any right of set-off or counterclaim that they might otherwise have.

Form, Ownership and Denomination of the Exchange Notes

We will issue the Exchange Notes in fully registered, global (i.e., book-entry) form. Book-entry interests in the Exchange Notes will be issued in minimum denominations as set out in the table below:

Exchange Notes	Minimum Denomination
Exchange 7.35% Notes due 2032	$200,000 and integral multiples of $1,000 in excess thereof
Exchange 7.625% Notes due 2032	$200,000 and integral multiples of $1,000 in excess thereof
Exchange Notes due 2036	$100,000 and integral multiples of $1,000 in excess thereof
Exchange Notes due 2037	$100,000 and integral multiples of $1,000 in excess thereof
Exchange Notes due 2038	$100,000 and integral multiples of $1,000 in excess thereof

Each series of Exchange Notes will be represented by global notes registered in the name of DTC, or its nominee, which will be the sole registered owner and the holder of all the Exchange Notes represented by the global notes. An investor therefore will not be a holder of the Exchange Note, but will own only beneficial interests in a global note, which are held by means of an account with a broker, bank or other financial institution that in turn has an account as a “participant” in DTC or with another institution that does. DTC maintains a computerized, book-entry system that will reflect the interests in the global notes held by participants in its book-entry system. An investor’s beneficial interest in the global notes will, in turn, be reflected only in the records of DTC’s direct or indirect participants through an account maintained by the investor with such participant.

The Issuer expects to deliver the Exchange Notes through the facilities of DTC on or about the Settlement Date. Indirect holders trading their beneficial interests in the Exchange Notes through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear.

Except in the limited circumstances set forth under “—Form, Settlement and Clearance” in this prospectus, you may not exchange registered global notes or interests in registered global notes for a certificate issued to you in definitive form (a “certificated note”).

Legal Ownership. The person or entity in whose name the Exchange Notes are registered will be considered the holder and legal owner of the Exchange Notes. Our obligations under the Exchange Indenture, as well as the obligations of the Trustee and those of any third parties employed by us or the Trustee, run only to the registered holders of the Exchange Notes. We do not have obligations to investors who own beneficial interests in global notes, in street name or by any other indirect means. For example, once we make a payment or give a notice to the registered holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders (e.g. owners of beneficial interests), but does not do so. Similarly, if we need to ask the holders of the Exchange Notes to vote on a proposed amendment to the Exchange Notes, we would seek approval only from the registered holders, and not the indirect holders, of the Exchange Notes.

Special Considerations for Indirect Holders. If you hold Exchange Notes through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how you can instruct it to send you Exchange Notes registered in your own name so you can be a direct holder, if that is permitted; and

•	how it would pursue rights under the Exchange Notes if there were an Event of Default, a default or other event triggering the need for holders to act to protect their interests.

Payments on the Exchange Notes

The Exchange 7.35% Notes due 2032 will bear interest from (and including) May 27, 2022 to (but excluding) November 27, 2032 at a rate of 7.35% per annum payable semi-annually in arrear on each May 27 and November 27 of each year, beginning on November 27, 2022.

The Exchange 7.625% Notes due 2032 will bear interest from (and including) May 17, 2022 to (but excluding) May 17, 2032 at a rate of 7.625% per annum, payable semi-annually in arrear on each May 17 and November 17 of each year, beginning on November 17, 2022.

The Exchange Notes due 2036 will bear interest from (and including) May 2, 2022 to (but excluding) May 2, 2036 at rate of 6.5% per annum, payable semi-annually in arrear on May 2 and November 2 of each year, beginning on November 2, 2022.

The Exchange Notes due 2037 will bear interest from (and including) September 15, 2022 to (but excluding) September 15, 2037 at a rate of 6.5% per annum, payable semi-annually in arrear on March 15 and September 15 of each year, beginning on March 15, 2023.

The Exchange Notes due 2038 will bear interest from (and including) June 1, 2022 to (but excluding) June 1, 2038 at a rate of 6.8% per annum, payable semi-annually in arrear on June 1 and December 1 of each year, beginning on December 1, 2022.

Interest on the Exchange Notes will be computed on the basis of a 360-day year of twelve 30-day months. Interest on any series of Exchange Notes will accrue from and including the most recent interest payment date for that series to which interest has been paid or duly provided for. Interest will accrue to but excluding the next interest payment date of that series or the date the amount due with respect to the principal has been paid or duly made available for payment for that series, except as described in the paragraph below.

If any scheduled interest payment date, Maturity Date or date of redemption or repurchase for any series of Exchange Notes is not a Business Day, such interest payment date, Maturity Date or date of redemption or repurchase will be postponed to the next day that is a Business Day, but interest on that payment will not accrue during the period from (and including) the scheduled interest payment date, Maturity Date or date of redemption or repurchase of the relevant series of Exchange Notes, as applicable.

The “regular record date” for any interest payment date is:

•	Exchange 7.35% Notes due 2032: with respect to any interest payment date, the immediately preceding May 12 and November 12 of each year, as applicable;

•	Exchange 7.625% Notes due 2032: with respect to any interest payment date, the immediately preceding May 2 and November 2 of each year, as applicable;

•	Exchange Notes due 2036: with respect to any interest payment date, the immediately preceding April 15 and October 15 of each year, as applicable;

•	Exchange Notes due 2037: with respect to any interest payment date, the first business day preceding such interest payment date;

•	Exchange Notes due 2038: with respect to any interest payment date, the fifteenth calendar day preceding such interest payment date, whether or not a Business Day.

The term “Business Day” means a weekday that is not a day on which banking institutions are authorized or obligated by law or executive order to close in New York, New York.

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Banking, S.A. (“Clearstream, Luxembourg”), customers and/ or Euroclear Bank SA/NV (“Euroclear”) participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Agreement with Respect to the Exercise of UK Bail-in Power

By its acquisition of Exchange Notes of any series, each noteholder (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the Exchange Notes, the Exchange Indenture or any other agreements, arrangements or understandings between us and any noteholder, to be bound by (a) the effect of the exercise of any UK bail-in power by the relevant UK resolution authority in relation to such series of Exchange Notes that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the Amounts Due; (ii) the conversion of all, or a portion, of the Amounts Due into our or another person’s ordinary shares, other securities or other obligations (and the issue to, or conferral on, the noteholder of such ordinary shares, other securities or other obligations), including by means of an amendment, modification or variation of the terms of such series of Exchange Notes or the Exchange Indenture; (iii) the cancellation of such series of Exchange Notes; and/or (iv) the amendment or alteration of the Maturity Date of such series of Exchange Notes or amendment of the amount of interest payable on such series of Exchange Notes, or the interest payment dates, including by suspending payment for a temporary period; and (b) the variation of the terms of such series of Exchange Notes or the Exchange Indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority. No repayment or payment of Amounts Due will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. Moreover, each noteholder (which, for these purposes, includes each beneficial owner) will consent to the exercise of any UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to such series of Exchange Notes.

For these purposes,

•

“Amounts Due” are the principal amount of, and any accrued and unpaid interest, including any Additional Amounts, on, the Exchange Notes of any series. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of any UK bail-in power by the relevant UK resolution authority;

•

a “UK bail-in power” means the powers under the UK bail-in legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, write down, transfer, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability;

•

“UK bail-in legislation” means Part I of the Banking Act and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings); and

•	the “relevant UK resolution authority” is any authority with the ability to exercise a UK bail-in power.

According to the principles of the Banking Act, we expect that the relevant UK resolution authority would respect creditor hierarchies when exercising its UK bail-in power in respect of the Exchange Notes of any series and that the holders of the Exchange Notes of any series would be treated pari passu with the claims of holders of all our subordinated unsecured instruments which in each case by law rank, or by their terms are expressed to rank, pari passu with the Exchange Notes of any series at that time being subjected to the exercise of the UK bail-in power.

DTC—UK Bail-in Power

Upon the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Exchange Notes, we will provide a written notice to the noteholders through DTC as soon as practicable regarding such exercise of the UK bail-in power. We will also deliver a copy of such notice to the Trustee for information purposes.

By purchasing the Exchange Notes, each noteholder (which, for these purposes, includes each beneficial owner) will be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Exchange Notes to take any and all necessary action, if required, to implement the exercise of any UK bail-in power with respect to the Exchange Notes as it may be imposed, without any further action or direction on the part of such noteholder, the Trustee or the paying agent.

Trustee’s Duties

Except during the continuance of an event of default or a default, the Trustee will only be liable for performing those duties specifically set forth in the Exchange Indenture. In the event an event of default or default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by the Exchange Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

If an event of default or default occurs and is continuing with respect to the Exchange Notes of a series (see “—Events of Default; Default” below), the Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Exchange Indenture at the request or direction of any of the holders of Exchange Notes of such series, unless such holders have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding Exchange Notes of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series. However, (i) this direction must not be in conflict with any rule of law or the Exchange Indenture and (ii) the Trustee will have the right to decline to follow any such direction if the Trustee in good faith, by a responsible officer of the Trustee, determines that the proceeding so directed would be unjustly prejudicial to the holders of Exchange Notes of such series not joining in any such direction. The Trustee also may take any other action it deems proper, which is not inconsistent with such direction. The Trustee will, within 90 days after the occurrence of an event of default or default with respect to the Exchange Notes of a series, give to the holders of the affected Exchange Notes of such series notice of such event of default or default, unless such event of default or default has been cured or waived. However, the Trustee will be protected in withholding such notice so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the Trustee reasonably determines that the withholding of such notice is in the interest of the holders of Exchange Notes of such series.

By its acquisition of the Exchange Notes, each holder (which, for these purposes, includes each beneficial owner) will acknowledge and agree that the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Exchange Notes will not give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By its acquisition of the Exchange Notes, each holder (which, for these purposes, includes each beneficial owner), to the extent permitted by the Trust Indenture Act, will waive any and all claims, in law and/or in equity, against the Trustee for, agree not to initiate a suit against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of (i) the UK bail-in power by the relevant UK resolution authority with respect to the Exchange Notes or (ii) the limited remedies available under the Indenture for a non-payment of principal and/or interest on the Exchange Notes.

Additionally, by its acquisition of the Exchange Notes, each holder (which, for these purposes, includes each beneficial owner) will acknowledge and agree that, upon the exercise of any UK bail-in power by the relevant UK resolution authority:

•

the trustee will not be required to take any further directions from noteholders under Section 5.12 (Control by Holders of Debt Securities) of the Base Indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the Exchange Notes to direct certain actions relating to the Exchange Notes; and

•	the Exchange Indenture will not impose any duties upon the Trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK resolution authority.

Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK resolution authority, the Exchange Notes remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the Exchange Notes), then the Trustee’s duties under the Exchange Indenture will remain applicable with respect to the Exchange Notes following such completion to the extent that we and the Trustee will agree pursuant to another supplemental indenture or an amendment to the Exchange Indenture; provided, however, that notwithstanding the exercise of the UK bail-in power by the relevant UK authority, there will at all times be a trustee for the Notes in accordance with the Exchange Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee will continue to be governed by the Exchange Indenture, including to the extent no additional supplemental indenture or amendment to the Exchange Indenture is agreed upon in the event the Exchange Notes remain outstanding following the completion of the exercise of the UK bail-in power.

Interest and Principal Payments

Any payments of interest and principal, on any particular series of Exchange Notes will be made on such dates and, in the case of payments of interest, at such rate or rates, as are set forth in this prospectus.

Paying Agent. We have appointed HSBC Bank USA, National Association, as our current paying agent for the Exchange Notes. We may appoint one or more financial institutions to act as our paying agents. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will notify you of changes in the paying agents.

Form, Settlement and Clearance

General. The Exchange Notes will initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries, including, without limitation, DTC, Euroclear and/or Clearstream Luxembourg, and will be registered in the name of such depositary or its nominee. Our obligations, as well as the obligations of the Trustee and those of any third parties employed by us or the Trustee, run only to persons who are registered as holders of the Exchange Notes. Unless and until the Exchange Notes are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

The Exchange Notes may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg. The initial distribution of the Exchange Notes will be cleared through DTC only. In such event, beneficial interests in the global Exchange Notes will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

So long as the depositary, or its nominee, is the holder of a global debt security, the depositary or its nominee will be considered the sole holder of such global debt security for all purposes under the Exchange Indenture. Except as described below under the heading “—Definitive Debt Securities,” no participant, indirect participant or other person will be entitled to have Exchange Notes registered in its name, receive or be entitled to receive physical delivery of Exchange Notes in definitive form or be considered the owner or holder of the Exchange Notes under the Exchange Indenture. Each person having an ownership or other interest in Exchange Notes must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the Exchange Indenture or the Exchange Notes.

DTC has advised us that: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Payments on the Global Debt Security. Payments of any amounts in respect of any global securities will be made by the paying agent to the depositary. Payments will be made to beneficial owners of Exchange Notes in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we nor the Trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

All such payments will be distributed without deduction or withholding for any UK taxes or other UK governmental charges, or if any such deduction or withholding is required to be made under the provisions of any applicable UK law or regulation, then, except as described under “Payment of Additional Amounts,” such additional amounts will be paid as may be necessary in order that the net amounts received by any holder of the global security and by the owners of interests in the Exchange Notes, after such deduction or withholding, will equal the net amounts that such holder and owners would have otherwise received in respect of the global security or interests in the Exchange Notes, as the case may be, if such deduction or withholding had not been made.

Settlement. Settlement of any secondary market trades in the Exchange Notes will be made in same-day funds. The Exchange Notes will settle in DTC’s Same-Day Funds Settlement System.

Definitive Debt Securities. Owners of interests in the Exchange Notes will be entitled to receive definitive Exchange Notes in registered form in respect of such interest if: (1) (i) DTC notifies us in writing that it is unwilling to or unable to continue as a depositary for the Exchange Notes of such series or the Exchange Notes, as the case may be, or (ii) if at any time DTC ceases to be eligible as a “clearing agency” registered under the Exchange Act or we become aware of such ineligibility and, in either case, a successor is not appointed by us within 90 days; or (2) an event of default has occurred and is continuing and the registrar has received a request from DTC.

The definitive Exchange Notes will be issued in the denominations set out under “Description of the Exchange Notes—Form, Ownership and Denomination of the Exchange Note” and will be issued in registered form. Such definitive Exchange Notes will be registered in the name or names of such person or persons as the registrar will notify the Trustee based on the instructions of DTC.

Payment of Additional Amounts

All payments made under or with respect to the Exchange Notes of any series will be paid by us without deduction or withholding for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions, or withholdings whatsoever imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or taxing authority thereof or therein having the power to tax (each, a “Taxing Jurisdiction”), unless required by law. If such deduction or withholding will at any time be required by the law of the Taxing Jurisdiction, we will pay such additional amounts in respect of payments of interest only (and not principal) on the Exchange Notes (the “Additional Amounts”) as may be necessary so that the net amounts (including Additional Amounts) paid to the holders of the Exchange Notes, after such deduction or withholding, will be equal to the respective amounts of interest which the holders of the Exchange Notes would have been entitled to receive in respect of the Exchange Notes in absence of such withholding or deduction, provided that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which:

•

would not be payable or due but for the fact that the holder or beneficial owner of the Exchange Notes is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction, or otherwise has some connection or former connection with the Taxing Jurisdiction other than the holding or ownership of an Exchange Note, or the collection of interest payments on, or the enforcement of, any Exchange Note; or

•

would not be payable or due but for the fact that the certificate representing the relevant Exchange Notes (i) is presented for payment in the Taxing Jurisdiction or (ii) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amount on presenting the same for payment at the close of such 30 day period; or

•

would not have been imposed if presentation for payment of the certificate representing the relevant Exchange Notes had been made to a paying agent other than the paying agent to which the presentation was made; or

•

is imposed in respect of a holder of Exchange Notes that is not the sole beneficial owner of the interest, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

•

is imposed because of the failure to comply by the holder or the beneficial owner of the Exchange Notes or the beneficial owner of any payment on such Exchange Notes with a request from us addressed to the holder or the beneficial owner, including a written request from us related to a claim for relief under any applicable double tax treaty:

•	to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the holder or the beneficial owner; or

•	to make any declaration or other similar claim to satisfy any information or reporting requirement,

if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the Taxing Jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge; or

•	is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty, assessment or other governmental charge; or

•	is imposed in respect of any combination of the above items.

We will agree in the Exchange Indenture that at least one paying agent for each series of Exchange Notes will be located outside the United Kingdom.

As provided in “—Payments Subject to Fiscal Laws,” all payments in respect of the Exchange Notes will be made subject to any withholding or deduction required pursuant to FATCA, and we will not be required to pay any Additional Amounts on account of any such deduction or withholding required pursuant to FATCA.

References in this prospectus to the payment of any interest on, or in respect of the Exchange Notes shall be deemed also to include any Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable under the foregoing provisions.

Payments Subject to Fiscal Laws

All payments are subject in all cases to any applicable fiscal or other laws, regulations and directives in any jurisdiction, but without prejudice to “—Payment of Additional Amounts” above. For the purposes of the preceding sentence, the phrase “fiscal or other laws, regulations and directives” will include any obligation on us to withhold or deduct from a payment pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or otherwise imposed pursuant to FATCA.

“FATCA” means (i) sections 1471 to 1474 of the Code or any associated regulations or other official guidance; (ii) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of clause (i); or (iii) any agreement pursuant to the implementation of clauses (i) or (ii) with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction.

Consolidation, Merger and Sale of Assets

We may, without the consent of the holders of any of the Exchange Notes, consolidate or amalgamate with, or merge into, any corporation, or convey, sell, transfer or lease our properties and assets substantially as an entirety to any person, provided that:

•

any successor corporation expressly assumes our obligations under the Exchange Notes and the Exchange Indenture and, if applicable, the provision for payment of Additional Amounts for withholding taxes are amended to include the jurisdiction of incorporation of the successor corporation;

•

immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation, as a result of such transaction as having been incurred by us at the time of the transaction, no event of default or default, and no event that, after notice or lapse of time, or both, would become an event of default or a default, shall have occurred and be continuing; and

•	certain other conditions are satisfied.

Redemption

The Exchange Notes of any series may be redeemed, in whole but not in part, at our option, on not less than 30 nor more than 60 days’ notice, at any time at a redemption price equal to the principal amount thereof (or premium, if any), together with accrued interest, if any, to the date fixed for redemption (a “Tax Event Redemption”) if, at any time, we determine that:

a)

in making payment under such Exchange Notes in respect of principal (or premium, if any), interest or missed payment we have or will or would become obligated to pay Additional Amounts as provided in the Exchange Indenture and as described under “—Payment of Additional Amounts” above, provided such obligation results from a change in or amendment to the laws of the Taxing Jurisdiction, or any change in the official application or interpretation of such laws (including a decision of any court or tribunal), or any change in, or in the official application or interpretation of, or execution of, or amendment to, any treaty or treaties affecting taxation to which the UK is a party, which change, amendment or execution becomes effective on or after the Issue Date; or

b)

the payment of interest in respect of such Exchange Notes has become or will or would be treated as a “distribution” within the meaning of Section 1000 of the Corporation Tax Act 2010 of the UK (or any statutory modification or reenactment thereof for the time being) as a result of a change in or amendment to the laws of the Taxing Jurisdiction, or any change in the official application or interpretation of such laws, including a decision of any court, which change or amendment becomes effective on or after the Issue Date;

provided, however, that, in the case of a) above, no notice of redemption shall be given earlier than 90 days prior to the earliest date on which we would be obliged to pay such Additional Amounts, were a payment in respect of such Exchange Notes then due.

Repurchase

We and any of our subsidiary undertakings may, in accordance with applicable law, repurchase any of the Exchange Notes for our or their account. Under the provisions of UK CRR, as applied by the PRA at the date of this prospectus, any optional tax redemption or repurchase of Tier 2 instruments is subject to the prior permission of the PRA. See “—Redemption Conditions” below.

Redemption Conditions

Notwithstanding anything to the contrary in the Exchange Indenture or the Exchange Notes, we may only redeem or repurchase the Exchange Notes (i) if we have obtained the Relevant Supervisory Consent, (ii) prior to the fifth anniversary of the Issue Date, if the Applicable Rules so oblige, we have demonstrated to the satisfaction of the Relevant Regulator that (x) pursuant to a Tax Event Redemption (as described above), the relevant tax event is a change in the applicable tax treatment of the Exchange Notes which is material and was not reasonably foreseeable on the Issue Date or (y) we have (or will have), before or at the same time as such redemption or repurchase, replaced the Exchange Notes with own funds instruments of equal or higher quality at terms that are sustainable for our income capacity, and the Relevant Regulator has permitted such action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional circumstances, and/or (iii) we have complied with any alternative or additional pre-conditions to redemption or repurchase, as applicable, set out in the Applicable Rules.

“Applicable Rules” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy (including, without limitation, as to leverage) then in effect in the United Kingdom including, without limitation to the generality of the foregoing, the UK CRR, the Banking Act and any regulations, requirements, guidelines and policies relating to capital adequacy adopted by the Relevant Regulator from time to time (whether or not such requirements, guidelines or policies are applied generally or specifically to us or to us and any of our holding or subsidiary companies or any subsidiary of any such holding company), in each case as amended, supplemented or replaced from time to time.

“Relevant Regulator” means the PRA or any successor entity or other entity primarily responsible for our prudential supervision.

“Relevant Supervisory Consent” means, in relation to any redemption or repurchase of the Exchange Notes, any required permission of the Relevant Regulator applicable to us. For the avoidance of doubt, Relevant Supervisory Consent will not be required if either (i) none of the relevant Exchange Notes qualify as part of our regulatory capital pursuant to the Applicable Rules, (ii) the relevant Exchange Notes are repurchased for market-making purposes in accordance with any permission given by the Relevant Regulator pursuant to the Applicable Rules within the limits prescribed in such permission or (iii) the relevant Exchange Notes are being redeemed or repurchased pursuant to any general prior permission granted by the Relevant Regulator pursuant to the Applicable Rules within the limits prescribed in such permission.

Events of Default; Default

With respect to Exchange Notes of a series, subject to certain exceptions, it shall be an event of default only if an order is made by an English court which is not successfully appealed within 30 days after the date such order was made for our winding up or an effective resolution is validly adopted by our shareholders for our winding up. If an event of default occurs and is continuing with respect to a series of Exchange Notes, the Trustee may, and if so requested by the holders of at least 25 per cent in principal amount of the outstanding Exchange Notes of such series shall, declare the principal amount together with accrued but unpaid interest with respect to the Exchange Notes of such series due and payable immediately; provided that after such declaration, but before a judgment or decree based on such declaration has been obtained, the holders of a majority in principal amount of the outstanding Exchange Notes of such series may (under certain circumstances) rescind and annul such declaration.

With respect to any series of Exchange Notes, and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it shall be a default with respect to Exchange Notes of a series if:

(a)	any installment of interest upon any Exchange Notes of such series or any related coupon is not paid when due and such failure continues for 14 days; or

(b)

all or any part of the principal of (or premium, if any, on) any Exchange Notes of such series as and when the same shall become due and payable, whether at maturity, upon redemption or otherwise, is not paid and such failure continues for 7 days.

If a default occurs, the Trustee may institute proceedings in England (but not elsewhere) for our winding up provided that the Trustee may not, upon the occurrence of a default on the Exchange Notes, accelerate the maturity of any of the Exchange Notes of the relevant series unless an event of default has occurred and is continuing.

Notwithstanding the foregoing, failure to make any payment in respect of a series of Exchange Notes shall not be a default in respect of such Exchange Notes if such payment is withheld or refused:

•	in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment; or

•

in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time during the said grace period of 14 days or 7 days, as the case may be, by independent legal advisers acceptable to the Trustee;

provided, however, that the Trustee may, by notice to us, require us to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the Trustee may be advised in an opinion of counsel, upon which opinion the Trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case, we shall forthwith take and expeditiously proceed with such action and shall be bound by any final resolution of the doubt resulting therefrom. If any such resolution determines that the relevant payment can be made without violating any applicable law, regulation or order then the preceding sentence shall cease to have effect and the payment shall become due and payable on the expiration of 14 Business Days (in the case of payments under (a) above) or 7 Business Days (in the case of payments under (b) above), as the case may be, after the Trustee gives written notice to us informing us of such resolution.

Under the terms of the Exchange Indenture and the Exchange Notes, the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Exchange Notes will not be stated to be an event of default or a default. As a result, noteholders will not have the right to request that the Trustee declare an acceleration or institute proceedings for our winding up solely due to the exercise of the UK bail-in power by the relevant UK resolution authority.

After the end of each fiscal year, we will furnish to the Trustee a certificate of certain officers as to the absence of an event of default, or a default under the Exchange Indenture as the case may be, specifying any such default.

No remedy against us other than as specifically provided by the Exchange Indenture shall be available to the Trustee or the holders of Exchange Notes whether for the recovery of amounts owing in respect of such Exchange Notes or under the Exchange Indenture or in respect of any breach by us of any obligation, condition or provision under the Exchange Indenture or such Exchange Notes or otherwise, and no holder of any Exchange Note will have any right to institute any proceeding with respect to the Exchange Indenture, the Exchange Notes or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing event of default or default and unless also the holders of not less than a majority in aggregate principal amount of the outstanding Exchange Notes of such series shall have made written request to the Trustee to institute such proceedings as Trustee, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Exchange Notes of such series direction inconsistent with such request and the Trustee shall have failed to institute such proceeding within 60 days.

Notwithstanding anything to the contrary in this prospectus, nothing will impair the right of a holder (absent the consent of such holder) to institute suit for any payments due but unpaid with respect to its Exchange Notes.

Modification and Waiver

Modifications of and amendments to the Exchange Indenture with respect to the Exchange Notes may be made by us and the Trustee, without the consent of the holders of the Exchange Notes of such series for certain purposes and otherwise with the consent of the holders of a majority in principal amount of the Exchange Notes of such series then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Exchange Notes affected thereby:

•	change the stated maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Exchange Notes;

•

reduce the principal amount of any interest, any missed payment or the rate of interest on any of the foregoing, on or any premium payable upon redemption of, or Additional Amounts payable on, any Exchange Notes;

•	change our obligation to pay Additional Amounts;

•	change the place of payment or currency in which any payment of the principal, any interest or any missed payment is payable on any Exchange Notes, or the rate of interest on any of the foregoing;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any Exchange Notes;

•

reduce the percentage of the aggregate principal amount of the outstanding Exchange Notes of such series, the consent of whose holders is required for any such modification or amendment, or the consent of the holders of which is required for waiver of compliance with certain provisions of the applicable indenture or waiver of certain defaults, as provided in the Exchange Indenture;

•

change any of the provisions relating to modifications of and amendments to the Exchange Indenture, waivers of past defaults, or waivers of certain covenants except to increase the relevant percentages or to provide that certain other provisions of the Exchange Notes cannot be modified or waived without the consent of all holders of affected Exchange Notes;

•	change any of our obligations to maintain an office or agency in the places and for the purposes required by the Exchange Indenture;

•	change in any manner adverse to the interests of the holders of the Exchange Notes of such series the subordination provisions of any series of Exchange Notes; or

•

modify or affect in any manner adverse to the interests of the holders of the Exchange Notes of such series the terms and conditions of our obligations regarding the due and punctual payment of the principal, premium, if any, interest, any missed payment or the rate of interest on any of the foregoing.

The holders of not less than a majority in principal amount of the outstanding Exchange Notes of a series may, on behalf of all holders of Exchange Notes of that series, waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the Exchange Indenture before the time for such compliance. The holders of not less than a majority in aggregate principal amount of the outstanding Exchange Notes of a series may, on behalf of all holders of Exchange Notes of that series, waive any past event of default or default under the Exchange Indenture with respect to Exchange Notes of that series, except a default in the payment of any principal of (or, premium, if any, on) or any installment of interest or any missed payment on any Exchange Notes of that series and except a default in respect of a covenant or provision, the modification or amendment of which would require the consent of the holder of each outstanding Exchange Note affected by it.

In addition, material variations in the terms and conditions of Exchange Notes of any series, including modifications relating to subordination, redemption and events of default may require the consent of the Relevant Regulator.

In addition to our and the Trustee’s rights to modify and amend the Exchange Indenture, modifications of, and amendments to, the terms of the Exchange Indenture or the Exchange Notes may be made by us and the Trustee, without the further consent of the noteholders, to the extent necessary to give effect to the exercise by the relevant UK resolution authority of the UK bail-in power. Moreover, we will agree not to amend the consent of the noteholders to the exercise of the UK bail-in power (see “—Agreement with Respect to the Exercise of UK Bail-in Power”) without the prior consent of the Relevant Regulator.

Concerning Our Relationship with the Trustee

We and our subsidiaries maintain ordinary banking relationships and custodial facilities with the Trustee and affiliates of the Trustee.

Governing Law

The Exchange Notes and the Exchange Indenture are governed by New York law, except that the subordination provisions of the Exchange Indenture and of the Exchange Notes (see “Description of the Exchange Notes—Status”) will be governed by, and construed in accordance with, English law.

Listing

Application will be made to list the Exchange Notes on the NYSE in accordance with its rules.

TAXATION

Material United States Federal Income Tax Considerations

The following is a summary of material U.S. federal income tax considerations of the Exchange Offers that may be relevant to a holder of Original Notes. This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change. This summary deals only with beneficial owners of Original Notes that hold Original Notes (and will hold Exchange Notes, as applicable) as capital assets, and does not address particular tax considerations that may be applicable to holders that are subject to special tax rules, such as banks, tax-exempt entities, insurance companies, regulated investment companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that hold Original Notes or will hold Exchange Notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, entities taxed as partnerships or the partners therein, persons subject to the alternative minimum tax, U.S. expatriates, nonresident alien individuals present in the United States for more than 182 days in a taxable year, or persons that have a “functional currency” other than the U.S. dollar.

This summary addresses only U.S. federal income tax consequences, and does not address consequences arising under U.S. state or local tax laws or non-U.S. tax laws or the Medicare tax on net investment income or under special timing rules prescribed under section 451(b) of the U.S. Internal Revenue Code (the “Code”).

As used herein, a “U.S. Holder” is a beneficial owner of Original Notes (or, as applicable, Exchange Notes) that is, for U.S. federal income tax purposes, a citizen or resident of the United States or a domestic corporation or that otherwise is subject to U.S. federal income taxation on a net income basis in respect of the Notes.

Holders should consult their own tax advisors regarding the tax consequences of the Exchange Offers, including the application to their particular circumstances of the U.S. federal income tax considerations discussed below, as well as the application of U.S. federal estate, gift and alternative minimum tax laws, the Medicare tax on net investment income, U.S. state and local tax laws and non-U.S. tax laws.

Tax Consequences of the Exchange Offers

The U.S. federal income tax consequences of the Exchange Offers will depend on whether the exchange of Original Notes for Exchange Notes is treated as a Significant Modification, as defined below, and if so, whether it is treated as a recapitalization.

Significant Modification Rules

The exchange of a debt instrument for a new debt instrument constitutes a “realization event” for U.S. federal income tax purposes if the newly issued instrument differs materially either in kind or in extent from the original debt instrument (a “Significant Modification”). An exchange of a debt instrument that is not a Significant Modification does not create a realization event.

The exchange of a debt instrument for a new debt instrument is a Significant Modification if, based on all the facts and circumstances and taking into account all modifications of the original debt instrument collectively (other than modifications that are subject to special rules), the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.” The applicable regulations also provide specific rules to determine whether certain modifications are economically significant. For example, a modification that adds, deletes or alters customary accounting or financial covenants is not a Significant Modification. A change in yield of a debt instrument is a Significant Modification if the yield of the new instrument (taking into account any accrued interest and any payments made to the holder as consideration for the exchange, such as the Participation Cash Incentive) varies from the yield on the exchanged instrument (determined as of the date of the exchange) by more than 5% of the annual yield of the exchanged instrument or, if greater, 25 basis points. The yield of the exchanged instrument is calculated based on its adjusted issue price on the date of the exchange, and may differ from the yield at which the instrument is trading in the market. Although the matter is not free from doubt, we intend to take the position that the exchange of the Original Notes for the Exchange Notes and the payment of the Participation Cash Incentive do not constitute a Significant Modification of the Original Notes for U.S. federal income tax purposes. Under this treatment, subject to the discussion of the Participation Cash Incentive below, a U.S. Holder should not recognize gain or loss for U.S. federal income tax purposes on the Exchange Offers, and such U.S. Holder should continue to have the same tax basis and holding period with respect to its Exchange Notes as such U.S. Holder had with respect to its Original Notes.

The U.S. federal income tax consequences of the receipt of a Participation Cash Incentive are unclear. We intend to treat any Participation Cash Incentive paid to a U.S. Holder as a separate fee for consenting to the Exchange Offers. If so treated, a U.S. Holder would be required to recognize the Participation Cash Incentive as ordinary income at the time the Participation Cash Incentive is received or accrued, in accordance with the U.S. Holder’s method of accounting for tax purposes. Other treatments of the Participation Cash Incentive are possible. For instance, it is possible the Participation Cash Incentive may be treated first as a payment of unpaid accrued interest (if any) on the Original Notes, and second as payment of principal on the Original Notes. U.S. Holders should consult their tax advisors regarding the U.S. federal income tax treatment of the Participation Cash Incentive.

If, contrary to our intended position, the exchange of Original Notes for Exchange Notes is a Significant Modification, the exchange should be a recapitalization if both the Original Notes and the Exchange Notes are “securities” for U.S. federal income tax purposes. Whether a debt instrument constitutes a “security” is determined based on all the facts and circumstances, but most authorities have held that the length of the term of a debt instrument is an important factor in determining whether such instrument is a security for U.S. federal income tax purposes. The U.S. Internal Revenue Service (the “IRS”) has taken the position that an instrument with a term of less than five years generally is not a security, an instrument with a term of ten years or more is highly likely to be considered a security, and instruments with a term of five to ten years are often considered securities. Based on the IRS position, we believe that the Original Notes and the Exchange Notes exchanged therefor should be treated as securities, and as a result, if contrary to our intended position the Exchange Offers were to result in a Significant Modification, we intend to take the position that the Exchange Offers are a recapitalization.

A Significant Modification that qualifies as a recapitalization will not result in the recognition of gain or loss, except that gain may be recognized up to the amount of the Participation Cash Incentive if the Participation Cash Incentive is treated as received in connection with the Significant Modification. Any gain recognized by a U.S. Holder will be capital gain (except to the extent of accrued market discount, if any, which will be treated as ordinary income) and will generally be long-term capital gain if, at the time of the exchange, the holding period for the Original Notes is greater than one year. The net amount of long-term capital gain realized by certain non-corporate U.S. Holders (including individuals) may be subject to taxation at a preferential rate. The deduction of capital losses is subject to limitations. A U.S. Holder’s tax basis in the Exchange Notes will be the same as such Holder’s tax basis in the Original Notes, decreased by the amount of the Participation Cash Incentive treated as received in connection with the exchange and increased by the amount of gain recognized by the U.S. Holder in respect of the exchange. A U.S. Holder’s holding period for the Exchange Notes will include its holding period for the Original Notes.

In the case of a U.S. Holder that purchased Original Notes with “market discount” (i.e., purchased Original Notes at a price that is lower than its “adjusted issue price” by at least 0.25% of its remaining redemption amount multiplied by the number of remaining whole years to maturity for U.S. federal income tax purposes) and has not elected to include market discount in income on a current basis, any gain recognized by the U.S. Holder under the recapitalization rules described above will be treated as ordinary income to the extent of the market discount that has accrued at the time of the exchange. Any market discount on the Original Notes that is not recognized as described in the preceding sentence will generally carry over to the Exchange Notes.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with the payment of the Participation Cash Incentive to certain U.S. persons. In addition, certain U.S. persons may be subject to backup withholding in respect of such amounts if they do not provide their taxpayer identification numbers to the person from whom they receive payments. Non-U.S. persons may be required to comply with applicable certification procedures to establish that they are not U.S. persons in order to avoid the application of such information reporting requirements and backup withholding. The amount of any backup withholding from a payment to a U.S. or non-U.S. person will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Material United Kingdom Tax Considerations

The following is a description of certain UK tax consequences of the Exchange Offers, and the ownership and disposal of Exchange Notes, for U.S. Holders (as defined in “Taxation—Material U.S. Federal Income Tax Considerations”).

This discussion applies to you only if you qualify for benefits under the income tax convention between the United States and the UK (the “Treaty”) and are a resident of the United States for the purposes of the Treaty and are not resident in the UK for UK tax purposes at any material time (an “Eligible U.S. Holder”).

You generally will be entitled to benefits under the Treaty if you are:

•	the beneficial owner of your Original Notes and Exchange Notes, and of any interest that you receive;

•

an individual resident or citizen of the United States, a U.S. corporation (and certain other requirements are met), or a U.S. partnership, estate, or trust (but only to the extent the income of the partnership, estate, or trust is subject to U.S. taxation in the hands of a U.S. resident person and certain other requirements are met); and

•	not also a resident of the UK for UK tax purposes.

If you hold your Original Notes and Exchange Notes in connection with the conduct of business or the performance of personal services in the UK or otherwise in connection with a branch, agency or permanent establishment in the UK, then you will not be entitled to benefits under the Treaty. Special rules, including a limitation on benefits provision, apply in limited circumstances to Original Notes and Exchange Notes owned by an investment or holding company. This section does not discuss the treatment of holders described in the preceding two sentences.

The comments below are of a general nature based on current UK tax law as applied in England and Wales and HM Revenue & Customs (“HMRC”) practice (which may not be binding on HMRC). They are not exhaustive of all possible tax considerations that may be relevant in the particular circumstances of each Eligible U.S. Holder. They do not necessarily apply where the income is deemed for tax purposes to be the income of any other person. Except to the extent expressly stated to the contrary, they relate only to the position of Eligible U.S. Holders who are the absolute beneficial owners of their Original Notes and Exchange Notes and do not apply to certain classes of persons (such as dealers, individuals who have temporarily ceased to be resident in the UK, and persons who are connected to us) to whom special rules may apply.

You should satisfy yourself as to the tax consequences in your own particular circumstances relating to the Exchange Offers and the ownership and disposal of Exchange Notes.

Tax Consequences of the Exchange Offers

Disposal

As an Eligible U.S. Holder, you will not generally be liable for UK taxation on capital gains realized on the exchange of Original Notes for Exchange Notes and Participation Cash Incentive pursuant to the Exchange Offers.

Stamp Duty and Stamp Duty Reserve Tax

No UK stamp duty or stamp duty reserve tax will be payable by Eligible U.S. Holders on the exchange of Original Notes for Exchange Notes and Participation Cash Incentive pursuant to the Exchange Offers.

Exchange Notes

Payments of interest

Payments of interest on the Exchange Notes should be exempt from withholding or deduction for or on account of UK tax under the provisions of UK tax law relating to “quoted Eurobonds” provided that the Exchange Notes: (i) are listed and continue to be listed on a “recognised stock exchange” within the meaning of section 1005 of the Income Tax Act 2007, or (ii) are admitted and continue to be admitted to trading on a “multilateral trading facility” operated by a “regulated recognised stock exchange” (within the meaning of Section 987 of the Income Tax Act 2007). The New York Stock Exchange is currently a “recognised stock exchange” for these purposes. Exchange Notes will be treated as listed on the New York Stock Exchange if they are both admitted to trading on the main market of the New York Stock Exchange and are officially listed in the United States in accordance with provisions corresponding to those generally applicable in countries in the European Economic Area.

In other cases, interest would be paid after deduction of UK income tax (currently, at the rate of 20%), although if you are an Eligible U.S. Holder you should normally be eligible to recover in full any UK tax withheld from payments of interest to which you are beneficially entitled by making a claim under the Treaty. Alternatively, you may make such a claim in advance of a payment of interest whereupon HM Revenue & Customs (“HMRC”) may, if it accepts the claim, authorize subsequent payments to be made to you without withholding of UK income tax. Claims for repayment must be made within four years after the end of the UK year of assessment to which the income relates and accompanying evidence, such as the original statement showing the amount of income tax deducted that would have been provided by us when the interest payment was made, may be required to be produced. A year of assessment runs from April 6 in one calendar year to April 5 in the following calendar year.

Payments of interest on Exchange Notes will constitute UK source income for UK tax purposes and, as such, remain subject to UK income tax by direct assessment even if paid without deduction or withholding for or on account of any UK tax. However, interest with a UK source will not generally be chargeable to UK tax by direct assessment in the hands of an Eligible U.S. Holder.

Disposal (including redemption)

As an Eligible U.S. Holder, you will not generally be liable for UK taxation on capital gains realized on the sale or other disposal or redemption of Exchange Notes.

Stamp Duty and Stamp Duty Reserve Tax

No UK stamp duty or stamp duty reserve tax should be payable on the issue, transfer or redemption of the Exchange Notes.

Inheritance Tax

Exchange Notes held by an individual whose domicile is determined to be the United States for purposes of the United States-United Kingdom Double Taxation Convention relating to estate and gift taxes (the “Estate Tax

Treaty”) and who is not for such purposes a national of the UK will not, provided any U.S. federal estate or gift tax chargeable has been paid, be subject to UK inheritance tax on the individual’s death or on a lifetime transfer of the Exchange Notes except in certain cases where the Exchange Notes (i) are comprised in a settlement (unless, at the time of the settlement, the settlor was domiciled in the United States and was not a national of the UK), (ii) are part of the business property of a UK permanent establishment of an enterprise, or (iii) pertain to a UK fixed base of an individual used for the performance of independent personal services. In such cases, the Estate Tax Treaty generally provides a credit against U.S. federal tax liability for the amount of any tax paid in the UK in a case where the Exchange Notes are subject both to UK inheritance tax and to U.S. federal estate or gift tax.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the assets of such plans (“ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts) or an entity deemed to hold the assets of such plans (together with ERISA Plans, “Plans”) and certain persons (referred to as “parties in interest” under ERISA or “disqualified persons” under the Code) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Plan that is engaged in such a non-exempt prohibited transaction may be, among other things, subject to penalties under ERISA and the Code.

The fiduciary of a Plan that proposes to tender Original Notes for Exchange Notes (or any interest therein) should consider, among other things, whether such tender and holding of Exchange Notes may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, (iii) the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any Plan assets, or (iv) any prohibited conflicts of interest. Such parties in interest or disqualified persons could include, without limitation, the Issuer, the Dealer Manager, the agents or any of their respective affiliates (“Transaction Parties”).

Depending on the satisfaction of certain conditions which may include the identity of the Plan fiduciary making the decision to tender Original Notes for Exchange Notes (or any interest therein) on behalf of a Plan, exemptions from the prohibited transaction provisions of ERISA and Section 4975 of the Code could potentially include, without limitation, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code (relating to transactions with certain service providers) or Prohibited Transaction Class Exemption (“PTCE”) 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (relating to investments by bank collective investment funds), PTCE 95-60 (relating to investments by insurance company general accounts) or PTCE 96-23 (relating to transactions directed by an in-house asset manager) (collectively, the “Class Exemptions”). However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to the tender of Original Notes for Exchange Notes or any other transaction involving the Exchange Notes.

Any Plan fiduciary that proposes to cause a Plan to tender its Original Notes for Exchange Notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code, and to confirm that its tender of the Original Notes for Exchange Notes and its holding and disposition of the Exchange Notes will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or the Code. None of the Transaction Parties has provided, and none of them will provide, any impartial investment recommendation or investment advice, and are not giving any advice in a fiduciary capacity, in connection with any Plan’s investment in the Exchange Notes. Non-U.S. plans, governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to other federal, state, local or non-U.S. laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Code (“Similar Law”). Fiduciaries of any such plans subject to Similar Law

(“Non-ERISA Plans”) should consult with their counsel before tendering Original Notes for Exchange Notes to determine the need for, if necessary, and the availability of, any exemptive relief under any Similar Law.

Through its tender of Original Notes for Exchange Notes and its holding of the Exchange Notes (including any interest therein), each acquirer of Exchange Notes (and each Plan fiduciary and each fiduciary of a Non-ERISA Plan directing or advising a Plan or Non-ERISA Plan to tender Original Notes for Exchange Notes and to hold the Exchange Notes) will be deemed to have represented and agreed that either: (A) no assets of a Plan or Non-ERISA Plan have been used to acquire or will be used to hold such Exchange Notes (or any interest therein) or (B) the acquirer’s tender of Original Notes for Exchange Notes and the acquirer’s holding and disposition of Exchange Notes or any interest therein do not and will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or violation of Similar Law.

Each Plan fiduciary (and each fiduciary for a Non-ERISA Plan) should consult with its legal adviser concerning the potential consequences to the plan under ERISA, Section 4975 of the Code or Similar Law of the tender of Original Notes for Exchange Notes and the investment in Exchange Notes.

DEALER MANAGER AND AGENTS

Dealer Manager

We have appointed HSBC Securities (USA) Inc. to act as dealer manager in connection with the Exchange Offers (the “Dealer Manager”). You may direct questions, requests for assistance and requests for additional copies of this prospectus to the Dealer Manager addressed as follows:

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

United States

Telephone:
US: +1 (212) 525-5552 (Collect)

US: +1 (888) HSBC-4LM (Toll Free)

Europe: +44 (0)20 7992 6237

Email: liability.management@hsbcib.com

The Dealer Manager may contact holders regarding the Exchange Offers and may request brokers, dealers and other nominees to forward this prospectus and related materials to beneficial owners of Original Notes.

The Dealer Manager will receive a customary fee for its services as dealer manager in connection with the Exchange Offers. In addition to paying compensation for the Dealer Manager’s services, we have agreed to (a) reimburse brokers and dealers (including the Dealer Manager), commercial banks, trust companies and other nominees for their customary mailing and handling expenses properly incurred (and documented) in forwarding the Exchange Offer documentation, (b) pay all reasonable and documented out-of-pocket expenses relating to the preparation, filing (if any), printing, mailing and publishing of the Exchange Offer documentation, (c) pay all documented advertising expenses relating to the Exchange Offers approved by us, (d) pay all the fees and expenses of the Exchange Agent and (e) pay all other fees and reasonable out-of-pocket expenses incurred by the Company or any of its affiliates (other than the Dealer Manager) in connection with the Exchange Offers. We have also agreed to indemnify the Dealer Manager against certain liabilities in connection with its services, including liabilities under the federal securities laws. Subject to applicable law, at any given time, the Dealer Manager may trade the Original Notes or other securities of HSBC Holdings plc and its affiliates for its own accounts or for the accounts of its customers and, accordingly, may hold a long or short position in the Original Notes.

The Dealer Manager is an affiliate of the Issuer and, in the ordinary course of its business, makes markets in debt securities of HSBC Holdings plc, including the Original Notes, for its own accounts and for the accounts of their customers. As a result, from time to time, the Dealer Manager may own certain of the Issuer’s debt securities, including the Original Notes.

The Dealer Manager is also serving as dealer manager in the Concurrent Cash Tender Offers for the Cash Tender Notes described in the Offer to Purchase.

In the ordinary course of business, the Dealer Manager and its affiliates have provided and may in the future continue to provide investment banking, commercial banking and other financial services to the Issuer and its affiliates for which it has received and will receive customary compensation.

Exchange Agent and Information Agent

We have appointed Global Bondholder Services Corporation as the exchange agent (the “Exchange Agent”) and as the information agent (the “Information Agent”) for the Exchange Offers. You should direct all executed letters of transmittal to the Exchange Agent. You may direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal to the Exchange Agent and Information Agent. All deliveries and correspondence sent to the Exchange Agent and Information Agent should be addressed as follows:

Global Bondholder Services Corporation

By Facsimile (Eligible Institutions Only): (212) 430-3775 Attention: Corporate Actions	By Mail or Hand: 65 Broadway – Suite 404 New York, New York 10006 Attention: Corporate Actions

For Information or Confirmation by Telephone: Banks and Brokers Call Collect: (212) 430-3774 All Others Please Call Toll-Free: (855) 654-2014

If you deliver the letter of transmittal to an address other than any address indicated above or transmit instructions via facsimile other than to any facsimile number indicated above, then your delivery or transmission will not constitute a valid delivery of the letter of transmittal.

All other questions should be addressed to HSBC Securities (USA) Inc., Attention: Liability Management Group (Telephone: US: +1 (212) 525-5552 (Collect), US: +1 (888) HSBC-4LM (Toll Free), Europe: +44 (0)20 7992 6237).

LEGAL MATTERS

Certain legal matters relating to the Exchange Offers will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, London, England, our U.S. counsel and our English solicitors.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s assessment of internal control over financial reporting) incorporated in this registration statement by reference to the 2021 Form 20-F have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

HSBC Holdings plc

Offers to Exchange

$222,042,000 7.35% aggregate principal amount of Subordinated Notes Due 2032
$483,613,000 7.625% aggregate principal amount of Subordinated Notes Due 2032

$4,300,000 7.625% aggregate principal amount of Subordinated Notes Due 2032

$2,000,000,000 6.5% aggregate principal amount of Subordinated Notes Due 2036

$2,500,000,000 6.5% aggregate principal amount of Subordinated Notes Due 2037

$1,500,000,000 6.8% aggregate principal amount of Subordinated Notes Due 2038

PROSPECTUS

August 30, 2022